     AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1999

                                                             FILE NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                LIFEPOINT, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     2835                                    33-0539168
     (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                      (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NO.)

                         10400 TRADEMARK STREET RANCHO,
                              CUCAMONGA, CA 91730
                                 (909) 466-8047

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                             MS. LINDA H. MASTERSON
                                LIFEPOINT, INC.
                             10400 TRADEMARK STREET
                           RANCHO CUCAMONGA, CA 91730
                                 (909) 466-8047

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICES)
                            ------------------------

                                    COPY TO:

                             ROBERT W. BEREND, ESQ.
                              WACHTEL & MASYR, LLP
                              110 EAST 59TH STREET
                               NEW YORK, NY 10022
                                 (212) 909-9602
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
------------------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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---------------------------------------------------------------------------------------------------------------------------
                                               AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                 TO BE            OFFERING PRICE         AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED          PER UNIT(1)       OFFERING PRICE(1)   REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value, shares to
  be offered by Selling Stockholders...      13,539,452            $3.90625           $52,888,484            $16,027
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Rounded to the nearest dollar.
(3) The average of the closing high bid and low asked prices of the Common Stock as reported in the NASD OTC Bulletin Board on February 16, 1999 was taken as the offering price of the shares for the purpose of calculating the registration fee in accordance with Rule 457(d) under the Securities Act of 1933, as amended (the "Securities Act").
(4) An indeterminate number of shares of the Common Stock are being registered pursuant to Rule 416 under the Securities Act to cover any adjustment in the number of shares issuable as a result of the anti-dilution provisions of the Warrants and the Options.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               13,539,452 SHARES

                                LIFEPOINT, INC.

                                  COMMON STOCK

LifePoint, Inc. ("we" or the "Company") is in the late stages of developing its first product, a device using a person's saliva to test on-site, without having to take a sample to a laboratory, for the presence in his or her body of (1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol. We do not expect to begin marketing this product before the third quarter of 2000.

     The Company is not offering for sale any securities pursuant to this prospectus. Instead, most of the stockholders of the Company in the list beginning on page 52 of this prospectus will be selling an aggregate of 12,000,000 shares of our Common Stock when and if they convert their outstanding shares of our Series A 10% Cumulative Convertible Preferred Stock. In addition, the remaining selling stockholders named in that list will be selling an aggregate of 1,539,452 shares of our Common Stock when and if they exercise their Common Stock purchase warrants previously received from us.

     The selling stockholders will be selling, from time to time, pursuant to this prospectus, their shares at the prices quoted for the Common Stock in the over-the-counter market. Our Common Stock is currently reported on the NASD's OTC Bulletin Board under the symbol: LFPT. On February 16, 1999, the high bid and low asked prices as so reported were $4.00 and $3.8125, respectively, per share. The selling stockholders may also attempt to sell their shares in isolated transactions, at negotiated prices, with institutional or other investors. There will be no underwriter's discounts or commissions except for the charges if a selling stockholder sells through a broker-dealer. All net proceeds from a sale will go to the selling stockholder and none to the Company.

                           -------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 This Prospectus is dated                , 1999

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Summary.............................     3
Risk Factors........................     5
Use of Proceeds.....................    11
Business............................    11
Market for the Common Stock and
  Related Stockholder Matters.......    27
Management..........................    30
Security Ownership of Certain
  Beneficial Owners and
  Management........................    37
Description of Securities...........    40
Plan of Distribution................    47
The Selling Stockholders............    51
Legal Matters.......................    62
Experts.............................    62
Commission Position on
  Indemnification...................    62
Selected Financial Data.............    63
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................    65
Index to Financial Statements.......   F-1
Audited Financial Statements........   F-2
Unaudited Financial Statements......  F-19

                                    SUMMARY

Because this is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of shares of our Common Stock from a Selling Stockholder. You should read the entire prospectus carefully, including the risk factors and the financial statements, before you decide to purchase a share of our Common Stock.

KEY QUESTIONS AND ANSWERS.

1.  WHO ARE WE?

LifePoint, Inc. is a Delaware corporation, with its sole office at 10400 Trademark Street, Rancho Cucamonga, California 91730. The Company's telephone number is (909) 466-8047. You should make inquiries relating to this prospectus to Linda H. Masterson, our President and Chief Executive Officer, by writing her at the Company's address or by calling her at extension 223.

2.  WHAT BUSINESS ARE WE IN?

We are in the late stages of developing our first product, using technology licensed to us from the United States Navy and our own patented technology. Our device will use a person's saliva to test on-site, without having to take the sample to a laboratory, the presence in a person's body of (1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol.

3.  WHAT IS OUR RECORD OF REVENUES AND EARNINGS?

Because we have not offered for sale any product or services, we have had no revenues. Through December 31, 1998, we incurred losses of $13,786,545. Because we do not expect to begin marketing our first product described above before the third quarter of 2000 at the earliest, our operational losses will continue through that date, if not longer.

4.  DO WE NEED ANY GOVERNMENTAL APPROVALS TO BEGIN MARKETING?

For us to market our testing device to hospitals and other medical facilities in the United States, we must first obtain the approval of the United States Food and Drug Administration. We currently expect to submit our product to the FDA for approval not earlier than the third quarter of 2000. Based on current experiences of other companies, we expect to get such approval not earlier than 100 days later. However, we cannot assure you that the FDA will approve and, if such agency approves our product, as to when such approval will be given. Once our development work is completed and a manufacturing operation is in place -- which we expect to be not earlier than the third quarter of 2000 -- we can begin to market our product to law enforcement agencies, industrial safety sensitive companies and other non-medical users.

5.  WHAT SECURITIES ARE THE COMPANY OFFERING PURSUANT TO THIS PROSPECTUS?

We are not offering any securities pursuant to this prospectus. All sales pursuant to this prospectus will be by the Company's stockholders named in the list beginning on page 52 of this prospectus. Such persons will be referred to in this prospectus as the "Selling Stockholders." We, not pursuant to this prospectus, will offer to the Selling Stockholders the following shares of the Common Stock: (1) 12,000,000 shares upon the conversion of the Company's Series A 10% Cumulative Preferred Stock, and (2) 1,539,452 shares upon the exercise of certain Common Stock purchase warrants with expiration dates ranging between December 7, 2002 and January 20, 2004 and with exercise prices ranging between $.50 and $2.41 per share. Such warrants will be referred to in this prospectus as the "Selling Stockholders Warrants." For additional information as to these securities, see the sections "Series A Preferred Stock" and "Selling Stockholders Warrants" under the caption "Description of Securities" and "Plan of Distribution" in this prospectus.

6.  WHAT IS THE OFFERING PRICE PURSUANT TO THIS PROSPECTUS?

The Selling Stockholders have advised us that, after conversion of their shares of the Series A Preferred Stock or exercise of their Selling Stockholders Warrants, they will sell these shares of the Common Stock received upon any such conversion or exercise, from time to time, at the prices quoted for the Common Stock in the over-the-counter market. Our Common Stock is currently reported on the NASD's OTC Bulletin Board under the symbol: LFPT. On February 16, 1999, the high bid and low asked prices as so reported were $4.00 and $3.8125, respectively, per share. The Selling Stockholders have also advised us that they may sell their shares in isolated transactions, at negotiated prices, with institutional or other investors. There will be no underwriter's discounts or commissions, except for the charges if the Selling Stockholder sells through his, her or its broker-dealer. See "Plan of Distribution."

7. WILL THE COMPANY RECEIVE ANY PROCEEDS AS A RESULT OF SALES OF SHARES PURSUANT TO THIS PROSPECTUS?

We will not receive any proceeds from the sales of shares of the Common Stock by the Selling Stockholders pursuant to this prospectus. We will, however, receive $2,077,642 if all of the Selling Stockholders' Warrants are exercised.

                                  RISK FACTORS

Before you invest in our Common Stock by purchasing shares from a Selling Stockholder named in this prospectus (see the list beginning on page 52 of this prospectus), you should be aware that there are various risks, including those described below. You should consider carefully these risk factors, together with all of the other information included in this prospectus, before you decide to purchase shares of our Common Stock.

Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

THE FOLLOWING RISK FACTORS RELATE TO OUR OPERATIONS:

WE HAVE HAD A HISTORY OF OPERATIONAL LOSSES AND EXPECT OUR LOSSES TO CONTINUE.

From the date we incorporated on October 8, 1992 through December 31, 1998, we incurred net losses of $13,786,545. These losses are due to the fact we have had no product or service to offer for sale or rental and, as a result, have incurred only expenses without generating any revenues. We are still developing our first marketable product, a device using a person's saliva to test on-site for the presence in his or her body of (1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol. Through December 31, 1998, we incurred $6,537,218 in expenses for research and development of this product and $7,249,327 for other costs and expenses.

We anticipate completing the development of a working prototype of the testing device not earlier than the first quarter of 2000. Assuming we receive the necessary financing (see the next section under this caption "Risk Factors"), we anticipate completing the development of the product and having a manufacturing operation in place not earlier than the third quarter of 2000. We would then begin to market our product to law enforcement agencies, industrial safety sensitive companies and other non-medical users because there is no governmental approval required as a prerequisite for us to market to them. However, for us to market our product in the United States to hospitals and other medical facilities, we must first obtain approval by the Food and Drug Administration (the "FDA") of the product. We currently expect to obtain FDA approval not earlier than the fourth quarter of 2000. Many potential non-medical users of our product may want to wait until we have obtained FDA approval before they use the testing device, even though there is no such legal requirement for us to sell the product to them. Such a delay would further defer our receipt of revenues.

We are unable to assure you that we shall meet the schedule described in the preceding paragraph. Even if we do, we cannot expect to produce product revenues until the third quarter of 2000 at the earliest. In the interim period, we expect to have income from other sources such as research grants and partnering agreements. We, therefore, expect that our losses will continue until at least the third quarter of 2000, if not longer. We cannot be certain when our expected revenues will exceed expenses. See "Business -- Seeking a Product -- Preliminary Background" and "Financial Statements."

WE HAVE A NEED FOR ADDITIONAL FINANCING.

We estimated that we would require approximately $13,000,000 to bring the drugs of abuse/alcohol testing product to market. We have raised $6,000,000 in a just completed private placement. We believe that this amount will permit us to complete the working prototype of the product. However, we cannot assure you that the additional funding will be readily available to us even if we complete the prototype within budget. Also our estimate as to the required funds may be too low. An external consultant in June 1997 estimated that we would require $18,400,000 to complete the project compared to our forecast of $16,000,000. In addition, any delays in our program may also increase our costs.

Based on our discussions with various persons, we believe that, if we develop the working prototype, we may persuade an investment banking firm to do a public offering of our securities to raise the balance of funding we require. However, we do not know whether the stock market will be receptive at that time -- estimated to be the first quarter of 2000 -- to a public offering by us.

We also believe that development of the working prototype will facilitate the efforts of Burrill & Company, a consulting firm whose services we have engaged, to obtain a large pharmaceutical or medical diagnostic company to fund the project through a strategic alliance with us. We are excited about the possibilities for growth of our product. However, we cannot be certain that a large pharmaceutical or medical diagnostic company will also be so impressed as to enter into a strategic alliance with us or, even if they do so, when this will occur. Burrill & Company believes that it will take at least five months from now to secure a strategic partner. Some potential strategic partners may want to wait until we actually have the working prototype.

We have applied for three small business research grants from the National Institute of Health, in conjunction with Cedars Sinai Medical Center. If we receive all three grants, the Company may receive up to $3,000,000 in additional funding. However, we cannot assure you that we will receive any of the grants.

We have consummated three private placements pursuant to Regulation D under the Securities Act since December 1997. Accordingly, we can always attempt to use this financing method to raise the balance of the approximately $7,000,000 we need to complete the development project. Again, we cannot assure you that investors will be receptive to making an investment, particularly in our Company, at that time because of the then stock market conditions.

In addition to adverse conditions in the stock market that may adversely impact our efforts to obtain public and private financing, as described above, competitive conditions in our industry may also influence adversely prospective sources of financing. See the section "Competition" under this caption "Risk Factors."

If all of the Common Stock purchase warrants (including the Selling Stockholders Warrants) and stock options which were outstanding as of January 29, 1999 were subsequently exercised, we would realize $3,304,871 in gross proceeds. However, we cannot assure you as to when and if these warrants and options will be exercised by the respective holder, so we cannot rely on these exercises as a source of financing. See "Description of Securities -- Warrants" and "Management -- Option/SAR Grants."

We recognize that without additional financing we cannot bring our product to market. Without such product we cannot produce revenues. In such an event, your investment in our Common Stock may become a complete loss. See "Business -- Need for Financing."

WE WILL FACE MAJOR COMPETITION.

If our product to test for drugs of abuse and alcohol is successfully developed, we will compete with many companies of varying size that already exist or may be founded in the future. The current tests available either use urine samples as a specimen to test for drugs of abuse or use breath or saliva to test for alcohol. We are not aware of any products that can currently perform an on-site test for drugs in blood or saliva. We recognize that such a product or products may be developed in the future.

With respect to testing for the presence of alcohol, we will compete with Intoxmeter, Inc., LifeLock, Inc. and other small manufacturers.

With respect to testing for the presence of drugs of abuse in saliva, we may face as competitors at least eight major pharmaceutical companies which currently use urine as the specimen for testing. Almost all of these prospective competitors have substantially greater financial resources than we do to develop and market their products. Their names and their testing products are listed under "Business -- Competition."

We believe that our saliva sample testing product will be unique because, to our knowledge, no company is currently offering an on-site substance abuse detection method using saliva as a specimen. In addition, we are not aware of any products that can deliver an immediate "blood equivalent" drug test that indicates current impairment in a person from drugs. However, we have been told that two or more companies may be developing a saliva-based testing device to test for drugs, although the technology they are using is very different from that of the Company. Accordingly, by the time we first offer our product for sale, there may already be competition to our product also using saliva as a specimen for testing. This competition would be in addition to that of the companies already using urine as the specimen for testing. In addition, because of the extensive time frame it will take for us to bring our product to market, our competition may have developed name recognition among customers that will handicap our future marketing efforts.

OUR INDUSTRY IS SUBJECT TO TECHNOLOGICAL CHANGES.

The substance abuse testing industry is a technologically sensitive industry. Companies are constantly developing new methods and making changes to current methods for substance abuse detection in order to remain competitive. When our product is launched, we shall compete with larger companies such as those named under "Business -- Competition." Many of such companies have substantially greater resources to invest in the research and development of their products than we do. Such competitors may develop products in the future that make our products obsolete or non-competitive from a pricing point of view. For us to remain competitive, we may require substantial financial resources for personnel and other costs to conduct research and update our products to reflect the technological advances. However, we may not be able to obtain such financial resources when we require the same or, if we do obtain the financing, the terms thereof may adversely affect our results of operations.

OUR EFFORTS TO LEGALLY PROTECT OUR PRODUCT MAY NOT BE SUCCESSFUL.

We will be dependent on our patents and trade secret law to legally protect the uniqueness of our testing product. However, legal action against those companies which we believe may have improperly used our technology may result in long and costly litigation, thereby increasing our costs of operations and thus adversely affecting our results of operations. In addition, should it be successfully claimed that we have infringed on the technology of another company, we may have to pay such company a royalty or licensing fee. Such a result would also add to our costs of operations and thereby adversely affect our results of operations. See "Business -- Patents and Technology."

OUR LEASE EXPIRES ON MARCH 31, 2000.

Pursuant to its terms our lease for our current facilities expires March 31, 2000. Assuming we have met our internal schedule for product development, such termination will occur at a time when development of the working prototype to test for drugs of abuse and alcohol has been completed and we are finalizing development of the product for submission to the FDA and the launching of marketing into the non-medical markets. The landlord's refusal to renew the lease at that time could disrupt our product development schedule and add to our costs by requiring us to move to another location. Such a move would, accordingly, adversely affect our results of operations. In addition, we will require additional space when manufacturing commences. Currently an unaffiliated party is occupying the adjoining space and, unless such tenant vacates the premises, we will have to look elsewhere for this additional space. We will seek to extend our lease; however, there can be no assurance that our landlord will be receptive to a renewal on acceptable terms. See "Business -- Properties."

THE FOLLOWING RISK FACTORS RELATE TO OUR COMMON STOCK:

OUR STOCKHOLDERS MAY FACE LIQUIDITY PROBLEMS WHEN THEY SEEK TO SELL THEIR
SHARES.

We currently do not meet the requirements to list our Common Stock on a national securities exchange or on the Nasdaq SmallCap Market. Accordingly, trading in our Common Stock is conducted in the over-the-counter market and reported on the NASD's OTC Bulletin Board. Consequently, selling our shares may be more difficult because smaller quantities of shares may be bought and sold, transactions may be delayed and security analysts' and news media's coverage of our Company may be reduced. These factors could result in lower prices and larger spreads in the bid and asked prices for our shares.

In addition, because the bid price of our Common Stock is below $5.00 per share, the shares became subject to Rule 15g-9 and the other penny stock regulations under the Securities Exchange Act of 1934, as amended (the Exchange Act"). Rule 15g-9 imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the prospective purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, the Rule and the other "penny stock" regulations may adversely affect the ability of broker-dealers to sell our shares and may adversely affect the ability of holders to sell their shares of the Common Stock in the secondary market. See "Market for the Common Stock and Related Stockholder Matters -- Penny Stock Rules."

We intend, when appropriate, to seek a listing of the Common Stock on a national securities exchange or the Nasdaq SmallCap Market, which listing would exempt us from the penny stock regulations described in the preceding paragraph. However, we cannot assure you as to when and if any such listing will occur.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT MARKET PRICE OF THE COMMON STOCK.

Of the 11,818,403 shares of the Common Stock outstanding as of January 29, 1999, we had previously registered under the Securities Act of 1933, as amended (the "Securities Act"), 1,918,097 of those shares. Accordingly, a holder of any of such shares may sell his, her or its shares without any requirement that the holder deliver to his, her or its purchaser a prospectus naming the holder as a selling stockholder, unless the holder is an affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act. Even the holder who is an affiliate may sell his, her or its shares as permitted by Rule 144 without delivery of such a prospectus.

In addition, as of January 29, 1999, an additional 8,775,306 shares were restricted securities as defined in Rule 144(a)(3) under the Securities Act. A holder of any of such shares may sell them pursuant to the exemption from registration of Rule 144. Furthermore, 1,125,000 shares were also restricted securities as of January 20, 1999 and may be sold pursuant to Rule 144 on various dates thereafter (1,000,000 shares on and after July 24, 1999, 25,000 shares on and after August 27, 1999 and 100,000 shares on and after August 31,
1999).

In summary, all 11,818,403 shares of the Common Stock outstanding as of January 29, 1999 are, or will become in the summer of 1999, saleable without the necessity of the Company filing a registration statement under the Securities Act naming the holders as selling stockholders.

As of January 29, 1999, we had reserved 1,958,803 shares of the Common Stock for the exercise of stock options (the "Options") granted or to be granted pursuant to the LifePoint, Inc. 1997 Stock Option Plan (the "Stock Option Plan"). For further information as to the Options already granted and when Options became or will become exercisable under the Stock Option Plan, see
"Management -- Option/SAR Grants." All of the shares issuable upon the exercises of the Options have been registered under the Securities Act. Accordingly, unless the optionee is an affiliate of the Company as defined in Rule 144(a)(i) under the Securities Act, he or she may, after exercise of an Option, resell the shares received upon exercise without the use of a reoffer prospectus.

In addition, as of January 29, 1999, the Company had reserved an aggregate of 1,560,289 shares for the exercise of outstanding Common Stock purchase warrants (the "Warrants"), other than the Selling Stockholders Warrants. The Warrants expire on various dates ranging from October 26, 2002 to January 7, 2003 and have an exercise price of $.50 per share, except for one Warrant to purchase 100,000 shares which has an exercise price of $1.00 per share. The shares of the Common Stock issuable upon exercises of the Warrants have not been registered under the Securities Act. Accordingly, these shares will be restricted securities as defined in Rule 144(a)(3) under the Securities Act after issuance. The holder (including an affiliate of the Company) may, one year after the exercise of the Warrant, resell his, her or its shares received upon such exercise pursuant to the exemption from registration of Rule 144 under the Securities Act.

We are unable to predict the effect that sales of our shares of the Common Stock made under Rule 144 and the delayed sales of shares subject to the Options and the Warrants may have on the then prevailing market price of our shares. It is likely that market sales of large amounts of these shares of the Common Stock and/or the 13,539,452 shares offered by this prospectus (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of the Common Stock. See "Description of Securities -- Shares Eligible for Future Sale."

CONTROL OF THE COMPANY CURRENTLY RESTS WITH FOUR PERSONS.

As of January 29, 1999, three of the four directors and a person related to two of them owned in the aggregate 6,475,306 shares of the Common Stock. As a result, they have 6,475,306 votes of the 12,418,403 votes currently eligible to elect the directors of the Company or 52.1% of such votes. A plurality of the shares voting is necessary to elect a director of the Company. Accordingly, by these four persons voting together they could elect all of the directors and the holders of the remaining shares (5,343,097 shares of the Common Stock and 600,000 shares of the Series A Preferred Stock) would not be able to elect a single director. This voting control will terminate when at least an additional 266,105 shares of the Common Stock held by other than any of these four persons are outstanding, assuming that they still hold their shares. The new shares may become outstanding as a result of conversions of the shares of the Series A Preferred Stock, exercises of the Options, the Warrants or the Selling Stockholders Warrants or sales of additional shares of the Common Stock in a new financing. See "Description of Securities -- Non-Cumulative Voting."

WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

We intend to retain future earnings, if any, to fund operations and expansion of our business. In addition, our expected continuing operational losses and the outstanding shares of the Series A Preferred Stock (and any other series of the Preferred Stock that may hereafter be issued) will limit legally our ability to pay dividends on the Common Stock. Accordingly, we do not anticipate paying cash dividends on shares of our Common Stock in the foreseeable future. See "Description of Securities -- Dividends."

                                USE OF PROCEEDS

The Company will not receive any proceeds upon the conversions of the shares of the Series A Preferred Stock into shares of the Common Stock or upon the subsequent sales by Selling Stockholders of the shares of the Common Stock issued to them upon such conversions. If the Selling Stockholders Warrants are exercised in their entirety, the Company will receive $2,077,642 upon such exercises. However, the Company will not receive any of the proceeds from the subsequent sales by the holders of the underlying shares of the Common Stock received upon exercise of the Selling Stockholder Warrants.

                                    BUSINESS

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995

With the exception of historical information, the matters discussed in this prospectus include certain forward-looking statements that involve risks and uncertainties. Among the risks and uncertainties to which the Company is subject are the risks that:

     - it will not obtain the substantial financing necessary to complete the development of its products and, accordingly, not develop any revenue source;

     - it will not secure the additional personnel required first to complete the development program and, if that is successful, later to implement the manufacturing process, especially in its current location;

     - it will not complete the product development program on a timely or successful basis and the costs will be higher than projected;

     - during the period before the third quarter of 2000 when the Company's management currently believes that its saliva based drugs of abuse and alcohol testing product will be submitted for United States governmental approval, competitors with greater financial resources will have produced and offered for sale a saliva based competitive product; and

     - because of the delays, the potential market for the Company's products will not be as large as currently anticipated.

As a result, the actual results realized by the Company could differ materially from the statements made herein. Stockholders of the Company are cautioned not to place undue reliance on forward-looking statements made in this prospectus. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward Looking Statements."

AVAILABLE INFORMATION

The Company files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth

Street, N.W., Washington, D.C., 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission at the following Web site address: http://www.sec.gov.

Copies of the Company's reports, proxy and information statements and other information filed with the Commission can be obtained from the Company by writing Assistant Secretary Anne Craven at LifePoint, Inc., 10400 Trademark Street, Rancho Cucamonga, CA 91730 or by calling her at (909) 466-8047, extension 222. They can also be obtained by contacting the Company on its Web site: www.lifepoint.com.

HISTORY OF THE COMPANY

The Company was incorporated on October 8, 1992 under the laws of the State of Delaware, under the name "U.S. Drug Testing Inc.," as a wholly owned subsidiary of Substance Abuse Technologies, Inc. ("SAT"). The Company's name was changed to "LifePoint, Inc." on February 25, 1998. When the Company was incorporated, the Common Stock, $.01 par value (the "SAT Common Stock"), of SAT was traded on the American Stock Exchange.

Effective as of January 1, 1993, SAT sublicensed or transferred to the Company certain rights or assets to develop drug testing products in exchange for 3,500,000 shares of the Company's Common Stock, $.001 per value (the "Common Stock"). In October and November 1993, the Company had a public offering of the Common Stock in which an aggregate of 1,721,900 shares was sold. As of September 30, 1997, SAT owned 5,575,306 shares of the Common Stock or 76.4% of the 7,297,206 shares of the Common Stock then outstanding. From its inception until October 31, 1997, the Company was a subsidiary of SAT or otherwise under its control.

SAT ceased providing advances to the Company in August 1997 as a result of SAT's inability to secure financing for its own programs. On September 10, 1997, SAT filed a petition under Chapter 11 of the Federal Bankruptcy Code. The Company temporarily suspended its product development activities on September 19, 1997, but did not file for bankruptcy.

On October 29, 1997, SAT sold the controlling stockholder interest in the Company to Meadow Lane Partners, LLC ("Meadow Lane"), then an unaffiliated party, for $250,000. The Company then resumed its product development efforts. On October 31, 1997, two directors of the Company who were directors of SAT (and one of whom was SAT's Chief Executive Officer) resigned. On November 4, 1997, Linda H. Masterson, the President and Chief Executive Officer of the Company, resigned as a director of SAT, thereby terminating SAT's last relationship with the Company. For additional information as to certain of the prior relationships between the Company and SAT, its former parent, see the sections "Material Contracts -- Management Agreement," "Certain Relationships with SAT," "Loans from SAT to the Company" and "Transfer of Assets from SAT to the Company" under this caption "Business."

SEEKING A PRODUCT-PRELIMINARY BACKGROUND

The Company has not produced any revenues through December 31, 1998 because its products are still in the developmental stage. The Company is developing proprietary systems that will test for substance abuse, specifically the following five commonly used drugs of abuse: cocaine, opiates (heroin, morphine and codeine), phencyclidine hydrochloride (PCP), amphetamines (including methamphetamines), and tetrahydrocannabinol

(THC, marijuana) (collectively the "Drugs of Abuse"). As indicated below, the Company's first efforts were to develop a device to test for the Drugs of Abuse using urine as the test specimen. However, based on its review of the potential market in 1995, the Company decided to develop a saliva specimen testing product first. In late 1996, it expanded the development program to also test for the presence of alcohol.

In January 1992, the United States Navy (the ("USN") and SAT signed a ten-year license agreement (the License Agreement") covering the exclusive use by SAT of the USN's technology for the five Drugs of Abuse and any other drugs that might be added to the National Institute of Drug Abuse ("NIDA") list of drugs of abuse. By an amendment dated March 15, 1994, the scope of the License Agreement was broadened to permit SAT to use the technology for testing for methadone, benzodiazapines, barbiturates, propoxyphene, tricyclic antidepressants and anabolic steroids. Except as set forth in the two preceding sentences, SAT under the License Agreement could not use the USN technology to test for other substances.

By an amendment dated June 16, 1995, the term of the exclusive right under the License Agreement was extended to terminate ten years from June 27, 1995. In addition, SAT was granted a nonexclusive right to use the technology thereafter for the balance of the patent term, unless the License Agreement was terminated sooner because of SAT's default. By letter dated May 15, 1995, the USN notified SAT that, because the expiration date of the USN patent had been extended to February 23, 2010 under the GATT/WTO treaty, the expiration date of the License Agreement was extended to February 23, 2010.

The Company's line of products under development was initially based on its sublicense dated September 23, 1993 (the "Sublicense") from SAT for Drugs of Abuse detection utilizing the USN patent for flow immunosensor technology. However, with the sale of the SAT majority stockholder interest in the Company (see the section "History of the Company" under this caption "Business"), the license agreement with the USN was transferred directly to the Company from SAT and the Sublicense between SAT and the Company was canceled. On March 3, 1998, the notification period in the Federal Register was completed.

The USN has agreed in principle to expand the license to a worldwide, exclusive license for human diagnostic testing on saliva. The Company and the USN are currently negotiating the terms of such expanded license. The Company is further developing the USN-developed technology for application in its own proprietary test system. See the sections "Material Contracts" and "Patents and Technology" under this caption "Business."

Until the saliva based test system is submitted to the FDA and/or marketing has commenced, no revenues from product sales are likely to be produced. The Company conducted an internal feasibility study on the product that was completed in November 1996. Based on the results of the feasibility study, the Company proceeded to the next stage of development. Assuming subsequent success in the remainder of the development program, the Company currently expects to submit its five-panel screening assay to the FDA, and to begin selling to non-medical markets, in the third quarter of 2000 at the earliest, and to begin selling to non-medical markets after obtaining FDA approval. However, there can be no assurance that such submission will occur by such date or that the product will be successfully developed.

SAT commissioned an unaffiliated consulting firm in June 1997 to review the product. The consultant confirmed management's belief that the contemplated product could be developed and that, once developed, there was a significant market for such a product, especially with the added alcohol testing capability. However, the consultant estimated that it may take several months longer and a higher cost than had been estimated by management to bring the product to market. See the section "Need for Financing" under this caption "Business."

Once the product is submitted to the FDA, the Company will be able to market it in the United States for non-medical purposes, such as law enforcement agencies' testing and safety sensitive testing by industrial companies, and in Europe where no FDA clearance is required. The Company will be able to commence marketing of the product in medical markets when FDA clearance is obtained. The Company anticipates such clearance to occur approximately 100 days (based on the current experience of other companies at the FDA) after submission if such approval is obtained. There can be no assurance as to when the Company will submit such assay to the FDA, if at all, as to when the FDA will give its clearance and as to when marketing in either medical or non-medical markets will commence. Management recognizes that, although FDA clearance is not required for use of drug testing for non-medical purposes, such as law enforcement agencies' testing and industrial safety sensitive testing, FDA clearance of the product will assist the Company's marketing in the United States to such customers. A definitive marketing plan has not been finalized or implemented. See the sections "Governmental Regulation" and "Marketing and Distribution" under this caption "Business."

Management anticipates that the Company's saliva based drugs of abuse and alcohol test will be evidentiary in the law enforcement market. In addition, management expects that the Company's tests will be performed on a non-evidentiary basis in the industrial marketplace. If a drug of abuse is detected in the screening test, the sample may need to be forwarded to a laboratory, where an expensive confirmatory analysis will be performed. Usually gas chromatography/mass spectrometry ("GC/MS") is employed for the evidentiary test. The Company's marketing analysis has indicated a greater market potential for a saliva sample portable testing instrument for drugs of abuse by law enforcement agencies, occupational health clinics, hospitals and other medical facilities than a urine sample instrument. However, the use of this product in other potential markets that are testing for transportation "lifestyle," such as pre-employment testing, may be limited with the initial product.

Currently, to the Company's knowledge, no competitor is currently offering a saliva sample testing product on an "on site" basis. However, management has been advised that two or more companies may have such product under development, although the technology they are using is very different from that of the Company. There can be no assurance that a competitor will not begin to offer such a product in the future, whether before or after the Company completes its research and development. See the section "Competition" under this caption "Business." There also can be no assurance that the Company's product will be developed for use in the manner contemplated in this section.

NEED FOR FINANCING

As indicated in the section "History of the Company" under this caption "Business," the Company temporarily suspended its product development activities on September 19, 1997 because of SAT's cessation in August 1997 of providing financing to the Company and SAT's subsequent filing for bankruptcy protection on September 10, 1997. The Company was able to resume such activities on October 27, 1997 as a result of a loan by Meadow Lane that was repaid from the proceeds from the private placement conducted by the

Company pursuant to Regulation D under the Securities Act described in the succeeding paragraph.

On November 21, 1997, the Company closed as to the sale of 1,690,000 shares of the Common Stock. On December 10, 1997, the Company closed as to the sale of an additional 1,510,000 shares of the Common Stock. The aggregate of 3,200,000 shares was sold at $.50 per share and the Company realized $1,600,000 in gross proceeds. There were no underwriting discounts or commissions allowed or paid pursuant to the private placement. A finder's fee of $160,000 was paid to Jonathan J. Pallin who was a member of Meadow Lane and who, on October 31, 1997, was elected as the Chairman of the Board and a director of the Company.

On July 23, 1998, the Company closed as to the sale of 1,000,000 shares of the Common Stock. On August 26, 1998, the Company sold an additional 25,000 shares of the Common Stock. An aggregate of 1,025,000 shares of the Common Stock was, accordingly, sold pursuant to this second private placement pursuant to Regulation D under the Securities Act. This offering of a minimum of 1,000,000 and a maximum of 5,000,000 shares of the Common Stock expired by its terms on October 14, 1998 without any additional shares being sold. The aggregate of 1,025,000 shares was sold at $1.00 per share and the Company realized $1,025,000 in gross proceeds. There were no underwriting discounts or commissions paid related to the private placement. However, a Selling Stockholders Warrant expiring December 13, 2003 to purchase 50,000 shares of the Common Stock at $1.08 was granted to Ira Jay Mitchell for his assistance in completing $500,000 of this offering.

The Company has applied for three small business grants from the National Institute of Health, in conjunction with Cedars Sinai Medial Center. If the Company was to receive all three grants, the Company may receive up to $3,000,000 in additional funding. However, there can be no assurance that the Company will receive any of these grants.

On January 21, 1999, the Company closed as to the sale of 600,000 shares of the Company's Series A 10% Cumulative Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), pursuant to a third private placement pursuant to Regulation D under the Securities Act. The aggregate of 600,000 shares was sold at $10.00 per share and the Company realized $6,000,000 in gross proceeds. Finders' fees were paid to various consultants and bankers for their assistance in helping the Company to complete this private placement. For their assistance in completing this private placement, finders' fees were paid as follows:

                                                                SELLING STOCKHOLDERS
NAME OF FINDER                                      CASH FEE        WARRANTS(1)
--------------                                      --------    --------------------
Alan Stone & Company..............................  $  2,500                0
Ambient Capital Group, Inc........................         0           10,000
Corporate Capital Management, L.L.C. .............    10,000           14,000
Charles Dargan....................................    20,000           56,000
Global Capital Corporation........................    13,951           42,275
The Gramercy Partnership, L.L.C. .................    72,169          144,338
The Kriegsman Group...............................    15,000           40,000
Libra Finance S.A. ...............................    13,951           42,275
Ira Jay Mitchell..................................         0           50,000
Online Capital GmbH...............................    24,056           48,112
Jonathan J. Pallin................................   420,451                0
                                                    --------          -------
          Total...................................  $592,078          447,000

-------------------------

(1) All of these Selling Stockholders Warrants expire on January 20, 2004 and have an exercise price of $2.41 per share.

Management believes that, with the net proceeds from the private placement described in the preceding paragraph, the Company has sufficient funds to complete the working prototype for the testing product for drugs of abuse and alcohol and that the prototype will be completed not earlier than the first quarter of 2000. There can be no assurance that management's estimate as to costs and timing will be correct. Any delays may further increase the Company's costs of development.

The latest estimate which management has is that completion of the development and launching of a saliva based drugs of abuse and alcohol testing product after the prototype will require an additional cost of approximately $7,000,000 beyond the $6,000,000 recently completed funding and that the product will not be launched earlier than the third quarter of 2000. This contrasts with SAT's June 1997 publicly announced incremental costs for the Company of $16,000,000 to $18,000,000 (including the costs to develop the prototype) and a launch date of the first quarter of 1999 at the earliest.

Since October 1997, management had been pursuing parallel paths for financing: venture capital, strategic partnering, a public offering and/or a private placement for all or part of the required funding.

Management had initially believed that one likely source for the additional funding would have been an investment by a venture capital investor or investors. Any such investment would have been likely to dilute substantially the stock interest of the current stockholders. In addition, to make the investment more attractive to potential venture capital investors, the Company may have had to transfer its operations to a private subsidiary in which such investor or investors could have invested. This is because venture capital investors generally prefer the vehicle of an initial public offering as their "out" strategy rather than invest in an already public company. Management does not currently believe that an investment in the Company by a venture capital investor to be a likely source of funding at this time.

Management has also been exploring the possibility of obtaining a strategic partner for the Company. To this end, the Company has an agreement with Burrill & Company ("Burrill"), a San Francisco-based merchant bank focused exclusively on servicing life science companies. Burrill assists its portfolio companies in maximizing their value through various strategic partnering relationships. Burrill was founded by G. Stephen Burrill, an internationally recognized financial, business, and management advisor to the life sciences industry. The team is augmented by the Burrill's Business Advisory Board which includes a group of former chief executives of major pharmaceutical, medical, and diagnostic companies. Burrill has been engaged to introduce the Company to potential partners with an on-going interest in saliva-based diagnostics or point-of-care diagnostics and which might be otherwise interested in partnering with or acquiring the Company.

As compensation for its services Burrill received a Selling Stockholders Warrant expiring November 30, 2003 to purchase 250,000 shares of the Common Stock at $1.15 per share (see "Description of Securities-Warrants"). Burrill is also paid a monthly retainer of $10,000 per month during the one-year term of the agreement, which term is terminable by either party on 60 days' notice to the other party. If a strategic partner is obtained, Burrill is entitled to a "success fee" varying by percentage of the value of the strategic alliance, which is payable 20% in cash or in "freely tradeable" shares of the Common Stock and the balance in the "currency of the transaction." Burrill is also entitled to an additional Common Stock purchase warrant to purchase 250,000 shares of the Common Stock at a specified exercise price.

Burrill has advised the Company that the process to ascertain and close with a strategic partner may take five months or more. In addition, management believes that a potential marketing partner could be obtained on more acceptable terms when there is a working prototype for the instrument and the disposables and certain preliminary clinical data are obtained. Management currently anticipates that the prototype will be completed by the first quarter of 2000 at the earliest.

Management has also pursued the possibility of an underwritten public offering and has received expressions of interest from several well-known small national and large regional firms. These firms have suggested, however, that the Company wait to conduct such an offering until the working prototype is completed (the first quarter of 2000 at the earliest). There can be no assurance that stock market conditions would be receptive to a public offering by the Company at that time. In addition, competitive conditions in the substance abuse testing industry at that time may make the Company less attractive to potential public investors. See the section "Competition" under this caption "Business."

Having successfully consummated three private placements pursuant to Regulation D under the Securities Act since December 1997, the Company may seek to raise the additional necessary financing through this method. As with a public offering, there can be no assurance that potential investors would be receptive to a private placement by the Company at that time, either because of general stock market conditions or conditions generally in the substance abuse testing industry.

There can be no assurance that the Company will be successful in securing additional financing, whether through a strategic partner, a public offering or a private placement.

If all of the Warrants and the Selling Stockholders Warrants to purchase an aggregate of 3,099,741 shares of the Common Stock which were outstanding on January 29, 1999 were subsequently exercised, the Company would realize $2,907,787 in gross proceeds. If all of the Options to purchase an aggregate of 794,167 shares outstanding on January 29, 1999 were subsequently exercised, the Company would realize $397,084 in gross proceeds. However, there can be no certainty as to when and if any of these securities may be exercised, especially as to the Options and a Selling Stockholders Warrant which were not all currently exercisable as of January 29, 1999. Accordingly, management believes that the Company cannot rely on these exercises as a source of financing.

DRUG TESTING PRODUCTS

(1) URINE SAMPLE TESTING. The Company's original product was a Drugs of Abuse test system, consisting of an instrument and a reusable column that would test for any or all of five Drugs of Abuse. The life of each column was expected to be between 50 and 75 tests. Testing on a urine sample took approximately 20 minutes per drug selected. FDA clearance was obtained for the five tests for Drugs of Abuse and the instrument. However, because additional development work was required before this product could be marketed, work on this product has been abandoned. As indicated in the section "Seeking a Product-Preliminary Background" under this caption "Business," the Company is focusing its efforts on the development of the saliva sample testing product described below.

(2) SALIVA SAMPLE TESTING. Research is being conducted by the Company, using the flow immunosensor technology, to test for drugs of abuse and alcohol from saliva samples and for submission to the FDA for approval to use saliva as a testing specimen. This research utilizes much of the development work done for the Company's urine Drugs of Abuse testing system. See the section "Government Regulation" under this caption "Business" for information as to obtaining FDA clearance. Management anticipates that the earliest that the saliva testing system and drugs assays for all five Drugs of Abuse and alcohol will be ready for submission to the FDA is in the third quarter of 2000. There can be no assurance that the Company will meet such timetable.

     (a) IMMUNOSENSOR ANALYZER. The Company anticipates manufacturing a small portable device in conjunction with the flow immunosensor technology. When used with the drug assays described below, the Company expects that this unit will provide portable, flexible and non-invasive detection capability when used with saliva samples. The Company expect that the assay time will be under five minutes per sample. There can be, however, no assurance that the Company will be able to complete the development and then market this product.

     (b) DRUG ASSAYS FOR IMMUNOSENSOR ANALYZER. The Company intends to develop disposable assay cartridges for use with its desktop model using saliva samples. After the sample has been collected, it will be automatically transferred to an assay cartridge containing up to ten target analytes (drugs of abuse and alcohol) in one panel, read by the instrument, and the results printed. The disposable cartridge will be thrown away after use, with the waste self-contained. Assay time is expected to be less than five minutes per sample. The Company plans to continue its research and development efforts for the drug assays concurrently with the instrument. There can be no assurance that the Company will be able to complete the development and then market the assay cartridges.

MANUFACTURING

Whenever the Company commences manufacturing, the Company will be required in the United States to follow current Good Manufacturing Practices ("GMP") as prescribed by the FDA. See the section "Government Regulation" under this caption "Business." There can be no assurance that the Company will be able to bring its plant into compliance and/or cause its prospective third party manufacturers to comply with GMP. The Company's future dependence on third parties for the manufacture and supply of product components could have a material adverse effect on the Company's profit margins and its ability to deliver its products on a timely and competitive basis.

MARKETING AND DISTRIBUTION

Although the Company had engaged the services of a consultant to undertake a marketing survey in 1995, because of the delays in the development of its products due to the decision to have a test using a saliva sample, a definitive marketing program has not been finalized or implemented. The Company will be looking to employ a Vice President, Marketing to begin developing such a program and to advise on the research and development program. The Company had engaged such an officer in January 1997. However, because of SAT's failure to fund (see the section "History of the Company" under this caption "Business"), her services were terminated by the Company as an employee. She continues to furnish services as a consultant on a project by project basis.

GOVERNMENT REGULATION

The Company's proposed medical screening and diagnostic products will be subject to significant government regulation in the United States and other countries. In order to conduct clinical tests, manufacture and market products for human diagnostic use, the Company must comply with mandatory procedures and safety standards established by the FDA and comparable foreign regulatory agencies. Typically, such standards require that products be approved by the FDA, or by comparable foreign regulatory agencies, as appropriate, as safe and as effective for their intended use prior to being marketed.

The FDA regulates the introduction, manufacturing, labeling, record-keeping, and advertising for all medical devices in the United States. There are two principal methods by which FDA clearance may be obtained to market in the United States medical device products such as the Company's proposed screening and diagnostic test kits. One method is to seek FDA clearance through a pre-market notification filing under Section 510(k) ("510(k)") of the Food, Drug and Cosmetics Act. Applicants under the 510(k) procedure must prove that the device for which approval is sought is "substantially equivalent" to devices on the market prior to the Medical Device Amendments of 1976 or devices approved thereafter pursuant to the 510(k) procedure. In some cases, data from clinical studies must be included in the 510(k) application. The review period for a 510(k) application was supposed to be 90 days from the date of filing the application. However, the FDA has recently been taking significantly longer in approving other companies' products. Management believes that approximately 100 days has lately been the time period for approval.

If the 510(k) procedure is not available, then pre-market approval (the "PMA") must be obtained from the FDA. Under the PMA procedure, the applicant must obtain an Investigational Device Exemption (the "IDE") before beginning the substantial clinical testing which is required to determine the safety, efficacy and potential hazards of the product. Safety and efficacy must be established through extensive clinical studies, which are conducted after the FDA's acceptance of the IDE application. On completion of all of the requirements for the IDE and once the results are evaluated, a PMA application is submitted to the FDA. The review period under a PMA application is generally 180 days from the date of filing. However, the application is not automatically deemed cleared if not rejected during that period. The FDA may grant marketing clearance, request additional data about the product's safety and efficacy or deny the application if it determines that the product does not meet the regulatory approval criteria. In addition, the preparation of a PMA application is significantly more complex and time consuming than the 510(k) procedure. Also the FDA's review of a PMA is more extensive than that required for a 510(k) application. Based on its discussions with the FDA, management believes that the 510(k) procedure will be followed.

There can be no assurance that the FDA or any foreign governmental agency will grant approval for the sale of the Company's products for routine screening and diagnostic applications or that the length of time the approval process will require will not be extensive.

The cost associated with the filing of applications with the FDA and of research and development activities to support such applications, including clinical trials, can be significant.

There can be no assurance that the costs of the Company's research and development activities will not exceed that which is budgeted. In addition, there can be no assurance that any of the Company's proposed products will ever obtain the necessary FDA or foreign regulatory clearances for commercialization.

Pursuant to applications filed by the Company, to date, the Company had received approval to manufacture and market the original urine test instrument and five urine drug assays. However, as indicated in the section "Drug Testing Products" under this caption "Business," because additional development work was necessary before the product could be marketed, the Company has abandoned further development work on this product. As indicated in the section "Seeking a Product-Preliminary Background" under this caption "Business," the Company is focusing its efforts on the development of the saliva sample testing product.

In addition, regulations implementing the Clinical Laboratory Improvement Amendments of 1988 (the "CLIA") promulgated by the United States Department of Health and Human Services (the "HHS") and the Health Care Financing Administration on February 28, 1992, which were to become effective September 1, 1992, require that all employment drug testing, including on-site testing, be processed by a federally approved laboratory. On August 28, 1992, the HHS announced that the application of the CLIA to workplace testing would not go into effect on September 1, 1992 because of comments made on the final regulations. The comments raised questions about, among other things, whether bringing employee drug testing under the CLIA might have an unintended chilling effect on efforts to encourage drug-free workplace programs. As reported in the January 19, 1993 Federal Register, the final decision on the regulations will be delayed until further investigation is completed. Such decision has not been made as of the date hereof.

The Company believes that these proposed CLIA regulations will not be made effective because:

     (1) the increased costs and burdensome procedures imposed by the CLIA will significantly reduce the volume of drug tests conducted, which is in direct conflict with the government's long-standing war on drugs;

     (2) workplace testing is forensic in nature (i.e., for the purpose of determining whether an individual is using illegal drugs) and not for medical purposes (i.e., to make a health assessment for diagnostic or treatment purposes) as was the original intent of the CLIA; and

     (3) inclusion of employment drug testing may be a direct violation of the Federal Administrative Procedures Act under Title 5 of the United States Code and the United States Constitution.

If the regulations are not adopted, on-site drug testing in the workplace will continue to be exempt from the CLIA. Although the Company can obtain access to a forensic laboratory, management believes that the consequences of adoption of the regulations would add to a potential customer's costs and, accordingly, have a material adverse impact upon the Company's business with respect to employment testing in the private sector.

RESEARCH AND DEVELOPMENT

During the fiscal years ended March 31, 1998 ("fiscal 1998"), 1997 ("fiscal 1997"), and 1996 ("fiscal 1996"), the Company incurred approximately $1,052,000, $1,735,000, and $949,000, respectively, in expenses for development of the saliva drug testing technology. During the nine months ended December 31, 1998, the Company incurred $818,000 in expenses for such research and development. From October 8, 1992 (inception) to December 31, 1998, the Company has incurred approximately $6,537,000 on development of the drug testing technology. See the section "Need for Financing" under this caption "Business" for information as to the estimated expenses to complete the product development.

PATENTS AND TECHNOLOGY

In addition to its rights under the USN patent license (see the section "Seeking a Product-Preliminary Background" under this caption "Business"), the Company has rights under the following patents:

     (1) U.S. Patent No. 5,183,740, "Flow Immunosensor Method and Apparatus," issued on February 2, 1993;

     (2) U.S. Patent No. 5,354,654, "Lyophilized Ligand-Receptor Complexes for Assay and Sensors" issued on October 11, 1994; and

     (3) On November 2, 1998, the Company filed a patent application (Patent Application #09/183,295) which includes 26 claims for a saliva aspiration system used for diagnostic purposes. Management believes that this patent will provide broad patent protection for its unique saliva collection system that has significant advantages over the currently accepted method of absorption for saliva collection. The Company is not certain whether and when this patent may issue.

The Company previously had rights to use Patent No. 5,066,859, "Hematocrit and Oxygen Saturation Blood Analyzer," issued on November 19, 1992, but the assignment agreement dated January 16, 1992 between and Maurice N. Karkur and James C. Velnosky was terminated on November 7, 1996. Management does not consider termination of the Company's rights to use this patent material to the future development and marketing of the Company's products.

The expiration date of the USN patent is February 23, 2010. The terms of the other patents are 17 years from the respective dates of issuance, subject to renewal. Termination of the Licensing Agreement for the USN patent, which would occur only on the Company's default, would end the Company's rights to develop products under the patent.

Termination of the other patents or licenses to use the same would require the Company to make changes to its products that could further delay development and marketing thereof. For additional information, see the section "Material Contracts" under this caption "Business."

The patent position of technology firms is highly uncertain and involves complex legal and factual questions. Competitors have filed applications for, and in some instances have been issued, patents and may obtain additional patents and other proprietary rights relating to products or processes, such as the Company's proposed immunoassay sensor, which may be competitive with those of the Company. The Company does not currently know the scope and validity of these patents. Management is not aware of any patents covering an immunoassay sensor similar to the Company's.

Companies which have or may obtain patents relating to products or processes competitive with those of the Company could bring legal actions against the Company claiming damages and seeking to enjoin it from manufacturing, licensing and marketing the affected product. To date, no claims have been made against the Company for infringement of any patents. However, marketing of the Company's products has not begun and claims, if any, would not likely be asserted until market introduction of such products. If such a claim was to be made, its defense would be costly and the Company's business would be adversely affected, even if the Company were to prevail. No assurance can be given that the Company would be able to prevail in any such action or that any license required under any such patent would be made available on acceptable terms.

Process patents have certain disadvantages when compared with product patents. It is more difficult to detect and prove infringement of process patents because it is sometimes impossible to ascertain the method by which any product has been produced. In addition, the value to the Company of receiving a process patent may be reduced if products that can be derived from such processes have been patented by others. The patents owned by, or licensed to, the Company include both process patents and product patents.

The Company maintains a policy of seeking patent protection in the United States and other countries in connection with certain elements of its technology when it believes that such protection will benefit the Company. Lyophilization patent applications have been filed in Canada, certain European countries and Japan. The saliva aspiration patent has only been applied for in the United States. The Company has one year to initiate filings of this patent in other countries.

The patent laws of foreign countries may differ from those of the United States as to the patentability of the Company's products and processes. Accordingly, the degree of protection afforded by foreign patents, if issued, may be different from protection afforded under associated United States patents. There can be no assurance that patents will be obtained either in the United States or in foreign jurisdictions with respect to the Company's inventions or that, if issued, the patents will be of substantial protection or commercial benefit to the Company.

Certain inventions of the Company may prove to be unpatentable or the Company may conclude that it would be more advisable to retain a patentable invention as a trade secret. In either case, the Company would have to rely on trade secrets, proprietary know how and continuing technological innovation to develop and maintain its competitive position. All key employees and consultants of the Company have executed, and project sponsors and manufacturers will be required to execute, agreements to maintain the confidentiality of the Company's proprietary information to which they have access. There can be no assurance that these confidentiality agreements will be honored or will be effective. Manufacturers, project sponsors and consultants may be engaged in competing research projects outside the scope of their agreements with the Company. There can be no assurance that such sponsors and consultants will not develop similar or superior technology independently. To the extent that such persons apply technical information independently developed by them to projects undertaken by the Company, disputes may arise as to the proprietary rights to such information.

COMPETITION

The Company has not generated any revenues to date because its products are still in the developmental stage. If the products are developed, the Company will compete with many of the companies of varying size that already exist or may be founded in the future. The current tests available use either urine or blood as a specimen to test for drugs of abuse or use breath or saliva to test for alcohol. Management is not aware of any products that can currently perform an on-site test for drugs in blood or saliva or that can test simultaneously for drugs of abuse and alcohol. However, management recognizes that such products may be developed in the future.

With respect to testing for the presence of alcohol, the Company will compete with Intoxmeter, Inc., LifeLock, Inc. and other small manufacturers.

Although management is not aware of any current competitors with respect to testing for drugs of abuse in saliva, management anticipates that the Company will face competition from at least eight major companies that provide urine substance abuse testing products: (1) enzyme-multiplied immunoassay technique
(EMIT) manufactured and distributed by Syva, a division of Dade International;
(2) radioimmunoassay (RIA) manufactured and distributed by Diagnostic Products Corp. ("DPC") and others; (3) thin layer chromatography (TLC) manufactured and distributed by Marion Laboratories, Inc. ("Marion"); (4) a fluorescence polarization immunoassay (FPIA) manufactured by Abbott Laboratories, Inc. ("Abbott"); and (5) other immunoassay tests provided by Hoffman La Roche, Inc. ("Roche"), Editek, Inc. ("Editek"); Hycor Biomedical, Inc. ("Hycor"); Princeton Biotech, Inc. ("Princeton"); and BioSite Inc. ("BioSite"). Almost all of these companies (i.e., Syva, Roche, Marion, Abbott, Editek, Hycor, Princeton and BioSite) have substantially greater financial resources available to them than does the Company to develop and to market their products.

Management believes that saliva sample testing is unique in that, to management's knowledge, no company is currently offering a substance abuse detection method using saliva samples as a specimen on an "on-site" basis. However, the Company has been advised that such a product may be under development by two or more companies. Accordingly, there can be no assurance that such a product will not be offered by a competitor. In addition, even if no such product is developed, the Company anticipates, as indicated above, competition from other substance abuse detection methods such as Syva's EMIT, Roche's RIA, Marion's TLC, Abbott's FPIA methods, and other immunoassay tests provided by Editek, Hycor, Princeton and BioSite.

The Company's market research to date has indicated a greater market potential for a saliva sample portable testing instrument for use in detecting drugs of abuse by law enforcement agencies, safety sensitive industrial companies, hospitals and other medical facilities than a urine sample instrument. However, because of the blood-equivalent, current status result, the use of this product in other potential markets that require a "lifestyle" result may be limited.

If the Company successfully completes the development of its saliva sample testing method, as to which there can be no assurance, the Company may not have the financial resources to compete successfully with other companies which have greater financial resources available to them. In addition, the Company's delay in bringing a drugs of abuse and alcohol testing product to market may adversely affect its future marketing efforts because of the name recognition gained by competitors actively marketing a product during this interim period.

MATERIAL CONTRACTS

(a) LICENSE AND SUBLICENSE AGREEMENTS

With the sale of SAT's majority owned position in the Company (see the section "History of the Company" under this caption "Business"), the USN agreed to transfer its License Agreement with SAT directly to the Company. An amendment dated November 12, 1997 to the License Agreement was executed to modify the up-front $100,000 annual minimum payment so that it will be paid in several payments over the year during 1998. The amendment also included a one-time payment of $10,000 in satisfaction of any outstanding debt due to the USN from SAT. The Company has assumed all of SAT's rights, and undertaken all of SAT's obligations, under the License Agreement.

The License Agreement initially provided that the USN would be paid a royalty equal to six percent of the Net Selling Price (as defined in the License Agreement) for each Royalty-Bearing Product (as defined in the License Agreement) made, used or sold by SAT or its sublicensees in the Licensed Territory. There were minimum annual royalty payments of $180,000 for 1993, $375,000 for 1994, $600,000 for 1995 and $1,000,000 for 1996 and each calendar year thereafter throughout the term of the License Agreement. The License Agreement provides that the USN shall approve all sublicenses and, in accordance with such provision, the Sublicense was approved by the USN on September 24, 1993. As a result of the USN agreeing to the assignment of the License Agreement to the Company as described in the preceding paragraph, the Sublicense was canceled. The aforementioned minimum annual royalties were amended November 28, 1994 as follows: the minimum annual royalty for 1995 was reduced to $375,000 and for 1996 it was reduced to $600,000. In June 1995, the License Agreement with the USN was renegotiated and amended to provide for minimum annual royalties of $100,000 per year commencing October 1, 1995 and terminating September 30, 2005. Additional royalties will be paid pursuant to a schedule based upon sales of products. By letter dated May 15, 1995, the USN notified SAT that, because the expiration date of the USN patent had been extended to February 23, 2010 under the GATT/WTO treaty, the expiration date of the License Agreement was extended to February 23, 2010.

The Company and the USN are currently negotiating terms of the License Agreement to include a worldwide license for diagnostic testing of all analytes in saliva.

(b) CRDA

On April 16, 1992, SAT entered into a 12-month cooperative research agreement ("CRDA") with the Naval Research Laboratory section of the USN (the "NRL") to further develop the licensing technology of the "Flow Immunosensor".

Pursuant to an agreement dated as of January 1, 1993 by and between SAT and the Company, SAT assigned to the Company all of its rights under the CRDA. The purpose of the CRDA was to develop the prototype instruments based on the Flow Immunosensor Method and Apparatus Technology. Pursuant to the CRDA, each party retains title to any patent obtained by such party in the performance of work under the CRDA. The NRL had the right of first election to file a patent application in the United States on joint inventions made in the performance of work under the CRDA. The Company, as assignee, had the right of first election to file a patent application on such joint inventions in all other countries.

Pursuant to an amendment dated May 1993 to the CRDA, the NRL waived such right of first election with respect to the lyophilization process for the freeze-drying of immunoassay chemicals, provided that SAT filed an approved patent application on such process within three months from the date of execution of the amendment. The approved patent application was filed on July 16, 1993 and issued as U.S. Patent No. 5,354,654 "Lyophilized Ligand-Receptor Complexes for Assays and Sensors" on October 11, 1994. SAT assigned the patent to the Company. See the section "Patents and Technology" under this caption "Business."

(c) MANAGEMENT AGREEMENT

From April 1, 1993 until June 30, 1997, the Company paid SAT a management fee pursuant to successive management agreements for services performed by SAT on the Company's behalf. Such services included management, administrative, accounting and other financial services and advice, including, without limitation, the services then performed by the Treasurer of the Company (who was also the Treasurer of SAT), for which he was not directly compensated by the Company; services relating to the Company's financial and banking relationships; services relating to the preparation of financial statements, budgets, forecasts and cash flow projections; cash management advice; and other miscellaneous services and advice. The management fee was discontinued after June 30, 1997 because no services were being provided after that date.

CERTAIN RELATIONSHIPS WITH SAT

From October 1992 until January 1993, SAT conducted the Company's business operations. Effective January 1, 1993, SAT transferred to the Company all of its drug testing assets, including cash amounting to $11,626 and hard assets valued at their carrying value of $437,060 and intellectual property rights associated with the drug testing operations, for 3,500,000 shares of the Common Stock. SAT also granted the Company the Sublicense with respect to the USN technology.

As of September 30, 1997, SAT owned 76.4% of the outstanding shares of the Common Stock. From incorporation on October 8, 1992 until October 31, 1997, all directors of the Company were also directors and security holders of SAT. In addition, during that period executive officers of SAT also served as executive officers of the Company.

As a result of the sale by SAT to Meadow Lane of the controlling stockholder interest in the Company and their relationship to SAT, on October 31, 1997, Robert M. Stutman and Michael S. McCord resigned as directors of the Company, with Mr. Stutman also resigning as its Chairman of the Board. Messrs. Stutman and McCord were directors of SAT, with Mr. Stutman also serving as SAT's Chairman of the Board and Chief Executive Officer. At the same meeting, Jonathan
J. Pallin who, as the transferee of Meadow Lane, is the beneficial owner of 4,625,595 shares of the Common Stock or 38.2% of the outstanding shares as of January 29, 1999, was elected as the Chairman of the Board and a director of the Company. Since October 16, 1997, Mr. Pallin had been serving as a financial consultant to the Company. In addition, Robert Muccini resigned as the Vice President, Finance, the Treasurer, the Chief Financial Officer and the Chief

Accounting Officer of the Company because he held comparable positions with SAT. No person has been appointed in the Company as yet to replace Mr. Muccini. Linda
H. Masterson, the President, the Chief Executive Officer and a director of the Company, resigned on November 4, 1997 as a director of SAT, thereby severing the final interlocking relationship between the Company and SAT.

Since October 31, 1997, the Company has sole responsibility for its administrative and financial operations, with independent directors and executive officers and no management service arrangements with SAT.

SAT had filed in February 1996 a Registration Statement on Form S-4 under the Securities Act to merge the Company with and into a wholly-owned subsidiary of SAT (the "LifePoint Merger"). In consideration of their consent to such merger, the minority stockholders of the Company were to receive shares of the SAT Common Stock. As a result of SAT's bankruptcy and its subsequent sale of its shares of the Common Stock to Meadow Lane, this SAT proposal to take the Company private was abandoned.

LOANS FROM SAT TO THE COMPANY

SAT had authorized loans to the Company not to exceed $2,000,000. The loans bore interest at the rate of 8% per annum and were to become due on the earlier of
(1) five business days after the date the proposal for the then minority stockholders of the Company to consent to the LifePoint Merger was rejected or
(2) the effective date of the LifePoint Merger. On May 23, 1997, the SAT Board and, on May 26, 1997, the Company's Board authorized the capitalization of $2,210,250 in indebtedness (including interest) owed by the Company to SAT as of April 30, 1997, in consideration of the issuance by the Company to SAT of 1,768,202 shares of the Common Stock. These shares are included in the 2,075,306 shares described in the succeeding paragraph. The Boards had also authorized the additional investment by SAT of $2,500,000 in exchange for 2,000,000 shares of the Common Stock on the same basis of one share of the Common Stock for each $1.25 of investment. On May 26, 1997, the Board of Directors of the Company authorized the issuance of additional shares of the Common Stock to SAT on the basis of a share of the Common Stock for each $1.25 of indebtedness owed by the Company to SAT. As a result of SAT's inability to obtain its own financing, SAT notified the Company in July 1997 that it would cease advances to the Company in August 1997.

Based on SAT's advice that the amount of indebtedness owed by the Company to SAT was $2,594,133, all of which SAT agreed to treat as a capital contribution, the Company authorized the issuance to SAT of 2,075,306 shares of the Common Stock. Such shares were issued as of June 30, 1997 prior to the sale of the shares of the Common Stock held by SAT to Meadow Lane. Subsequent to the sale, SAT advised the Company that the amount of indebtedness was $3,426,994. As such, the forgiveness of the remaining indebtedness to SAT of $832,861 was reflected as additional paid in capital as of September 30, 1997.

Recognizing that had SAT correctly reported the Company's indebtedness to SAT, an additional 666,289 shares of the Common Stock would have been issued to SAT and then sold to Meadow Lane, the Company's Board, on January 8, 1998, authorized the issuance to Meadow Lane of a Common Stock purchase warrant expiring January 7, 2003 (the "Meadow Lane Warrant") to purchase 666,289 shares of the Common Stock at $.50 per share. The Board concluded that, as a result of structuring the transaction in this manner, Meadow Lane would receive what it thought it was buying, i.e., all of SAT's shares in the

Company, and the Company, not SAT, would receive $383,144 if the Meadow Lane Warrant was exercised.

TRANSFER OF ASSETS FROM SAT TO THE COMPANY

Included in the indebtedness that was converted to additional paid in capital as noted above was approximately $345,000 relating to the purchase by the Company of various fixed assets from SAT at the Rancho Cucamonga, California premises. Certain of these assets, as well as other assets already owned by the Company, were not required for the ongoing operations of the Company and were subsequently sold for gross proceeds of approximately $126,000.

EMPLOYEES

As of January 29, 1999, the Company employed 10 employees, of whom 8 were directly involved in its research and development program. Additional personnel will be required to complete the development project and, if the project is completed successfully, to manufacture the product.

Prior to October 31, 1997, the Company was dependent on SAT for fulfilling its accounting and other financial requirements. Since that date the Company has used an outside accounting firm to prepare its financial statements. The Company plans to add its own internal accounting and financial staff. As a result of the private placement in January 1999, the Company is currently seeking to engage the services first of a Chief Accounting Officer and subsequently a Chief Financial Officer.

PROPERTIES

The Company maintains its principal executive offices, manufacturing space and laboratory facilities in Rancho Cucamonga, California. The premises, which consist of approximately 10,000 square feet, are leased at $66,000 per year pursuant to a lease that expires March 31, 2000. Management believes that additional space will be required when and if manufacturing of the drug and alcohol test product commences.

LEGAL PROCEEDINGS

The Company is not a party to any material litigation and is not aware of any pending litigation or contemplated proceedings by any governmental authority that could have a material adverse effect on the Company's business, results of operations or financial condition.

          MARKET FOR THE COMMON STOCK AND RELATED STOCKHOLDER MATTERS

EXCHANGE MARKET DATA

The Common Stock was traded on the Pacific Exchange, Inc. (the "Pacific Exchange") under the symbol "U.S.D.P" until May 12, 1997 when trading was suspended because the Company failed to meet the Pacific Exchange's maintenance criteria. The quarterly high and low sales prices for the Common Stock as reported by the Pacific Exchange are set forth below during the period indicated:

QUARTER ENDED                                           HIGH      LOW
-------------                                          ------    ------
FISCAL 1996
June 30, 1995........................................  $ 5.50    $ 2.50
September 30, 1995...................................    4.75      2.50
December 31, 1995....................................    4.50     2.625
March 31, 1996.......................................    4.50      3.00
FISCAL 1997
June 30, 1996........................................  $ 4.25    $ 3.50
September 30, 1996...................................    3.75     2.375
December 31, 1996....................................   2.875      0.75
March 31, 1997.......................................       *         *

-------------------------

* According to the National Quotation Bureau, Inc., there were no sales reported during the quarter ended March 31, 1997 and the high bid and low asked prices were $1.875 and $2.00, respectively. These quotations reflected inter-dealer process, without retail mark-up, mark-down or commission, and may not have represented actual transactions. On May 12, 1997, the last day on which there was a reported market price, the closing sale price was $1.6875 per share.

Effective October 28, 1997, the Commission granted the Pacific Exchange's application to delist and deregister the Common Stock under Section 12(b) of the Exchange Act.

SUBSEQUENT TRADING

Effective February 4, 1998, the Company registered the Common Stock under
Section 12(g) of the Exchange Act. On February 13, 1998, a broker-dealer filed a Rule 15c2-11 notice with the National Association of Securities Dealers, Inc. (the "NASD") to initiate quotations with respect to the Common Stock. The Common Stock was subsequently quoted on the NASD's OTC Bulletin Board under the symbol:
LFPT. Based on its latest reported financial statements, the Company does not currently meet the entry requirements for the Nasdaq system or any major national securities exchange. Secondary trading (i.e., by its stockholders) is currently permissible in 50 states and the District of Columbia.

OVER-THE-COUNTER MARKET DATA

There have been quotations in the over-the-counter market for the Common Stock since June 25, 1998. The quarterly high bid and low asked prices as quoted by the NASD's

OTC Bulletin Board for the fiscal year ending March 31, 1999 ("fiscal 1999") are as follows:

QUARTER ENDED                                           HIGH      LOW
-------------                                           -----    ------
June 30, 1998(1)......................................  $0.50    $ 1.50
September 30, 1998....................................   2.75      1.00
December 31, 1998.....................................   1.75      0.75
March 31, 1999(2).....................................   4.00     2.375

-------------------------

(1) June 25 to 30, 1998 only.

(2) Through February 16, 1999.

The foregoing quotations reflected inter-dealer prices, without retail mark-up, mark-down or commission, and may not have represented actual transactions.

The high bid and low asked prices of the Common Stock on February 16, 1999 were $4.00 and $3.8125, respectively, as reported by the NASD's OTC Bulletin Board.

"PENNY STOCK" RULES

Because the bid price of the Common Stock has been below $5.00 per share, the security has become subject to Rule 15g-9 promulgated under the Exchange Act. This Rule imposes additional sales practices requirements on a broker-dealer which sells Rule 15g-9 securities to persons other than the broker-dealer's established customers and institutional accredited investors (as such term is defined in Rule 501(a) under the Securities Act). For transactions covered under Rule 15g-9, the broker-dealer must make a suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, broker-dealers, particularly if they are market makers in the Common Stock, have to comply with the disclosure requirements of Rules 15g-2, 15g-3, 15g-4, 15g-5 and 15g-6 under the Exchange Act unless the transaction is exempt under Rule 15g-1. Consequently, Rule 15g-9 and these other Rules may adversely affect the ability of broker-dealers to sell or to make markets in the Common Stock and also may adversely affect the ability of purchasers of the shares offered by this prospectus to resell their shares.

HOLDERS

As of January 29, 1999, there were 124 holders of record and, based on requests for copies in connection with the last Annual Meeting of Stockholders, the Company believes that there are approximately 750 beneficial owners of the Common Stock.

DIVIDENDS

The Board of Directors has not declared any dividends on the Common Stock and, in view of the continuing losses, the Company's cash requirements, and the provisions of the Series A Preferred Stock, the Board has no current intention to pay any such dividends.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains certain information relating to the directors and executive officers of the Company as of January 29, 1999:

NAME                                   AGE                     POSITION
----                                   ---                     --------
Linda H. Masterson...................  47     Chief Executive Officer, President and a
                                              director
Thomas J. Foley......................  59     Vice President, Research and Development
Jonathan J. Pallin...................  49     Director
Peter S. Gold........................  74     Director
Paul Sandler.........................  59     Director

Each director of the Company is elected to serve until the next Annual Meeting of Stockholders or until his or her successor is elected and shall have qualified. Each director listed above was reelected at the Annual Meeting of Stockholders held on August 13, 1998. Each officer of the Company is elected by the Board of Directors to serve at the discretion of the Board.

BUSINESS HISTORY

Linda H. Masterson has had substantial experience in marketing, sales and business development in the medical diagnostics, healthcare and biotechnology fields. She was elected a director of SAT on September 26, 1995. Effective May 13, 1996, she became the President and Chief Operating Officer of SAT. On May 31, 1996, she was elected a director of the Company and, on July 31, 1996, the President and Chief Operating Officer of the Company. Effective November 19, 1996, she relinquished her duties as the Chief Operating Officer of SAT in order to devote more time to supervising the development program of the Company and the operations of the then Alcohol Products and BioTox Divisions of SAT. On May 23, 1997, she resigned as the President of SAT in order to become the Chief Executive Officer of the Company (formally designated as such on May 26, 1997). On November 4, 1997, she resigned as a director of SAT, thereby terminating her last position with the former parent of the Company. Until May 13, 1996 when she became an employee of SAT, she was employed as the Executive Vice President of Cholestech, Inc., a start-up diagnostic company, for which she developed and restructured the company's business strategy. In November 1993, Ms. Masterson founded Masterson & Associates, a company of which she was the President and owner until she joined Cholestech, Inc. in May 1994, which was engaged in the business of providing advice to start-up companies, including the preparation of technology and market assessments and the preparation of strategic and five-year business plans for biotech, medical device, pharmaceutical and software applications companies. From April 1992 to November 1993, Ms. Masterson was employed as the Vice President of Marketing and Sales of BioStar, Inc., a start-up biotech company focused on the commercialization of a new detection technology applicable to both immunoassay and hybridization based systems. From 1989 to 1992, she was employed as Senior Vice President of Marketing, Sales and Business Development by Gen-Probe, Inc., a specialized genetic probe biotechnology company focused on infectious diseases, cancer and therapeutics. Prior to 1989, Ms. Masterson was employed for 12 years in various domestic and international marketing and sales positions at Johnson & Johnson, Inc., Baxter International Inc. and Warner Lambert Co. Ms. Masterson has a BS in Medical Technology from the University of

Rhode Island, an MS in Microbiology/Biochemistry from the University of Maryland and attended the Executive Advanced Management Program at the Wharton School of Business at the University of Pennsylvania.

Thomas J. Foley has over 25 years' experience in the medical diagnostic industry. He was elected to his officership in the Company effective March 9, 1998. From November 1997 to March 1998, he was a consultant to various companies. From November 1994 to November 1997, he served as the Executive Vice President of Business and Product Development at HiChem/Elan Diagnostics ("HiChem"), where he managed research and development, regulatory affairs (including FDA submissions), strategic and business planning, technology assessment for acquisitions, and manufacturing operations. Prior to joining HiChem in November 1994, Dr. Foley was Vice President of Research and Development at Hycor Biomedical, Inc. ("Hycor"), where he was responsible for research and development of all products, including drugs of abuse products, over an eight-year period from May 1986 to November 1994. Prior to Hycor, Dr. Foley was Vice President of Research and Development at Gilford Instruments from 1983 to 1986 and Worthington Diagnostics from 1981 to 1983. Prior to Worthington Diagnostics, Dr. Foley worked at Beckman Instruments, Inc. and was the chemistry product development manager for the Astra, one of Beckman's most successful product lines. Dr. Foley has a Ph.D. in Biochemistry from Trinity College, Dublin.

Jonathan J. Pallin was elected Chairman of the Board and a director of the Company on October 31, 1997. He resigned as the Chairman of the Board on January 8, 1999. However, he continues to serve the Company as a financial consultant. He has over 22 years experience in the financial markets as an institutional fixed income broker, financial consultant, and served in an investment banking advisory role. Mr. Pallin served as Senior Vice President, Retail Brokerage for PaineWebber Incorporated from January 1991 to July 1993, as a Senior Vice President Investments, Retail Brokerage for Baraban Securities Incorporated from July 1993 to May 1996 and as a Vice President, Retail Brokerage for Sutro & Co. Incorporated from May 1996 to October 1997. Mr. Pallin has an MBA from Arizona State University with a major emphasis on Accounting, and a BS from Long Island University (Southampton) in Business and Psychology.

Peter S. Gold was elected as a director of the Company on December 5, 1997. He retired in 1988 as Chairman and Chief Executive Officer of Price Pfister, Inc., the largest manufacturer of faucets in the world. Mr. Gold did a leveraged buyout and purchased the company in 1983; he subsequently took the company public in 1987; and sold the company in 1988. Price Pfister is now owned by Black & Decker. Mr. Gold is a Director Emeritus of The Home Depot, Inc. and has major investments in commercial real estate in various parts of the United States. Mr. Gold is Chairman of the Board of Trustees of Pitzer College (Claremont College), Claremont, CA, and a member of the Board of Trustees of the City of Hope. Mr. Gold received a Doctor of Humane Letters from Pitzer College, Claremont, CA, and received a law degree at Southwestern University, Los Angeles, CA.

Paul Sandler was elected as a director of the Company on December 5, 1997. He is a Board Certified pediatric nephrologist at the Arizona Kidney Disease & Hypertension Center in Phoenix. Additionally, Dr. Sandler is the Medical Director at Walter Boswell Memorial Hospital, the Phoenix Artificial Kidney Center, and South Phoenix Dialysis Center, the South Mountain Dialysis Services, and Phoenix Memorial Hospital PPG. Dr. Sandler was a fellow at Albert Einstein College of Medicine in New York City, and received his post-graduate training at Kings County Hospital, New York City. Dr. Sandler received his MD at the State University of New York, and received his BA from Emory University.

FAMILY RELATIONSHIPS

Jonathan J. Pallin and Paul Sandler are brothers-in-law. There are no other family relationships between the officers and directors of the Company.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by the Corporation during fiscal 1998, fiscal 1997 and fiscal 1996 to any person who served as Chief Executive Officer during fiscal 1998 and to each other executive officer whose total annual salary and bonus exceeded $100,000 during any such year.

                                                                     LONG TERM COMPENSATION
                                                           OTHER     -----------------------
                                    ANNUAL COMPENSATION    ANNUAL     SECURITIES      ALL
                                    -------------------   COMPEN-     UNDERLYING     OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS      SATION    COMPENSATION   OPTIONS
---------------------------  ----   --------   --------   --------   ------------   --------
Robert M. Stutman.........   1998   $      0(2)
  Chief Executive Officer    1997          0(2)
  and Chairman(1)            1996          0(2)
Linda H. Masterson........   1998    125,249(4)                         700,000
  Chief Executive Officer    1997          0(5)
  and President(3)           1996          0(5)
Stephen J. Kline..........   1998     20,131(7)                         150,000(8)
  Vice President, Research   1997    125,000                             50,000(8)
  and Development(6)         1996    117,000                             10,000(8)

-------------------------

(1) Mr. Stutman served as Chief Executive Officer of the Company from May 31, 1996 until May 26, 1997 and as Chairman of the Board of the Company from May 31, 1996 to October 31, 1997.

(2) Mr. Stutman's salary was paid entirely by SAT and, to the extent his services were on behalf of the Company, this was reflected in SAT's management fee to the Company.

(3) Ms. Masterson was elected President of the Company effective August 1, 1996 and designated as its Chief Executive Officer on May 26, 1997.

(4) The amount shown in the table does not reflect $33,654 paid by SAT to Ms. Masterson for the period April 1 to June 1, 1997 nor $19,385 in deferred salary which was paid in October 1998. Effective August 11, 1997, the Company directly paid all compensation for Ms. Masterson.

(5) Ms. Masterson became an employee of SAT on May 13, 1996 and all compensation paid to her for fiscal 1997 was paid by SAT. To the extent any such services were on behalf of the Company, this was reflected in SAT's management fee to the Company.

(6) Mr. Kline resigned on September 12, 1997.

(7) The amount shown in the table does not reflect $50,000 paid by SAT to Mr. Kline during fiscal 1998.

(8) These options were canceled upon his resignation. See Note (6) to this table.

OPTION/SAR GRANTS

On August 14, 1997, the Board of Directors adopted, subject to stockholder approval, the Stock Option Plan providing for the granting of Options to purchase up to 1,000,000 shares of the Common Stock to employees (including officers) and persons who also serve as directors and consultants of the Company. On June 5, 1998, the Board increased the number of shares subject to the Stock Option Plan to 2,000,000, again subject to stockholder approval. Stockholder approval was given on August 13, 1998. The Options may either be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to be granted to employees or nonqualified stock options to be granted to employees, directors or consultants.

As of January 29, 1999, Options to purchase an aggregate of 794,167 shares of the Common Stock granted to employees (including officers) were outstanding. As of such date, Options to purchase an aggregate of 41,197 shares of the Common Stock had been exercised and Options to purchase an aggregate of 98,943 shares of the Common Stock were then exercisable. Options granted to date under the Stock Option Plan have generally become exercisable as to one-quarter of the shares subject thereto on the first anniversary date of the date of grant and as to 1/36th of the remaining shares on such calendar day each month thereafter for a period of 36 months. Certain Options will become exercisable upon the achievement of certain goals. The exercise price per share for incentive stock options under the Code may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. For nonqualified stock options, the exercise price per share may not be less than 85% of such fair market value. No Option may have a term in excess of ten years. Of the Options outstanding as of January 29, 1999, all were incentive stock options except for Options to purchase an aggregate of 120,000 shares and all had an exercise price of $.50 per share. The Options had expiration dates ranging from August 13, 2002 to June 4, 2003.

The Company has never granted any stock appreciation rights.

The following table shows the number of shares made subject to a stock option and a Common Stock purchase warrant granted during fiscal 1998 to Linda H. Masterson, the sole executive officer of the Company (i.e., its Chief Executive Officer) whose compensation exceeded $100,000 in that fiscal year. No stock options or Common Stock purchase warrants were ever granted to Robert M. Stutman who served as Chief Executive Officer of the Company for part of fiscal 1998 (see the section "Summary Compensation Table" under this caption "Management"). Options granted to Steven J. Kline as shown in the Summary Compensation Table were canceled as indicated in Note (8) to that table. He was never granted any Common Stock purchase warrants.

      INDIVIDUAL GRANTS TO LINDA H. MASTERSON
----------------------------------------------------                            ALTERNATIVE
                                                                                TO (F) AND
                                                                                (G): GRANT
                PERCENT                                 POTENTIAL REALIZABLE    DATE VALUE
                OF TOTAL                                  VALUE AT ASSUMED     -------------
 NUMBER OF    OPTIONS/SARS                             ANNUAL RATES OF STOCK
 SECURITIES    GRANTED TO                              PRICE APPRECIATION FOR
 UNDERLYING    EMPLOYEES    EXERCISE OF                     OPTION TERM         GRANT DATE
OPTIONS/SARS   IN FISCAL    BASE PRICE    EXPIRATION   ----------------------     PRESENT
 GRANTED(#)       YEAR        ($/SH)         DATE        5%($)       10%($)       VALUE $
    (b)           (c)           (d)          (e)          (f)         (g)           (h)
------------  ------------  -----------   ----------   ----------  ----------  -------------
  300,000        31.6%         $.50(1)      8/13/07     244,344     389,061      $150,000(2)
  400,000        42.1%         $.50        10/26/02     255,256     322,102      $200,000(2)

-------------------------

(1) Reduced from $1.25 to $.50 per share on December 5, 1997. See the section "Report on Repricing of Options/SAR" under this caption "Management."

(2) Because there were no market prices for the Common Stock reported on the respective date of grant, the sales price per share (i.e., $.50) in the October to December 1997 private placement was used for valuation purposes.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

There were no stock options exercised during fiscal 1998 and, as indicated in the preceding section, the Company has never granted any stock appreciation rights.

The following table shows the fiscal year-end option values for Linda H. Masterson, the sole executive officer whose compensation for fiscal 1998 exceeded $100,000 as reported in the Summary Compensation Table under this caption "Management." The options reported for another officer in such table have been terminated. Robert M. Stutman, a former Chief Executive Officer, never received any options or Common Stock purchase warrants.

                           CEO'S FY-END OPTION VALUES

    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
 OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR END
(#)EXERCISABLE/UNEXERCISABLE  ($)EXERCISABLE/UNEXERCISABLE
----------------------------  ----------------------------
      200,000/500,000              $100,000/$250,000(1)

-------------------------

(1) Because there were no market prices for the Common Stock reported at March 31, 1998, the sales price per share (i.e., $.50) in the October to December 1997 private placement was used for valuation purposes.

REPORT ON REPRICING OF OPTIONS/SARS

On August 14, 1997, Options to purchase an aggregate of 467,500 shares of the Common Stock were granted to employees of the Company with an exercise price of $1.25, which reflected the value of the Common Stock when trading on the Pacific Exchange was suspended on May 12, 1997. A private placement was initiated and completed during November and December 1997. See "Business -- Need for Financing." On December 5,

1997, the Board of Directors re-priced the Options to the then current value of $0.50 per share, which was the purchase price in the private placement.

OTHER COMPENSATION

The Company currently has no pension plan in effect and has in effect no restricted stock plan, no stock appreciation rights nor any other long-term incentive plan under which grants or allocations may be made in the fiscal 1999 or thereafter.

DIRECTOR COMPENSATION

The Company currently does not compensate the Board of Directors for their services as directors to the Company. On January 8, 1999, the Board authorized Robert W. Berend, the Company's Secretary and corporate counsel, to make a study of what would be appropriate compensation for directors who were not employees of the Company and to make a report to the Board for implementation after the then pending private placement was consummated. See the section "Certain Relationships and Related Transactions" under this caption "Management" for information as to a compensation arrangement with Jonathan J. Pallin for his former services as Chairman of the Board and currently as a financial consultant to the Company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

There are no employment agreements currently in effect in the Company.

Pursuant to a Severance Agreement dated as of October 27, 1997 (the "Masterson Severance Agreement") between the Company and Linda H. Masterson, the Company has agreed to pay Ms. Masterson for her services as Chief Executive Officer and President of the Company a base salary of $165,000; provided, however, such amount was to be $120,000 from October 27, 1997 to the date at least $5,000,000 in long term financing was obtained, at which time or upon her termination the difference was to be paid to her. As a result of the consummation of the Company's third private placement on January 21, 1999 (see "Business-Need for Financing") this limitation has been ended and, effective January 29, 1999, she is being paid at the authorized rate. $43,269 of the difference was paid to her in October 1998.

The Masterson Severance Agreement also provided for the grant of:

     (1) a stock option under the Stock Option Plan to purchase 150,000 shares of the Common Stock at $.50 per share, the option to become immediately exercisable as to all shares subject thereto in the event she is terminated without cause, the Company is acquired or sold without the Board's approval, the corporate headquarters are moved outside the State of California, the positions of Chief Executive Officer or President are eliminated or her duties are substantially changed;

     (2) stock options to purchase 150,000 shares of the Common Stock, an option to purchase 75,000 shares to be granted upon completion of the working pilot plant project and an option to purchase 75,000 shares to be granted upon product release into the first targeted market; and

     (3) Common Stock purchase warrants to purchase 400,000 shares of the Stock at $.50 per share, a warrant to purchase 200,000 shares which was granted upon the purchase of SAT's shares by Meadow Lane and a warrant to purchase 200,000 shares to be granted at the completion of the long term financing of at least $5,000,000.

The stock options have all been granted as Options under the Stock Option Plan. Also as a result of the private placement referred to in the preceding paragraph, the second warrant has now become exercisable.

In the event that Ms. Masterson is terminated without cause (as defined in the Masterson Severance Agreement), she will be paid severance pay in a lump sum amount equal to her annual base salary that would have been paid to her had she not been terminated during the period between the date of termination and October 27, 2001.

The Company had a Severance Agreement dated as of October 24, 1997 (the "Benken Severance Agreement") with William B. Benken, the then Vice President, Operations of the Company. Because Mr. Benken was terminated for cause on October 7, 1998, the Benken Severance Agreement did not become operative.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Because the Company was a majority-owned subsidiary of SAT during fiscal 1998 and, accordingly, the Company's employees participated in the benefit plans of SAT, there was no Compensation Committee in the Company. On December 5, 1997, after the sale by SAT of its majority interest in the Company, the Board appointed Peter S. Gold, Paul Sandler and Joseph R. Shaya, the three then non-employee, non-officer directors as members of the Compensation Committee, with Dr. Sandler as the Chairman. Mr. Shaya subsequently resigned as a director, for personal reasons, effective March 20, 1998. Such two appointments were reconfirmed by the Board at its Annual Meeting on August 13, 1998.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During fiscal 1998, all decisions as to executive compensation for the Company were made by the SAT Board of Directors or Compensation Committee as part of SAT's compensation planning for officers of SAT and its subsidiaries (including the Company) and because all financing for the Company came from SAT. As indicated in the preceding section, there was no Compensation Committee serving in the Company during fiscal 1998.

PERFORMANCE GRAPH

Market activity in the Common Stock was limited during fiscal 1998 and 1997 (see "Market for the Common Stock and Related Stockholder Matters -- Exchange Market Data"). The market activity was undoubtedly influenced by SAT's proposal to take the Company private first announced in February 1996 and the uncertainty as to the Company's survival as a development stage enterprise because of SAT's inability to fund. Accordingly, management concluded that a performance graph as required by Item 402(1) of Regulation S-K under the Securities Act would be misleading and, as a result, inappropriate for inclusion in the Company's Annual Report on Form 10-K for fiscal 1998. Management also noted that such a graph would not be required for a "small business issuer" under Regulation S-B and that the Company would qualify as a "small business issuer" except for its prior ownership by SAT.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See the sections "Material Contracts" and "Certain Relationships with SAT" under the caption "Business" for information as to transactions between the Company and SAT, its major stockholder, during fiscal 1998.

See the section "Employment and Severance Agreements" under this caption "Management" for information relating to the severance agreements with Linda H. Masterson, the President, the Chief Executive Officer and a director of the Company, and William B. Benken, the former Vice President, Operations of the Company.

As indicated in "Business -- Need for Financing," Jonathan J. Pallin, the Chairman of the Board from October 31, 1997 until January 8, 1999 and a director of the Company, received a finder's fee of $160,000 for a private placement, which fee was authorized prior to his being elected to such positions.

On April 28, 1998, the Board authorized the following compensation arrangement for Mr. Pallin for his services on a daily basis as Chairman of the Board of the
Company:

     (1) a fee of $10,000 per month for a one-year period commencing April 1, 1998 and

     (2) a bonus of (a) $75,000 if the Company obtains cash financing of $5,000,000 to $6,900,000; (b) $100,000 if the Company obtains cash financing of $7,000,000 to $9,900,000; and (c) $125,000 if the Company
         obtains cash financing of over $10,000,000, subject to certain limitations.

On January 8, 1999, the Board accepted the resignation of Mr. Pallin as the Chairman of the Board, canceled the foregoing bonus compensation arrangement and authorized his engagement as a financial consultant to the Company on the following terms:

     (1) he would continue to receive $10,000 per month through March 31, 1999 on the basis he would continue to serve the Company on a daily basis as a financial consultant and

     (2) he would receive a finder's fee of 10% of the gross proceeds from any purchaser whom or which he secured for a Company financing.

He received $420,451 as his finder's fee for the Company's third private placement closed on January 21, 1999 (see "Business -- Need for Financing").

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 29, 1999, certain information with respect to (1) any person who beneficially owned more than 5% of the Common Stock, (2) each director of the Company, (3) the Chief Executive Officer of the Company; and (5) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock, except that until a Warrant or an Option is exercised, there is no voting right. See "Description of Securities -- Series A Preferred Stock -- Voting

Rights" for information as to the voting rights of the holders of shares of the Series A Preferred Stock.

                                             NUMBER OF SHARES         PERCENTAGE OF
                                             OF COMMON STOCK          COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED    BENEFICIALLY OWNED(1)
------------------------------------        ------------------    ---------------------
General Conference Corporation                  5,535,000(2)              33.9%
  of Seventh-day Adventists
  12501 Old Columbia Pike
  Silver Spring, MD 20804-6600
Melvin Simon & Associates, Inc.(3)              1,000,000(3)               8.1%
  115 W. Washington Street
  Indianapolis, IN 46204
Jonathan J. Pallin(4)                           4,625,595(5)              38.2%
  10400 Trademark Street
  Rancho Cucamonga, CA 91730
Herman Sandler                                  1,700,000(6)              13.9%
  2 World Trade Center, 104th Floor
  New York, NY 10048
Peter S. Gold(7)                                  900,000(8)               7.5%
  16027 Ventura Blvd., Suite 601
  Encino, CA 91436
Linda H. Masterson(9)                             459,375(10)              3.7%
  10400 Trademark Street
  Rancho Cucamonga, CA 91730
Paul Sandler(7)                                   200,000                  1.7%
  333 West Hatcher Road
  Phoenix, AZ 85021
All directors and executive officers as a
  group
(five persons)                                  6,209,970(11)             48.5%

-------------------------

 (1) The percentages computed in this column of the table are based upon 11,818,403 shares of the Common Stock which were outstanding on January 29, 1999. Effect is given, pursuant to Rule 13d-3(l)(i) under the Exchange Act, to shares issuable upon the exercise of the Warrants and Options currently exercisable or exercisable within 60 days of January 29, 1999 and, where applicable, to the conversion of the Series A Preferred Stock, all of which shares was currently convertible as of such date.

 (2) The shares reported in the table include 4,500,000 shares issuable upon the conversion of 225,000 shares of the Series A Preferred Stock. See Note (2) to the table under "Selling Stockholders."

 (3) The shares reported in the table include 500,000 shares issuable upon the conversion of 25,000 shares of the Series A Preferred Stock. See Note (3) to the table under "Selling Stockholders."

 (4) A director of the Company since October 31, 1997 and the Chairman of the Board from that date until January 8, 1999.

 (5) The shares reported in the table reflect (a) 4,325,306 shares of the 5,575,306 shares acquired by Meadow Lane from SAT (see section
     "Business -- History of the Company") and then transferred to Mr. Pallin and (b) 300,289 shares issuable upon the exercise of that portion of the Meadow Lane Warrant transferred to him.

 (6) The shares reported in the table reflect (a) 1,250,000 shares of the 5,575,306 shares acquired by Meadow Lane from SAT and then transferred to Mr. Sandler; (b) 150,000 shares issuable upon the exercise of that portion of the Meadow Lane Warrant transferred to Mr. Sandler; and (c) 300,000 shares issuable upon the exercise of a Warrant expiring November 4, 2002 exercisable at $.50 per share.

 (7) A director of the Company since December 5, 1997.

 (8) The shares reported in the table include an aggregate of 200,000 shares issuable upon the exercise of the two Warrants expiring November 4, 2002, one for 100,000 shares exercisable at $.50 per share and the other exercisable at $1.00 per share.

 (9) A director of the Company since May 31, 1996; effective August 1, 1996, its President; and, effective May 23, 1997, its Chief Executive Officer.

(10) The shares reported in this table reflect (a) 400,000 shares issuable upon the exercise of two Warrants expiring October 26, 2002 at $.50 per share and (b) 59,375 shares issuable upon the exercise at $.50 per share of an Option expiring August 13, 2007. The shares do not reflect (a) 90,625 shares subject to that Option as to which the Option was not exercisable at January 29, 1999 or within 60 days thereafter or (b) an aggregate of 200,000 shares subject to two other Options which were not exercisable at January 29, 1999 or within 60 days thereafter.

(11) The shares reported in the table include (a) those issuable upon the exercise of the Warrants and the Option described in Notes (5), (8) and
     (10) to the table and (b) 25,000 shares issuable upon the partial exercise at $.50 per share of an Option expiring March 19, 2008 granted to an executive officer of the Company.

                           DESCRIPTION OF SECURITIES

CERTIFICATE OF INCORPORATION

The Certificate of Incorporation of the Company, as amended, describes the terms of the Preferred Stock (including the Series A Preferred Stock) and the Common Stock in greater detail than this prospectus and may provide information that differs from this prospectus. If the information differs from this prospectus, a prospective purchaser of the Common Stock is requested to rely on the information in the Certificate of Incorporation, as amended. Such prospective purchaser may obtain a copy of the Company's Certificate of Incorporation, as amended, from the Company by writing to Anne Craven, Assistant Secretary, LifePoint, Inc., 10400 Trademark Street, Rancho Cucamonga, CA 91730, or by calling her at (909) 466-8047, extension 222.

CLASSES OF STOCK

The Company's Certificate of Incorporation, as amended, currently authorizes 3,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), and 50,000,000 shares of Common Stock, $.001 par value (the "Common Stock").

PREFERRED STOCK

The Certificate of Incorporation, as amended, provides for the issuance of 3,000,000 shares of the Preferred Stock. 600,000 of such shares have been designated as the Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The Board of Directors of the Company is authorized to designate the remaining series, to determine the number of shares of the Preferred Stock in each series and to fix the powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. Unless the holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock consent, all future series of the Preferred Stock must be junior to the Series A Preferred Stock with respect to dividends, redemption and liquidation. For purposes of the Series A Preferred Stock, the term "Junior Stock" means the Common Stock and any other series of the Preferred Stock hereafter authorized (unless the holders of the Series A Preferred Stock permit otherwise as provided in the preceding sentence).

SERIES A PREFERRED STOCK

(1) DIVIDENDS

The holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, cumulative dividends at the annual rate of $1.00 per share payable semiannually, commencing on July 1, 1999, and thereafter on January 2 and July 1 of each year that any shares of the Series A Preferred Stock are outstanding. Dividends on the Series A Preferred Stock accrue on each share thereof from day to day from January 21, 1999, whether or not earned or declared. Accordingly, if dividends with respect to any previous dividend period at the rate provided therefor have not been paid on all shares of the Series A Preferred Stock at the time outstanding, the deficiency will be fully paid on such shares before any distribution shall be paid on the Junior Stock.

At the option of the Company, a dividend may be paid either in cash or in the form of shares of the Common Stock. The shares to be issued as a dividend will be valued at the then Average Market Price (as defined in the succeeding paragraph) of the Common Stock during the 20 trading days immediately preceding the declaration of the dividend.

The Average Market Price for a 20-trading-day period will be determined as follows:

     (1) if the Common Stock is then listed on a national securities exchange or quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the Average Market Price will mean the average of the closing sale prices reported on the exchange or quoted for Nasdaq on each trading day during such 20-trading-day period or,

     (2) if the Common Stock is not then listed on an exchange or quoted on Nasdaq, the Average Market Price will mean the average of the closing bid and asked prices for the Common Stock reported by the NASD's OTC Bulletin Board or in the pink sheets as reported by the National Quotation Bureau, Inc., or similar organization performing similar functions in the over-the-counter market, for each trading day during such 20-trading-day period.

(2) CONVERSION

A holder of shares of the Series A Preferred Stock, but only as to 500 shares or a multiple thereof (unless the holder owns less than 500 shares), may, at the holder's option, at any time, convert such shares into shares of the Common Stock at the conversion price of $.50 per share based on a stated value of $10.00 per share of the Series A Preferred Stock. Accordingly, 500 shares of the Series A Preferred Stock would convert into 10,000 shares of the Common Stock (i.e., the product of 500 (the number of shares) and $10.00 (the stated value) or $5,000 divided by $.50 (the conversion price)). If all 600,000 shares of the Series A Preferred Stock are converted, an aggregate of 12,000,000 shares of the Common Stock will be issued upon conversion.

The number of shares issuable upon conversion and the conversion price will be adjusted in the event of a stock dividend, a stock split, a reorganization, a recapitalization, or a combination or subdivision of the Common Stock or a similar event.

(3) OPTIONAL REDEMPTION

The Company may, upon not less than 30 nor more than 60 days' notice, redeem, in whole or in part (but only in multiples of 500 shares unless the holder owns less), the then outstanding shares of the Series A Preferred Stock at any time on and after July 1, 1999 at a redemption price of $10.00 per share. The holder will also receive all accrued but unpaid dividends to the date of redemption. The Company, at its discretion, may pay the redemption price in cash or with shares of the Common Stock on the basis of the Average Market Price of the Common Stock for the 20 trading days immediately preceding the notice of redemption. If the Company calls the shares of the Series A Preferred Stock for redemption the holder may, at any time on or prior to the redemption date, convert his, her or its shares into shares of the Common Stock as described in the preceding subsection.

(4) MANDATORY REDEMPTION

In the event that the Average Market Price of the Common Stock for any 30-day period is $4.00 or more, the Company shall, by notice to the holders of the Series A Preferred Stock, call all of the then outstanding shares of the Series A Preferred Stock for redemption as of a date not less than ten nor more than 30 days after the date the notice is given (the "Mandatory Redemption Date"). In lieu of cash, the Company shall issue to each holder of the Series A Preferred Stock that number of shares of the Common Stock as if the holder had converted on the Mandatory Redemption Date. The holder of the

Series A Preferred Stock will also receive accrued but unpaid dividends to the Mandatory Redemption Date.

(5) REACQUIRED SHARES

Shares of the Series A Preferred Stock which have been converted, redeemed or reacquired by the Company in any manner will, upon compliance by the Company with the General Corporation Law of the State of Delaware (the "GCL"), have the status of authorized and unissued shares of the Preferred Stock not constituting part of any series of the Preferred Stock. As an alternative, the Board of Directors may elect by resolution to retain the shares of the Series A Preferred Stock that were converted, redeemed or otherwise reacquired as treasury shares or to retire the same and reduce the capital of the Company in accordance with the GCL.

(6) FRACTIONAL SHARES

No fractional shares will be issued upon either conversion of a share of the Series A Preferred Stock or upon payment of a dividend in shares of the Common Stock. Instead the holder shall be paid an amount in cash (computed to the nearest cent) equal to the Market Value of such fractional share. The Market Value of a share of the Common Stock shall be computed in the same manner as the Average Market Value for a dividend except that the price shall be for the trading day preceding the conversion date or the dividend payment date, whichever is applicable, and not the average of the prices for the prior 20 trading days.

(7) VOTING RIGHTS

The holders of shares of the Series A Preferred Stock have the following voting rights:

     (1) to vote, one vote per share, with the holders of the Common Stock on the election of directors and on all other matters submitted to a vote of the holders of the Common Stock except where such holders of the Series A Preferred Stock have the right under the GCL to vote separately as a class, and

     (2) to vote, one vote per share, separately as a class (a) where provided by the GCL, such as where the matter to be voted on may adversely affect the rights of the holders of the Series A Preferred Stock, (b) where the holders' consent is requested by the Company and (c) as hereinafter provided in the succeeding sentence. If and whenever the Company will have failed to declare and pay the amount of dividends payable on the Series A Preferred Stock for three consecutive semiannual payment dates, the holders, voting as a class, will be entitled to elect one director and the holders of the Common Stock and such other of the Company's stock as shall then have the right to vote for directors shall be entitled to elect the remaining members of the Board of Directors. At such time as all dividends accumulated on the outstanding shares of the Series A Preferred Stock have been paid, the contingent right of the holders of the Series A Preferred Stock to elect a member of the Board will cease, subject to reinstitution from time to time upon the same terms and conditions.

Whenever the holders of shares of the Series A Preferred Stock have been granted by law the right to vote separately as a class, or if the Company requires the consent of the holders to some action, the vote of the holders of at least
66 2/3% of the then outstanding shares will be required for approval. Whenever the holders of shares of the Series A Preferred Stock are voting separately as a class to elect a director, a plurality of the shares voting will be necessary to elect such director and a majority will be necessary for a quorum.

(8) LIQUIDATION, DISSOLUTION AND WINDING UP

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each holder of shares of the Series A Preferred Stock will be entitled to receive out of the assets available for distribution to stockholders an amount equal to $10.00 per share before any payments or distributions will be made on shares of the Junior Stock. Each holder will also receive, as a preferential payment, a sum equal to all accrued but unpaid dividends, if any. After payment in cash to the holders of the shares of the Series A Preferred Stock of the full preferential amounts fixed hereby, such holders will have no right or claim to any of the remaining assets of the Company.

A merger or consolidation of the Corporation in which it is not the survivor will not be deemed a liquidation, dissolution or winding up of the Corporation, provided that provision for the exchange of the shares of the Series A Preferred Stock and for the payment of accrued but unpaid dividends thereon is made with the approval of the holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock. If such approval is obtained, such provision will be binding on the remaining holders. Otherwise such merger or consolidation will be deemed a liquidation of the Company.

(9) LIMITATION ON INDEBTEDNESS

The Company has agreed that, until the working prototype for its saliva based testing product for drugs of abuse and alcohol is completed, it will not, without the consent of the holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock, incur indebtedness, other than the anticipated up to $2,000,000 in indebtedness at any time outstanding incurred in connection with the purchase or leasing of manufacturing, research and office equipment and facilities. This restriction terminates if the General Conference Corporation of Seventh-day Adventists does not exercise the right of first refusal, granted to it in connection with the Company's third private placement consummated on January 21, 1999 (see "Business -- Need for Financing"), as to a proposal for new equity financing.

COMMON STOCK

Each holder of the Common Stock is entitled (1) to one vote for each share held of record, (2) to notice of any meeting of the stockholders of the Company and
(3) to a pro rata share of any dividends declared on the Common Stock by the Board of Directors. Upon liquidation of the Company, each holder of the Common Stock is entitled to share ratably any assets available for distribution after payment of all debts and any distribution in respect of the then outstanding shares of the Preferred Stock (or which only the Series A Preferred Stock is currently outstanding). Holders of the Common Stock have no preemptive, subscription or conversion rights. All outstanding shares of the Common Stock are, and all Common Shares to be issued upon the conversion of the shares of the Series A Preferred Stock and the exercise of the Selling Stockholders Warrants will be, fully paid and nonassessable.

As of January 29, 1999, there were 11,818,403 shares of the Common Stock outstanding. Additionally, there were

     (1) 1,958,803 shares of the Common Stock reserved for the granting of Options pursuant to the Stock Option Plan. As of January 29, 1999, there were outstanding Options to purchase 794,167 shares of the Common Stock, which expire on various dates from August 13, 2007 to June 29, 2008 and which are exercisable at $.50 per share, and

     (2) 3,099,741 shares of the Common Stock reserved for issuance upon the exercise of the Warrants (including the Meadow Lane Warrant) and the Selling Stockholders Warrants which expire on various dates ranging from October 26, 2002 to January 20, 2004 and which have exercise prices ranging from $.50 to $2.41 per share.

Fully diluted and assuming Options are granted as to the remaining shares subject to the Stock Option Plan, the Company may have as many as 28,876,947 shares of the Common Stock outstanding after giving effect to the up to 12,000,000 shares of the Common Stock which may be issued upon the conversion of the 600,000 shares of the Series A Preferred Stock.

The Common Stock is traded in the over-counter market and market price quotations are reported on the OTC Bulletin Board of the NASD under the symbol "LFPT". Secondary trading is currently permissible in 50 states and the District of Columbia.

NON-CUMULATIVE VOTING

The holders of shares of the Common Stock do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares voting for the election of directors of the Company can elect all of the directors to be elected, if they so choose, and, in such event, the holder of the remaining shares will not be able to elect any of the Company's directors.

Currently, Jonathan J. Pallin, a director of the Company, by virtue of his ownership of 4,325,306 shares of the Company, Herman Sandler, by virtue of his ownership of 1,250,000 shares of the Common Stock, and Peter S. Gold and Paul Sandler, directors of the Company, by virtue of their ownership of an aggregate of 900,000 shares of the Common Stock together own an aggregate of 6,475,306 shares or 52.1% of the 12,418,403 shares currently eligible to vote for directors (11,818,403 votes by the holders of the Common Stock and 600,000 votes by the holders of the Series A Preferred Stock). Under the GCL a plurality of the shares voting is necessary to elect a director of the Company. Accordingly, by these four persons voting together they can elect all of the directors and the holders of the remaining shares cannot elect a single director.

The voting control described in the preceding paragraph will terminate when at least an additional 266,105 shares of the Common Stock not held by any of these four persons are outstanding, assuming they still hold their shares. The new shares may become outstanding as a result of conversions of shares of the Series A Preferred Stock, exercises of the Options, the Warrants or the Selling Stockholders Warrants or sales of additional shares of the Common Stock in a new financing. The percentage ownership is reduced to 27.2% of the 23,818,403 shares that would be outstanding if all 600,000 shares of the Series A Preferred Stock were converted into 12,000,000 shares of the Common Stock, assuming no exercises of outstanding Options, Warrants or Selling Stockholders Warrants.

As of January 29, 1999, General Conference Corporation of Seventh-day Adventists owned 1,035,000 shares of the Common Stock and 225,000 shares of the Series A Preferred Stock which, if a stockholders' meeting to elect directors was held on such date, would also allow such stockholder 1,260,000 votes or 10.1% of the 12,418,403 shares eligible to vote on such date. However, if such stockholder converted all of its shares of the Series A

Preferred Stock into shares of the Common Stock, it would own 5,535,000 shares or 33.9% of the shares eligible to vote if such stockholder was the only stockholder to convert shares of the Series A Preferred Stock and 23.2% if all stockholders converted. If this stockholder were to vote with the four stockholders named in the second preceding paragraph on the election of directors, then they could elect all of the directors and the remaining stockholders would elect none. When Jonathan J. Pallin, a director, served as a Vice President with broker-dealer/investment banker firms (see
"Management -- Business History"), the General Conference Corporation of Seventh-day Adventists was a customer of his. The percentages used in this paragraph assume no exercises of outstanding Options, Warrants or Selling Stockholders Warrants.

DIVIDENDS

The payment by the Company of all dividends, if any, in the future rests within the discretion of the Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements, its financial condition and the status of dividends on the any shares of the Preferred Stock then outstanding (of which the Series A Preferred Stock is the sole series currently outstanding), as well as other relevant factors. The Company has never paid or declared any dividends. Based upon the Board's current intention of using funds for the product development program, the current operational losses and the provisions of the Series A Preferred Stock, the Company does not contemplate or anticipate paying any dividends on the Common Stock in the foreseeable future.

TRANSFER AGENT

U.S. Stock Transfer and Trust Company, 1745 Gardena Avenue, Suite 200, Glendale, CA 91204, is the Transfer Agent for the Common Stock. The Company acts as its own Transfer Agent for the Series A Preferred Stock.

WARRANTS

As of January 29, 1999, there were outstanding Selling Stockholders Warrants to purchase an aggregate of 1,539,452 shares of the Common Stock. Except as indicated under "Plan of Distribution," all Selling Stockholders Warrants have an expiration date of January 20, 2004 and an exercise price of $2.41 per share. All were then currently exercisable except for that a Selling Stockholders Warrant to purchase 250,000 shares of the Common Stock issued to Burrill (see "Business-Need for Financing") which was, as of January 29, 1999, only exercisable as to 41,660 shares. Such Selling Stockholders Warrant becomes exerciseable as to 20,830 shares of the Common Stock during each of the next nine months and as to 20,870 shares in the tenth month.

As of January 29, 1999, there were outstanding Warrants (including the Meadow Lane Warrant) to purchase an aggregate of 1,560,289 shares of the Common Stock. These Warrants have expiration dates ranging from October 26, 2002 to January 7, 2003 and are all currently exercisable at $.50 per share except for a Warrant expiring December 7, 2002 to purchase 100,000 shares which currently is exercisable at $1.00 per share

The number of shares issuable upon exercise and the exercise price of the Selling Stockholders Warrants and the Warrants will be adjusted in the event of a stock dividend, a stock split, a reorganization, a recapitalization, or a combination or subdivision of the Common Stock or a similar event.

SHARES ELIGIBLE FOR FUTURE SALE

Of the 11,818,403 shares of the Common Stock outstanding as of January 29, 1999, the Company had previously registered under the Securities Act 1,918,097 of those shares. Accordingly, a holder of any of such shares, as of that date, could sell his, her or its shares without any requirement that the holder deliver to his, her or its purchaser a prospectus naming the holder as a selling stockholder, unless the holder was an affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act. Even the holder who is an affiliate can sell his, her or its shares as permitted by Rule 144 without delivery of such a prospectus.

In addition, as of January 29, 1999, an additional 8,775,306 shares were restricted securities as defined in Rule 144(a)(3) under the Securities Act. A holder of any of such shares could sell them pursuant to the exemption from registration of Rule 144. Furthermore, 1,125,000 shares were also restricted securities as of January 29, 1999 and may be sold pursuant to Rule 144 on various dates thereafter (1,000,000 shares on and after July 24, 1999, 25,000 shares on and after August 27, 1999 and 100,000 shares on and after August 31,
1999).

In summary, all 11,818,403 shares of the Common Stock outstanding as of January 29, 1999 are, or will become in 1999, saleable without the necessity of the Company to file a registration statement under the Securities Act naming the holders as selling stockholders.

As of January 29, 1999, the Company had reserved 1,958,803 shares of the Common Stock for the exercise of the Options granted or to be granted pursuant to Stock Option Plan. As of that date, there were outstanding Options to purchase an aggregate of 794,167 shares at $.50 per share expiring on various dates through November 5, 2003. Each of the outstanding Options became, or will become, exercisable on a cumulative basis as to one-quarter of the shares subject thereto on the first anniversary of its respective date of grant and as to 1/36th of the remaining shares subject thereto each month during the ensuing 36-month period thereafter. As of January 29, 1999 or within 60 days thereafter, Options were exercisable as to 98,943 shares of the Common Stock. All of the shares issuable upon the exercises of the Options have been registered under the Securities Act. Accordingly, unless the optionee is an affiliate of the Company as defined in Rule 144(a)(i) under the Securities Act, he or she may, after exercise of an Option, resell the shares received upon exercise without the use of a reoffer prospectus. Of the optionees holding Options outstanding on January 29, 1999, only Linda H. Masterson, the President and Chief Executive Officer of the Company, and Thomas J. Foley, the Vice President, Research and Development of the Company, may be deemed affiliates requiring a reoffer prospectus to resell shares received upon an exercise. As of such date, Ms. Masterson and Mr. Foley held Options to purchase in the aggregate 570,000 shares of the Common Stock.

In addition, as of January 29, 1999, the Company had reserved an aggregate of 1,560,289 shares for the exercise of the Warrants which expire on various dates through January 7, 2004 and which have exercise prices of either $.50 or $1.00 per share. As of January 29, 1999, all of the Warrants were exercisable. The shares of the Common Stock issuable upon exercises of the Warrants have not been registered under the Securities Act. Accordingly, such shares will be restricted securities as defined in Rule 144(a)(3) under the Securities Act after issuance. A holder (including an affiliate of the Company) may, one year after the exercise of the Warrant, resell his, her or its shares received upon such exercise pursuant to the exemption from registration of Rule 144 under the Securities Act.

The Company is unable to predict the effect that sales of shares of the Common Stock made under Rule 144 and the delayed sales of shares subject to the Options and the Warrants may have on the then prevailing market price of the shares of the Common Stock. It is likely that market sales of large amounts of these shares of the Common Stock and/or the 13,539,452 shares offered by this prospectus (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of the Common Stock.

                              PLAN OF DISTRIBUTION

Each of the holders of 600,000 shares of the Series A Preferred Stock, all of which shares are currently outstanding, has advised the Company that, when and if such Selling Stockholder converts his, her or its shares into shares of the Common Stock, such Selling Stockholder may, from time to time, offer such underlying shares of the Common Stock for sale pursuant to this prospectus at the prices then prevailing on the NASD's OTC Bulletin Board or otherwise in the over-the-counter market. Each share of the Series A Preferred Stock is currently convertible into 20 shares of the Common Stock. Each such Selling Stockholder has also indicated that he, she or it may sell the shares of the Common Stock in isolated transactions, at negotiated prices, with institutional or other investors. Each such Selling Stockholder has also advised the Company that he, she or it has not engaged any underwriter to act for him, her or it. However, each has indicated that sales may be effected for each Selling Stockholder through his, her or its personal broker-dealer. If all 600,000 shares of the Series A Preferred Stock are converted, an aggregate of 12,000,000 shares of the Common Stock will be so offered pursuant to this prospectus.

Those Selling Stockholders who or which own shares of the Series A Preferred Stock acquired such shares in the Company's third private placement closed on January 21, 1999. See "Business -- Need for Financing."

In addition, each of the Selling Stockholders who or which holds a Selling Stockholders Warrant has advised the Company that, when and if he, she or it exercises his, her or its Selling Stockholder Warrant, the Selling Stockholder may, from time to time, sell the shares of the Common Stock issued upon exercise in the same manner as described for the other Selling Stockholders in the second preceding paragraph. Each of the Selling Stockholders Warrants is currently exercisable. If all of the Selling Stockholders' Warrants are exercised, an aggregate of 1,539,452 shares will be so offered pursuant to this prospectus.

The Selling Stockholders who or which hold the Selling Stockholders Warrants acquired such securities as follows:

      (1) Burrill & Company holds a Selling Stockholders Warrant expiring November 30, 2003 to purchase 250,000 shares of the Common Stock at $1.15 per share received on December 3, 1998 for its services to seek a strategic partner for the Company. See "Business -- Need for Financing."

      (2) Global Consultants holds Selling Stockholders Warrants expiring July 7, 2003 to purchase an aggregate of 239,452 shares of the Common Stock at $.50 per share. Such warrants were acquired on July 8, 1998 in consideration of its financial public relations services on behalf of the Company.

      (3) Ira Jay Mitchell holds three Selling Stockholders Warrants to purchase an aggregate of 175,000 shares of the Common Stock as follows: (a) a Selling Stockholders Warrant expiring December 13, 2003 to purchase 50,000 shares at $1.08 per share received on December 14, 1998 as a finder's fee with respect to the Company's second private placement in July and August 1998, (b) a Selling Stockholders Warrant expiring January 20, 2004 to purchase 50,000 shares at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999 and (c) a Selling Stockholders Warrant expiring December 7, 2002 to purchase 75,000 shares at $.50 per share received on December 8, 1997 as compensation for management/real estate relocations consulting services. See
          "Business -- Need for Financing" for information as to the two private placements.

      (4) The Gramercy Partnership, L.L.C. holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 144,338 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

      (5) The Kriegsman Group holds two Selling Stockholders Warrants to purchase an aggregate of 120,000 shares of the Common Stock as follows: (a) 80,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring April 7, 2003 at $1.00 per share received on April 8, 1998 as compensation for prospective investment banking services and (b) 40,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring January 20, 2004 at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999 (see
          "Business -- Need for Financing").

      (6) Dean Erickson holds a Selling Stockholders Warrant expiring September 10, 2003 to purchase 100,000 shares of the Common Stock at $2.16 per share received on September 11, 1998 as compensation for his investor relations services.

      (7) WebStNews.com, Inc. holds a Selling Stockholders Warrant expiring August 30, 2000 to purchase 100,000 shares of the Common Stock at $.75 per share. Such warrant was acquired on August 31, 1998 for services in setting up a Web site for the Company and reporting as to the Company on its Web site.

      (8) Fred Reno holds two Selling Stockholders Warrants to purchase an aggregate of 60,000 shares of the Common Stock as follows: (a) a Selling Stockholders Warrant expiring December 7, 2002 to purchase 30,000 shares at $.50 per share and (b) a Selling Stockholders Warrant expiring January 7, 2004 to purchase 30,000 shares at $1.02 per share, the first being received on December 8, 1997 as consideration for Mr. Reno agreeing to serve as a consultant on law enforcement and security matters and the second being received on January 8, 1997 as consideration for his agreeing to serve the Company for an additional two years and broadening his duties to include public relations in connection with television and radio.

      (9) Charles Dargan holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 56,000 shares of the Common Stock at $2.41 per share received on

          January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

     (10) Online Capital GmbH holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 48,112 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

     (11) Global Capital Corporation holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 42,275 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

     (12) Libra Finance S.A. holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 42,275 shares of the Common Stock received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See
          "Business -- Need for Financing."

     (13) Michael S. Rosenblum holds a Selling Stockholders Warrant expiring December 7, 2002 to purchase 40,000 shares of the Common Stock at $.50 per share received on December 8, 1997 for his legal services in connection with the purchase of SAT's majority interest in the Company.

     (14) Ambient Capital Group, Inc. holds two Selling Stockholders Warrants to purchase an aggregate of 30,000 shares of the Common Stock as follows:
          (a) 20,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring April 7, 2003 at $1.00 per share received on April 8, 1998 as compensation for prospective investment banking services and
          (b) 10,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring January 20, 2004 at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999 (see "Business -- Need for Financing").

     (15) Shohreh Moheb holds a Selling Stockholders Warrant expiring October 26, 2002 to purchase 30,000 shares of the Common Stock at $.50 per share received on October 27, 1997 as a rehiring bonus because she was then deemed a key employee to complete the chemistry aspects of the Company's research and development program. Since January 1, 1999, she has not been employed by the Company.

     (16) Allan Stone & Company holds a Selling Stockholders Warrant expiring January 13, 2003 to purchase 25,000 shares of the Common Stock at $.50 per share received on January 14, 1998 as consideration for its public relations services on behalf of the Company.

     (17) Guohong Wang holds two Selling Stockholders Warrants to purchase an aggregate of 18,000 shares of the Common Stock as follows: (a) a Selling Stockholders Warrant expiring March 19, 2003 to purchase 12,000 shares at $.50 per share and (b) a Selling Stockholders Warrant expiring January 7, 2004 to purchase 6,000 shares of the Common Stock at $1.57 per share, the first received on March 20, 1998 and the second received on January 8, 1999, both as compensation for his consulting services as an organic chemist in the research and development program of the Company.

     (18) Corporate Capital Management L.L.C. holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 14,000 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

     (19) Lonna Williams holds a Selling Stockholders Warrant expiring March 19, 2003 to purchase 5,000 shares of the Common Stock at $.50 per share received on March 20, 1998 as compensation for services as a consultant to the Company on product marketing matters. She previously served the Company as its Vice President, Marketing until September 1997.

The shares of the Common Stock offered by the Selling Stockholders, issued after either the conversion of shares of the Series A Preferred Stock or the exercise of the Selling Stockholders Warrants, may be sold pursuant to this prospectus by one or more of the following methods, without limitation: (a) a block trade on which the broker-dealer so engaged will attempt to sell the shares of the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between the Selling Stockholder and purchasers without a broker-dealer. In effecting sales, a broker-dealer engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to sale. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales.

Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of the Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to the prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (f) other facts material to the transaction.

Currently none of the shares of the Common Stock being offered pursuant to this prospectus may be sold pursuant to Rule 144 under the Securities Act. Each of the Selling Stockholders has advised the Company that, as his, her or its shares become eligible for sale pursuant to Rule 144, he, she or it may, as an alternative to use of this prospectus, sell such shares pursuant to Rule 144.

Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Company will advise the Selling Shareholders of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, her or it, must deliver a copy of this prospectus in connection with any sale by such Selling Stockholder of shares of the Common Stock registered hereunder. The

Company will also undertake, if, in the future in the opinion of the Company, this prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the Selling Stockholders of this opinion, to request that the Selling Stockholders cease use of this prospectus and to confirm the Company's then intention to amend the Registration Statement, of which this prospectus constitutes Part I thereof (the "Registration Statement"), in order to effect such compliance. The Company will also advise each of the Selling Stockholders that, if it is determined that he, she or it is an "underwriter," the Selling Stockholder may be found liable for monetary damages to purchasers under Sections 11,12(2) and 15 of the Securities Act if there are any defects in the Registration Statement (i.e., material misstatements or omissions) and also may be found liable under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder for such material misstatements or omissions, if any.

The Company, its officers and directors, and the Selling Stockholders are obligated to take such steps as may be necessary to ensure that the offer and sale by the Selling Stockholders of an aggregate of 13,539,452 shares of the Common Stock offered by this prospectus shall comply with the requirements of the federal security laws, including Regulation M.

In general, Rule 102 under Regulation M prohibits any Selling Stockholder or a broker-dealer acting for such Selling Stockholder from, directly or indirectly, bidding for or purchasing any shares of the Common Stock or attempting to induce any person to bid for or to purchase shares of the Common Stock during a restricted period (as defined in Rule 100) which ends when he, she or it has completed his, her or its participation in the offering made pursuant to this prospectus. Rule 102 sets forth certain exceptions for the Selling Stockholder, including exercising a Common Stock purchase warrant (which, for purposes of the Rule, would include exercise of a Selling Stockholders Warrant).

The Company is bearing all costs relating to the registration of the shares of the Common Stock offered by this prospectus (other than fees and expenses, if any, of counsel or other advisors to a Selling Stockholder). Any commissions, discounts or other fees payable to broker-dealer in connection with any sale of the Common Stock will be borne by the Selling Stockholder selling such shares.

                            THE SELLING STOCKHOLDERS

Each of the Selling Stockholders named in the next following table has advised the Company that he, she or it may, from time to time, offer all of the shares shown next to his, her or its name at the prices then prevailing in the over-the-counter market or in isolated transactions, at negotiated prices, with institutional or other investors. See "Plan of Distribution." Each Selling Stockholder who is a natural person has advised the Company that he or she has sole voting and investment power with respect to his or her shares of the Common Stock. No Selling Stockholder has any voting power with respect to the shares of the Common Stock issuable upon the exercise of a Selling Stockholder Warrant until such security is exercised. In addition, the Selling Stockholder may vote his, her or its shares of the Series A Preferred Stock, but not the underlying shares of the Common Stock until after conversion. See "Description of Securities -- Series A Preferred Stock -- Voting Rights." No Selling Stockholder, if a natural person, and no natural person affiliated with any entity which is a Selling Stockholder is, or has ever been, an executive officer, or director of the Company except that Michael S. McCord served as a director from May 31, 1996 until October 31, 1997. The business relationships to the Company of those Selling Stockholders who or which hold Selling Stockholders Warrants is described under "Plan of Distribution."

The Selling Stockholders are offering, by this prospectus, an aggregate of 13,539,452 shares of the Common Stock, of which 12,000,000 shares will not be outstanding until 600,000 shares of the Series A Preferred Stock are converted and 1,539,452 shares will not be outstanding until all of the Selling Stockholders Warrants are exercised.

                                                                               BENEFICIAL
                                                 NUMBER OF SHARES             OWNERSHIP(1)
                                         ---------------------------------   --------------
                                          BEFORE                   AFTER     BEFORE   AFTER
NAME AND ADDRESS OF SELLING STOCKHOLDER    SALE       OFFERED      SALE       SALE    SALE
---------------------------------------  ---------   ---------   ---------   ------   -----
General Conference                       5,535,000   4,500,000   1,035,000    33.9%    6.3%
Corporation of Seventh-day
  Adventists(2)
12501 Old Columbia Pike
Silver Spring, MD 20804
Melvin Simon & Associates, Inc.(3)       1,000,000     500,000     500,000     8.1%    4.0%
115 W. Washington Street
Indianapolis, IN 46204
Ira Jay Mitchell(4)                        625,000     325,000     300,000     4.9%    2.4%
1718 Chastain Parkway East
Pacific Palisades, CA 90272
The Intergroup Corporation(5)              500,000     200,000     300,000     4.2%    2.5%
2121 Avenue of the Stars
Suite 2020
Los Angeles, CA 90067
Arthur D. Sterling and                     500,000     500,000           0     4.1%      0
  Marie E. Sterling
JTWROS(6)
3000 Northmoor Tr.
Long Beach, IN 46360
Austost Anstalt Schaan(6)                  422,760     422,760           0     3.5%      0
163 Landstrasse, 9494
Furstedtorg Vadiz,
Liechtenstein
Balmore Funds S.A.(6)                      422,740     422,740           0     3.5%      0
P.O. Box 4603
Zurich, Switzerland
CH-8022
Jerome Finkelstein(7)                      332,000     300,000      32,000     2.7%    nil
362 Elm Drive
Roslyn, NY 11576
Wales Securities Limited(6)                300,000     300,000           0     2.5%      0
% First Fidelity Capital
9100 Wilshire Blvd.
437 West Tower
Beverly Hills, CA 90212

                                                                               BENEFICIAL
                                                 NUMBER OF SHARES             OWNERSHIP(1)
                                         ---------------------------------   --------------
                                          BEFORE                   AFTER     BEFORE   AFTER
NAME AND ADDRESS OF SELLING STOCKHOLDER    SALE       OFFERED      SALE       SALE    SALE
---------------------------------------  ---------   ---------   ---------   ------   -----
Whyteburg, Limited(6)                      300,000     300,000           0     2.5%      0
% Mark Tollner
1006 North Carol Drive
Suite 4
West Hollywood, CA 90069
Erik Moskowitz(6)                          250,000     250,000           0     2.1%      0
% Mansur & Co
875 N. Michigan Avenue
Chicago, IL 60045
Augustine Fund, LP(6)                      200,000     200,000           0     1.7%      0
141 West Jackson Blvd.
#2182
Chicago, IL 60604
William F. Blackburn, Jr.(6)               200,000     200,000           0     1.7%      0
2159 Century Hill
Los Angeles, CA 90067
John P. Gannon(8)                          200,000     200,000           0     1.7%      0
925 S. Mason Road #248
Katy, TX 77450
Mansur Holdings III, Ltd.(6)               200,000     200,000           0     1.7%      0
875 North Michigan Avenue
Chicago, IL 60011
Robert van Coneghan(6)                     200,000     200,000           0     1.7%      0
123 Radcliff Road
Staten Island, NY 10305
Paul A. Kaye Family Trust                  180,000      80,000     100,000     1.5%    nil
U/A dated October 6, 1993(9)
9 Diamente Road
Rancho Palos Verdes, CA 90275
The Gramercy Partnership, L.L.C.(10)       156,838     156,838           0     1.3%      0
100 Wall Street 2nd Floor
New York, NY 10005
Anglo American Partnership I(6)            150,000     150,000           0     1.3%      0
2049 Century Park East
#2330
Los Angeles, CA 90067
CMS Inc. Profit Sharing Trust(6)           150,000     150,000           0     1.3%      0
16830 Ventura Blvd. #266
Encino, CA 91436
Peter M. Way(6)                            150,000     150,000           0     1.3%      0
5308 Ashbrook
Houston, TX 77081

                                                                               BENEFICIAL
                                                 NUMBER OF SHARES             OWNERSHIP(1)
                                         ---------------------------------   --------------
                                          BEFORE                   AFTER     BEFORE   AFTER
NAME AND ADDRESS OF SELLING STOCKHOLDER    SALE       OFFERED      SALE       SALE    SALE
---------------------------------------  ---------   ---------   ---------   ------   -----
Coury Family Trust(6)                      120,000     120,000           0     1.0%      0
22682 Ledeana
Mission Viejo, CA 92691
M&J Investment Trust(6)                    112,500     112,500           0     nil       0
14 Woodbridge Road
Hingham, MA 02043
Carl H. Spahr(11)                          110,000     100,000      10,000     nil     nil
2662 Ridge Pine Drive
La Crescente, CA 91214
Karim Amiryani(6)                          100,000     100,000           0     nil       0
319 Copa De Oro Road
Los Angeles, CA 90077
Anglo American Partnership II(6)           100,000     100,000           0     nil       0
2049 Century Park East
#2330
Los Angeles, CA 90067
Erland & Company(6)                        100,000     100,000           0     nil       0
77 Firenze Avenue
Los Angeles, CA 90046
Hussein A. Khashoggi(6)                    100,000     100,000           0     nil       0
% The Gramercy Partnership, L.L.C.
100 Wall Street 2nd Flr.
New York, NY 10005
Michael S. McCord(6)                       100,000     100,000           0     nil       0
2001 Kirby Drive
Suite 701
Houston, TX 77019
Michael J. Moser IRA(6)                    100,000     100,000           0     nil       0
% Frost National Bank
P.O. Box 2479
San Antonio, TX 78298
Len Rothstein(6)                           100,000     100,000           0     nil       0
134 Privateer Mall
Marina del Ray, CA 90292
Santa Fe Financial Corporation(6)          100,000     100,000           0     nil       0
2121 Avenue of the Stars
Suite 2020
Los Angeles, CA 90067
Johnny Thomas(6)                           100,000     100,000           0     nil       0
12038 Canary Court
Grand Terrace, GA 92313

                                                                               BENEFICIAL
                                                 NUMBER OF SHARES             OWNERSHIP(1)
                                         ---------------------------------   --------------
                                          BEFORE                   AFTER     BEFORE   AFTER
NAME AND ADDRESS OF SELLING STOCKHOLDER    SALE       OFFERED      SALE       SALE    SALE
---------------------------------------  ---------   ---------   ---------   ------   -----
Meredith Y. Kelly and                       93,000      93,000           0     nil       0
  J. Joyce Kelly(6)
4813 Lori Street
Valdosta, GA 31605
Marlin Trust dated 10-31-92(12)             90,000      70,000      20,000     nil     nil
22291 Cass Avenue
Woodland Hills, CA 91364
Herman T. Wilson, Jr.(6)                    60,000      60,000           0     nil       0
2001 Kirby Drive
Suite 712
Houston, TX 77019
The Century Trust(6)                        50,000      50,000           0     nil       0
2080 Century Park East
Penthouse Suite
Los Angeles, CA 90067
Dos Cuandos(6)                              50,000      50,000           0     nil       0
827 Wade Hampton
Houston, TX 77024
J. Allan Dougherty(6)                       50,000      50,000           0     nil       0
One Peachtree Center
Suite 2800
303 Peachtree Street NE
Atlanta, GA 30308
Barry Forwand and Arlene Forwand            50,000      50,000           0     nil       0
JTWROS(6)
8 Hampton Hill Ct.
Huntington, NY 11743
John P. Green(6)                            50,000      50,000           0     nil       0
52 Haller Drive
Cedar Grove, NJ 07009
Warren S. Grundfest(6)                      50,000      50,000           0     nil       0
8272 Skyline Drive
Los Angeles, CA 90046
Dorothy Hawkins(6)                          50,000      50,000           0     nil       0
% J. Allan Dougherty,
Trustee U/T/D 5/31/96
3030 Peachtree Street N.E.
Suite 2800
Atlanta, GA 30308
Bruce S. Kerievsky(6)                       50,000      50,000           0     nil       0
7 Arrandale Avenue
Great Neck, NY 11024

                                                                               BENEFICIAL
                                                 NUMBER OF SHARES             OWNERSHIP(1)
                                         ---------------------------------   --------------
                                          BEFORE                   AFTER     BEFORE   AFTER
NAME AND ADDRESS OF SELLING STOCKHOLDER    SALE       OFFERED      SALE       SALE    SALE
---------------------------------------  ---------   ---------   ---------   ------   -----
Andrew John Long(6)                         50,000      50,000           0     nil       0
2480 E. Colorado Blvd.
Pasadena, CA 91107
Stephen L. McCord(6)                        50,000      50,000           0     nil       0
8235 Douglas Avenue
Suite 990
Dallas, TX 75225
Richard McCullough(6)                       50,000      50,000           0     nil       0
310 Arcadia Place
San Antonio, TX 78209
Thomas A. Miklusak(6)                       50,000      50,000           0     nil       0
1418 El Vago
La Canada, CA 91011
Kristine K. Moser(6)                        50,000      50,000           0     nil       0
7711 Kensico
Houston, TX 77036
Michael Mrkulic(6)                          50,000      50,000           0     nil       0
345 Passaic Avenue #D13
Passaic, NJ 07055
Paul Musto and Rose Anne Musto              50,000      50,000           0     nil       0
JTWROS(6)
3 Hammerstein Drive
Saugus, MA 01906
George Szakacs(6)                           50,000      50,000           0     nil       0
% Global Wire & Cable, Inc.
61 Willett Street
Passaic, NJ 07055
Robert Weinstein and                        50,000      50,000           0     nil       0
  Leslie Weinstein
JTWROS(6)
10 Marina Key
Secaucus, NJ 07094
Donald Hoffman(13)                          30,000      30,000           0     nil       0
1110 North 24th Street
Allentown, PA 18104
Michael A. Rogawski(13)                     30,000      30,000           0     nil       0
9637 Cold Star Court
Columbia, MD 21046
Paul L. Cormier and                         28,000      28,000           0     nil       0
  Susan E. Cormier
JTWROS(13)
9 Marathon Road
Trumball, CT 06611

                                                                               BENEFICIAL
                                                 NUMBER OF SHARES             OWNERSHIP(1)
                                         ---------------------------------   --------------
                                          BEFORE                   AFTER     BEFORE   AFTER
NAME AND ADDRESS OF SELLING STOCKHOLDER    SALE       OFFERED      SALE       SALE    SALE
---------------------------------------  ---------   ---------   ---------   ------   -----
Lester Bart and Amy Bart                    25,000      25,000           0     nil       0
JTWROS(13)
47-53 188th Street
Flushing, NY 11358
Leanne Mitchell(13)                         25,000      25,000           0     nil       0
300 East 74th Street
New York, NY 10021
Arnold Wandel(13)                           25,000      25,000           0     nil       0
1041 Annapolis Street
West Lawrence, NY 11691
Robert M. Wysinski(13)                      25,000      25,000           0     nil       0
6905 Lake Trail Drive
Westerville, OH 43082
Arthur A. Marquardt(13)                     20,000      20,000           0     nil       0
133 Concord Street
Brooklyn, NY 11201
Louis F. Mazziotta and                      20,000      20,000           0     nil       0
  Nancy E. Mazziotta
JTWROS(13)
111 North 31st Street
Allentown, PA 18104
ISM Investments, L.L.C.(13)                 17,500      17,500           0     nil       0
100 Wall Street 2nd Flr.
New York, NY 10005
Glenn M. Gardner(13)                        17,000      17,000           0     nil       0
3332 N. Woodlawn Avenue
Metarie, LA 70006
Dorothy B. Gartner(13)                      17,000      17,000           0     nil       0
24 Orpheum Avenue
Metarie, LA 70005
John J. Walsh(13)                           17,000      17,000           0     nil       0
24 Orpheum Avenue
Metarie, LA 70005
Gregory Whitney-Perdon(13)                  10,000      10,000           0     nil       0
9 Gracie Square
New York, NY 10028
Burrill & Company(14)                      250,000     250,000           0     2.1%      0
120 Montgomery Street
Suite 1370
San Francisco, CA 94104
Global Consultants(14)                     239,452     239,452           0     2.0%      0
9025 Wilshire Blvd
Beverly Hills, CA 90211

                                                                               BENEFICIAL
                                                 NUMBER OF SHARES             OWNERSHIP(1)
                                         ---------------------------------   --------------
                                          BEFORE                   AFTER     BEFORE   AFTER
NAME AND ADDRESS OF SELLING STOCKHOLDER    SALE       OFFERED      SALE       SALE    SALE
---------------------------------------  ---------   ---------   ---------   ------   -----
WebStNews.com.Inc.(15)                     200,000     100,000     100,000     1.7%    nil
445 Orchard Street
Santa Rosa, CA 95404
The Kriegsman Group(14)                    120,000     120,000           0     1.0%      0
866 Iliff Street
Pacific Palisades, CA 90272
Dean Erickson(14)                          100,000     100,000           0     nil       0
Erickson Consulting Group, Inc.
15332 Antioch Street
Suite 507
Pacific Palisades, CA 90272
Fred Reno(14)                               60,000      60,000           0     nil       0
2545 Gardner Place
Glendale CA 91206
Charles Dargan(14)                          56,000      56,000           0     nil       0
7551 Trask Avenue
Playa Del Rey, CA 90293
Online Capital GmbH(14)                     48,112      48,112           0     nil       0
354 East 50th Street
New York, NY 10022
Global Capital Corporation(14)              42,275      42,275           0     nil       0
9025 Wilshire Boulevard
Beverly Hills, CA 90211
Libra Finance S.A.(14)                      42,275      42,275           0     nil       0
160 Central Park South
Suite 3212
New York, NY 10019
Michael S. Rosenblum(14)                    40,000      40,000           0     nil       0
Michael S. Rosenblum, PA
1875 Century Park East
Suite 700
Los Angeles, CA 90067
Ambient Capital Group, Inc.(14)             30,000      30,000           0     nil       0
10990 Wilshire Boulevard
Suite 1800
Los Angeles, CA 90024
Shohreh Moheb(14)                           30,000      30,000           0     nil       0
5630 Van Gogh Way
Yorba Linda, CA 92887
Alan Stone & Company(14)                    25,000      25,000           0     nil       0
10941 Wilshire Boulevard
Suite 1620
Los Angeles, CA 90024

                                                                               BENEFICIAL
                                                 NUMBER OF SHARES             OWNERSHIP(1)
                                         ---------------------------------   --------------
                                          BEFORE                   AFTER     BEFORE   AFTER
NAME AND ADDRESS OF SELLING STOCKHOLDER    SALE       OFFERED      SALE       SALE    SALE
---------------------------------------  ---------   ---------   ---------   ------   -----
Guohong Wang(14)                            18,000      18,000           0     nil       0
937 Kingsley Drive
Arcadia, CA 91007
Corporate Capital
Management L.L.C.(14)                       14,000      14,000           0     nil       0
2000 South Plymouth Road
Suite 210
Minnetonkia, MN 55305
Lonna Williams(14)                           5,000       5,000           0     nil       0
6823 Adolphia Dr.
Carlsbad, CA 92009

-------------------------

 (1) The percentages computed in this column of the table are based upon 11,818,403 shares of the Common Stock which were outstanding on January 29, 1999. Effect is given, where applicable, pursuant to Rule 13d-3(1)(i) under the Exchange Act, to shares issuable upon the exercise of the Warrants and the conversion of the Series A Preferred Stock.

 (2) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 430,000 shares of the Common Stock acquired in the Company's first private placement in December 1997; (b) 500,000 shares acquired in the Company's second private placement in July 1998; (c) 105,000 shares acquired in open market purchases; and (d) 4,500,000 shares issuable upon the conversion of 225,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. For information as to the three private placements, see "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (d).

 (3) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 500,000 shares of the Common Stock acquired in the Company's second private placement in July 1998 and (b) 500,000 shares issuable upon the conversion of 25,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (b).

 (4) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 300,000 shares of the Common Stock acquired in the Company's first private placement in November 1997, (b) 75,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring December 7, 2002 at $.50 per share, (c) 50,000 shares issuable upon the exercise of a Selling Stockholder Warrant expiring December 13, 2003 at $1.08 per share, (d) 50,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring January 20, 2004 at $2.41 per share and (e) 150,000 shares issuable upon the conversion of 7,500 shares of the Series A Preferred Stock. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect all of the foregoing shares except those described in (a).

 (5) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 300,000 shares of the Common Stock acquired in the Company's first private placement in December 1997 and (b) 200,000 shares issuable upon the conversion of 10,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (b).

 (6) The shares reported in the table as being beneficially owned and as being offered by this Selling Stockholder or Selling Stockholders reflect shares of the Common Stock issuable upon the conversion of shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing."

 (7) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 25,000 shares of the Common Stock acquired in the Company's second private placement in August 1998, (b) 7,000 shares acquired in an open market purchase and (c) 300,000 shares issuable upon the conversion of 15,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business-Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (c).

 (8) This Selling Stockholder, who acquired 10,000 shares of the Series A Preferred Stock in the Company's third private placement in January 1999 (see "Business -- Need for Financing"), has advised the Company that he acquired the shares for the benefit of his children (Brenda Marie Gannon, Daniel Joseph Gannon, Heather Ann Gannon, Travis Kendall Hodges and Justin Matthew Hodges) and will offer 40,000 shares of the Common Stock issuable upon conversion on behalf of each child.

 (9) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 100,000 shares of the Common Stock acquired in the Company's first private placement in December 1997 and (b) 80,000 shares issuable upon the conversion of 4,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (b).

(10) The shares reported in the table as being beneficially owned and as being offered by this Selling Stockholder reflect (a) 12,500 shares issuable upon the conversion of 625 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999 (see
     "Business -- Need for Financing") and (b) 144,338 shares issuable upon the exercise of a Selling Stockholders Warrant (see "Plan of Distribution").

(11) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 10,000 shares of the Common Stock acquired in the Company" first private placement in December 1997 and (b) 100,000 shares issuable upon the conversion of 5,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for

     Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (b).

(12) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 20,000 shares of the Common Stock acquired in the Company's first private placement in November 1997 and (b) 70,000 shares issuable upon the conversion of 3,500 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those described in (b).

(13) The shares reported in this table as being beneficially owned and as being offered by this Selling Stockholder or Selling Stockholders reflect shares issuable upon conversion of shares of the Series A Preferred Stock acquired in the Company's third private placement. See "Business -- Need for Financing." The shares of Series A Preferred purchased by this Selling Stockholder or Selling Stockholders, who is or are an accredited investor as such term is defined in Rule 501(a) under the Securities Act, were less than the minimum permitted by the private placement (i.e., 2,500 shares), but were subscribed for by The Gramercy Partnership, L.L.C. and then transferred to this Selling Stockholder.

(14) The shares reported in the table as beneficially owned and as being offered by this Selling Stockholder reflect shares of the Common Stock issuable upon the exercise of one or two Selling Stockholders Warrants. See "Plan of Distribution."

(15) The shares reported in the table as beneficially owned by this Selling Stockholder reflect (a) 100,000 shares of the Common Stock received as a fee for setting up a Web site for the Company and reporting on the Company on its Web site and (b) 100,000 shares of the Common Stock issuable upon the exercise of a Selling Stockholders Warrant received for the same consideration (see "Plan of Distribution"). The shares reported in the table as being offered reflect only those shares described in (b).

                                 LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Wachtel & Masyr, LLP, New York, New York.

                                    EXPERTS

The financial statements of the LifePoint, Inc. (a development stage enterprise) at March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998, appearing in this prospectus and the Registration Statement have been audited by Ernst & Young LLP, independent auditors, and for the period October 8, 1992 (inception) through March 31, 1995, by Wolinetz, Gottlieb & Lafazan, P.C., independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION

The Board of Directors has authorized indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

Section 145(a) of the GCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances, of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Pursuant to Section 145(e) of the GCL, to the extent a current or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or preceding referred to in subsections
(a) or (b), he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Under Section 145(d) of the GCL, unless the determination as to indemnification is made by a court, the determination as to a person who is a director or officer at the time of determination must be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

In addition, under Section 145(f) of the GCL, the indemnification provided by
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding such office.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SELECTED FINANCIAL DATA

The following tables set forth selected financial data of the Company for each of the five fiscal years ended March 31, 1998, the nine-month periods ended December 31, 1998 and 1997 and cumulative from October 8, 1992 (inception) to December 31, 1998. In the opinion of the Company, the unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial data. This selected financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Company's financial statements and related notes thereto included elsewhere in this prospectus.


                                        FOR THE NINE MONTHS
                                        ENDED DECEMBER 31,            FOR THE YEARS ENDED MARCH 31,
                                     -------------------------   ---------------------------------------
                                        1998          1997          1998          1997          1996
                                     -----------   -----------   -----------   -----------   -----------
                                     (UNAUDITED)   (UNAUDITED)
Selected Statement of Operations
  Data:
Revenues...........................  $        --   $        --   $        --   $        --   $        --
Costs and Expenses:
  Selling, General and
    Administrative.................    1,194,048       407,022       672,998       268,668       318,510
  Research and Development.........      818,117       851,376     1,052,233     1,735,449       949,439
  Depreciation and Amortization....      129,428       161,714       217,034       143,634       143,969
  Interest Expense -- Parent.......           --        34,530        34,530        23,095            --
Management Fees -- Parent..........           --       409,838       409,838       420,000       420,000
  Interest Expense.................           --           956           956         5,822        71,882
                                     -----------   -----------   -----------   -----------   -----------
Total Costs and Expenses...........    2,141,593     1,865,466     2,387,589     2,596,668     1,903,800
                                     -----------   -----------   -----------   -----------   -----------
Loss from Operations...............   (2,141,598)   (1,865,466    (2,387,589)   (2,596,668)   (1,903,800)
                                     -----------   -----------   -----------   -----------   -----------
Other Income (Expense).............       28,647      (185,228)     (164,701)      (33,905)      262,995
                                     -----------   -----------   -----------   -----------   -----------
Net Loss...........................  $(2,112,946)  $(2,050,694)  $(2,552,290)  $(2,630,573)  $(1,640,805)
                                     ===========   ===========   ===========   ===========   ===========
Earnings per Common Share -- Basic
  Weighted Average Common Shares
    Outstanding....................   11,395,289     7,225,512     8,032,231     5,221,900     5,221,900
                                     ===========   ===========   ===========   ===========   ===========
  Net Loss per Common Share --
    Basic..........................  $      (.19)  $      (.28)  $      (.32)  $      (.50)  $      (.31)
                                     ===========   ===========   ===========   ===========   ===========
Earnings per Common Share, Assuming
  Dilution
  Weighted Average Common Shares...   14,671,047     7,668,912     8,863,276     5,221,900     5,221,900
                                     ===========   ===========   ===========   ===========   ===========
Net Loss per Common Share, Assuming
  Dilution.........................  $      (.14)  $      (.27)  $      (.29)  $      (.50)  $      (.31)
                                     ===========   ===========   ===========   ===========   ===========

                                                                        CUMULATIVE
                                                                           FROM
                                                                      OCTOBER 8, 1992
                                        FOR THE YEARS ENDED MARCH 31,   (INCEPTION)
                                        ---------------------------   TO DECEMBER 31,
                                             1995          1994            1998
                                          -----------   -----------   ---------------
                                                                        (UNAUDITED)
Selected Statement of Operations
  Data:
Revenues...........................       $        --   $        --    $         --
Costs and Expenses:
  Selling, General and
    Administrative.................           475,400       604,185       3,778,596
  Research and Development.........         1,261,219       728,272       6,537,218
  Depreciation and Amortization....           162,871        92,245         906,120
  Interest Expense -- Parent.......             3,319        31,639          95,790
Management Fees -- Parent..........           420,000       420,000       2,089,838
  Interest Expense.................            40,640            --         119,300
                                          -----------   -----------    ------------
Total Costs and Expenses...........         2,363,449     1,876,341      13,526,862
                                          -----------   -----------    ------------
Loss from Operations...............        (2,363,449)   (1,876,341)    (13,526,862)
                                          -----------   -----------    ------------
Other Income (Expense).............            31,232      (383,951)       (259,683)
                                          -----------   -----------    ------------
Net Loss...........................       $(2,332,217)  $(2,260,292)   $(13,786,545)
                                          ===========   ===========    ============
Earnings per Common Share -- Basic
  Weighted Average Common Shares
    Outstanding....................         5,221,900     4,342,458
                                          ===========   ===========    ============
  Net Loss per Common Share --
    Basic..........................       $      (.45)  $      (.52)
                                          ===========   ===========    ============
Earnings per Common Share, Assuming
  Dilution
  Weighted Average Common Shares...         5,221,900     4,342,458
                                          ===========   ===========    ============
Net Loss per Common Share, Assuming
  Dilution.........................       $      (.45)  $      (.52)
                                          ===========   ===========    ============

                                    AS OF DECEMBER 31,                                  AS OF MARCH 31,
                                --------------------------    -------------------------------------------------------------------
                                   1998           1997           1998          1997           1996          1995          1994
                                -----------    -----------    ----------    -----------    ----------    ----------    ----------
                                (UNAUDITED)    (UNAUDITED)
Selected Balance Sheet Data:
Working Capital (Deficit).....   $(378,270)    $  884,589     $  409,951    $(1,996,218)   $  536,880    $2,089,323    $4,360,362
                                 =========     ==========     ==========    ===========    ==========    ==========    ==========
Total Assets..................   $ 736,865     $1,558,240     $1,073,284    $   595,947    $1,175,390    $4,444,105    $5,268,820
                                 =========     ==========     ==========    ===========    ==========    ==========    ==========
Stockholders' Equity
  (Deficit)...................   $ 736,865     $1,237,427     $  735,831    $(1,573,686)   $1,056,887    $2,697,692    $5,029,909
                                 =========     ==========     ==========    ===========    ==========    ==========    ==========

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

The Company is a development stage enterprise with no earnings history. The Company is developing, as its first product, proprietary systems that will test for substance abuse and alcohol.

The Company temporarily suspended its product development activities on September 19, 1997 because of the cessation by SAT, its then parent, in August 1997 of providing financing to the Company and SAT's subsequent filing for bankruptcy protection on September 10, 1997. The Company was able to resume such activities on October 27, 1997 as a result of a loan by Meadow Lane that was repaid from the proceeds from the private placement conducted by the Company pursuant to Regulation D under the Securities Act described in the succeeding paragraph.

On November 21, 1997, the Company closed as to the sale of 1,690,000 shares of the Common Stock. On December 10, 1997, the Company closed as to the sale of an additional 1,510,000 shares of the Common Stock. The aggregate of 3,200,000 shares was sold at $.50 per share and the Company realized $1,600,000 in gross proceeds. There were no underwriting discounts or commissions allowed or paid pursuant to the private placement. A finder's fee of $160,000 was paid to Jonathan J. Pallin who was a member of Meadow Lane and who, on October 31, 1997, was elected as the Chairman of the Board and a director of the Company. Since January 8, 1999, he has served the Company as a director and a financial consultant.

On July 23, 1998, the Company closed as to the sale of 1,000,000 shares of the Common Stock. On August 26, 1998, the Company sold an additional 25,000 shares of the Common Stock. An aggregate of 1,025,000 shares of the Common Stock was, accordingly, sold pursuant to this second private placement pursuant to Regulation D under the Securities Act. This offering of a minimum of 1,000,000 and a maximum of 5,000,000 shares of the Common Stock expired by its terms on October 14, 1998 without any additional shares being sold. The aggregate of 1,025,000 shares was sold at $1.00 per share and the Company realized $1,025,000 in gross proceeds. There were no underwriting discounts or commissions related to the private placement. However, a Selling Stockholder Warrant expiring December 13, 2003 to purchase 50,000 shares of the Common Stock at $1.08 was granted to an unaffiliated person for his assistance in completing $500,000 of this offering.

The Company has applied for three small business grants from the National Institute of Health, in conjunction with Cedars Sinai Medial Center. If the Company was to receive all there grants, the Company may receive up to $3,000,000 in additional funding. However, there can be no assurance that the Company will receive any of these grants.

On January 21, 1999, the Company closed as to the sale of 600,000 shares of the Series A 10% Preferred Stock, pursuant to a third private placement pursuant to Regulation D under the Securities Act. The aggregate of 600,000 shares was sold at $10.00 per share and the Company realized $6,000,000 in gross proceeds. Finders' fees were paid to various consultants and bankers for their assistance in helping the Company to complete this private placement. For their assistance, these finders received an aggregate of $592,078 in cash fees (including $420,451 to Mr. Pallin) and Selling Stockholders Warrants expiring January 20, 2004 to purchase an aggregate of 447,000 shares at $2.41 per share.

Management believes that, with the net proceeds from the private placement described in the preceding paragraph, the Company has sufficient funds to complete the working prototype for the testing product for drugs of abuse and alcohol and that the prototype will be completed not earlier than the first quarter of 2000. There can be no assurance that management's estimate as to costs and timing will be correct. Any delays may further increase the Company's costs of development.

The latest estimate which management has is that completion of the development and launching of a saliva based drugs of abuse and alcohol testing product after the prototype will require an additional cost of approximately $7,000,000, beyond the recently raised $6,000,000, and that the product will not be launched earlier than the third quarter of 2000. This contrasts with SAT's June 1997 publicly announced incremental costs for the Company of $16,000,000 to $18,000,000 (including the costs to develop the prototype) and a launch date of the first quarter of 1999 at the earliest. However, these estimates were prior to the suspension of product development efforts and the subsequent reduced product development efforts over the last 17 months.

Since October 1997, management had been pursuing parallel paths for long-term financing: venture capital, strategic partnering, a public offering and/or a private placement for all or part of the required funding.

Management had initially believed that one likely source for the additional funding would have been an investment by a venture capital investor or investors. Any such investment would have been likely to dilute substantially the stock interest of the current stockholders. In addition, to make the investment more attractive to potential venture capital investors, the Company may have had to transfer its operations to a private subsidiary in which such investor or investors could have invested. This is because venture capital investors generally prefer the vehicle of an initial public offering as their "out" strategy rather then invest in an already public company. Management does not currently believe that an investment in the Company by a venture capital investor to be a likely source of funding at this time.

Management has also been exploring the possibility of obtaining a strategic partner for the Company. To this end, the Company has an agreement with Burrill, a San Francisco-based merchant bank focused exclusively on servicing life science companies. Burrill assists its portfolio companies in maximizing their value through various strategic partnering relationships. Burrill has been engaged to introduce the Company to potential partners with an on-going interest in saliva-based diagnostics or point-of-care diagnostics and which might be otherwise interested in partnering with or acquiring the Company. Burrill has advised the Company that the process to ascertain and close with a strategic partner may take five months or more. In addition, management believes that a potential marketing partner could be obtained on more acceptable terms when there is a working prototype for the instrument and the disposables and certain preliminary clinical data are obtained. Management currently anticipates that the prototype will be completed by the first quarter of 2000 at the earliest. For additional information as to the Company's agreement with Burrill, see "Business -- Need for Financing."

Management has also pursued the possibility of an underwritten public offering and has received expressions of interest from several well-known small national and large regional firms. These firms have suggested, however, that the Company wait to conduct such an offering until the working prototype is completed (the first quarter of 2000 at the earliest). There can be no assurance that stock market conditions would be receptive to a public offering by the Company at that time. In addition, competitive conditions in the substance abuse testing industry at that time may make the Company less attractive to potential public investors. See the "Business -- Competition."

Having successfully consummated three private placements pursuant to Regulation D under the Securities Act since December 1997, the Company may seek to raise the additional required financing through this method. As with a public offering, there can be no assurance that potential investors would be receptive to a private placement by the Company at that time, either because of general stock market conditions or conditions generally in the substance abuse technology industry.

There can be no assurance that the Company will be successful in securing additional financing, whether through a strategic partner, a public offering or a private placement.

If all of the Warrants and the Selling Stockholders Warrants to purchase an aggregate of 3,099,741 shares of the Common Stock which are outstanding on January 29, 1999 were subsequently exercised, the Company would realize $2,907,787 in gross proceeds. If all of the Options to purchase an aggregate of 794,167 shares outstanding on January 29, 1999 were subsequently exercised, the Company would realize $397,084 in gross proceeds. However, there can be no certainty as to when and if any of these securities may be exercised, especially as to the Options and a Selling Stockholders Warrant which were not all currently exerciseable as of January 29, 1999. Accordingly, management believes that the Company cannot rely on these exercises as a source of financing.

OPERATING CASH FLOWS

Net cash used by operating activities during the nine months ended December 31, 1998 amounted to $1,274,000 as compared to $1,893,000 during the nine months ended December 31, 1997, which was primarily the result of reduced expenses during 1998 due to cash restraints versus normal product development activities during 1997.

Net cash used for operations during fiscal 1998 amounted to $2,322,000 as compared to $2,119,000 and $1,656,000 in fiscal 1997 and fiscal 1996, respectively, which was primarily the result of moving product development from the research stage to the development stage.

INVESTING CASH FLOWS

During the nine months ended December 31, 1998, net cash used by investing activities was $21,000 as a result of purchases of property and equipment and patent related costs. Net cash provided by investing activities of $49,000 during the nine months ended December 31, 1997 was generated from sales of property and equipment offset by the purchases of property and equipment and patent costs.

During fiscal 1998, net cash provided by investing activities of $20,000 was generated from the sale of property and equipment offset by the purchases of property and equipment. Net cash used by investing activities of $53,000 during fiscal 1997 was for purchases of property and equipment. During fiscal 1996, net cash provided by investing activities of $3,248,000 resulted from the sale of approximately $3,286,000 in marketable securities net of purchases of property and equipment and patent costs.

FINANCING CASH FLOWS

Net cash provided by financing activities amounted to $1,020,000 during the nine months ended December 31, 1998 related to the second private placement described above with net proceeds of approximately $1,019,000.

Net cash provided by financing activities amounted to $2,965,000 during the nine months ended December 31, 1997. Financing cash flows were provided by the first private placement described above with net proceeds of approximately $1,500,000 and a loan by SAT of approximately $1,465,000.

Net cash provided by financing activities amounted to $2,900,000 during fiscal 1998. Financing cash flows were provided by loans from SAT of approximately $1,465,000 and the private placement described above with net proceeds of approximately $1,434,000.

Net cash provided by financing activities amounted to $1,922,000 during the fiscal 1997. Financing cash flows were provided by loans from SAT of approximately $1,668,000 and net proceeds from the repayment of not receivable from SAT in the amount of approximately $282,000.

RESULTS OF OPERATIONS

FISCAL 1998 VS. FISCAL 1997

During fiscal 1998, the Company continued as a development stage enterprise with no revenues. Selling, general and administrative expenses were $673,000 in fiscal 1998 as compared to $269,000 in fiscal 1997, or an increase of $404,000 or 150.2%. Management fees paid to SAT were $410,000 in fiscal 1998 as compared to $420,000 in fiscal 1997, a decrease of $10,000 or 2.4%. During fiscal 1998, the management fees were based on the proportional costs for shared resources and personnel. However, during the second quarter of fiscal 1998, the management fee was discontinued because services were no longer provided by SAT. Overall, selling, general and administrative expenses and management fees were $1,083,000 in fiscal 1998 versus $689,000 in fiscal 1997, and increased based on actual incurred expenses rather than a previously negotiated fee. Research and development expenditures totaled $1,052,000 in fiscal 1998 as compared to $1,735,000 in fiscal 1997 or a decrease of $683,000 or 39.4%. The decrease was primarily the result of the temporary suspension and subsequent reduced expenditures for product development efforts by the Company, due to a cessation of funding by its former parent SAT. As of March 31, 1998, the Company did not anticipate generating revenues from product sales during the fiscal year ending March 31, 1999 and not until after submission of the drugs of abuse/alcohol testing product to the FDA in March 2000 at the earliest. Accordingly, management anticipated that operating losses would continue for at least a 24-month period.

The net loss for fiscal 1998 was $2,552,000 as compared to $2,631,000 for fiscal 1997. The decrease of $79,000 or 2.8% was primarily the result of a suspension and subsequent reduction in the product development expenditures due to a cessation of funding by the Company's former parent SAT.

FISCAL 1997 VS. FISCAL 1996

During fiscal 1997, the Company continued as a development stage enterprise with no revenues. Selling, general and administrative expenses were $269,000 in fiscal 1997 as compared to $319,000 in fiscal 1996 or a decrease of $50,000 or 15.7%, primarily the result of lower travel, utility and telephone expenses. Research and development expenditures totaled $1,735,000 in fiscal 1997 as compared to $949,000 in fiscal 1996 or an increase of $786,000 or 82.8%. The increase was primarily the result of expanded people requirements to bring the saliva testing to the next phase of development. Costs included those for engineering and chemist consulting time, as well as those for additional the Company's full time employees. Management fees paid to SAT were $420,000 in both fiscal 1997 and fiscal 1996.

The net loss for fiscal 1997 was $2,631,000 as compared to $1,641,000 for fiscal 1996. The increase of $990,000 or 60.3% was primarily the result of additional people requirements. The costs include expenses for engineering and chemists consulting time and additional employees.

NINE MONTHS ENDED DECEMBER 31, 1998 VS. NINE MONTHS ENDED
DECEMBER 31, 1997.

During the nine months ended December 31, 1998, the Company incurred $818,000 in expenses for research and development and an additional $1,194,000 on general and administrative expenses, as compared with $851,000 and $407,000, respectively, during the nine months ended December 31, 1997. The general and administrative expenses for the nine months ended December 31 1998 are higher because, during the same period in 1997, significant general and administrative expenses were paid to SAT as a management fee and these expenses are now incurred directly by the Company. During the nine months ended December 31, 1997, an additional $410,000 was paid to SAT as the management fee. The research and development expenses for the three months ended December 31, 1998 were higher than those in the same period during 1997 due to the fact that during the three months ended December 31, 1997 the Company temporarily ceased the product development program.

The Company's net loss during the nine months ended December 31, 1998 was $2,113,000 as compared with $2,051,000 during the nine months ended December 31, 1997. The increase of $62,000 or 3.0% was due to the reasons described in the preceding paragraph. Because management does not anticipate that the Company will commence marketing until the third quarter of 2000 at the earliest, management anticipates that operating losses will continue until that date or longer.

IMPACT OF THE YEAR 2000 ISSUE

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

Based on a recent assessment, the Company determined that, with one exception, all of the software currently in use on its computer system will properly utilize dates beyond December 31, 1999. The program that is not currently compliant will be updated to become compliant by March 1999. If the required update does not become available, a more recent version of the program will be purchased. The total cost for the Company's computer systems to become fully compliant will be less than $5,000.

INFLATION

The Company believes that inflation has not had a material effect on its results of operations.

FORWARD LOOKING STATEMENTS

This "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those anticipated by the statements made above are the following:

As indicated in the section "Liquidity and Cash Resources" under this caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," management estimates an incremental cost of $7,000,000 over the recently raised $6,000,000 to complete the development of a saliva-based drug and alcohol testing product. Unless this financing is obtained and the product development program successfully completed (which is not anticipated until the third quarter of 2000 at the earliest), the Company will continue without revenues from a product or service and, accordingly, will have to cease operating. Although management is pursuing, or will pursue, these financial routes: a strategic partner, a public offering and a private placement, there can be no assurance that any additional financing will be consummated.

As indicated in "Business -- Employees," the Company, as of January 29, 1999, employed 10 employees, of whom 8 were directly involved in its research and development program. Management estimates that it will require approximately 24 scientists and engineers to complete this project and, if the product is successfully developed, approximately 24 persons to commence manufacturing thereof. There can be no assurance that such personnel will be available when the Company requires them, especially at its current location in Rancho Cucamonga, California. In addition, there can be no assurance that the Company's lease will be renewed beyond March 31, 2000. See "Business-Properties." Management anticipates that the Company, in such circumstances, may have to move to a different location in California where such personnel may be more readily available, which move will add to the Company's costs. There can be no assurance that the Company, in such circumstances, will be any more successful in such new location in obtaining such personnel.

An independent consultant in June 1997 confirmed management's belief that the Company's saliva-based drugs of abuse and alcohol testing products could be developed and that, once developed, there would be a significant market therefor. However, there are certain risks in any research and development program that the product will not ultimately be developed, that it will be developed later than anticipated, that the estimated costs will be higher than projected and that the market may be smaller then anticipated when the product is ultimately marketed.

Also, as indicated in "Business -- Competition," management believes that saliva sample testing is unique in that, to its knowledge, no company is currently offering a substance abuse detection method using saliva samples as a specimen on an "on-site" basis. However, as noted therein, the Company has been advised that such a product may be under development by two or more companies and, accordingly, there can be no assurance that such a product will not be offered by a competitor.

                         INDEX TO FINANCIAL STATEMENTS

ITEM                                                                 PAGE
----                                                                 ----
AUDITED ANNUAL FINANCIAL STATEMENTS
 1.    Report of Ernst & Young LLP.................................   F-2
 2.    Report of Wolinetz, Gottlieb & Lafazan, P.C. ...............   F-3
 3.    Balance Sheets as of March 31, 1998 and 1997................   F-4
 4.    Statements of Operations for the years ended March 31, 1998,
       1997 and 1996 and for the Period from October 8, 1992
       (inception) to March 31, 1998...............................   F-5
 5.    Statements of Stockholders' (Deficit) Equity for the years ended March 31, 1998, 1997 and 1996 and for the Period from
       October 8, 1992 (inception) to March 31, 1998...............   F-7
 6.    Statements of Cash Flows for the years ended March 31, 1998,
       1997 and 1996 and for the Period from October 8, 1998
       (inception) to March 31, 1998...............................   F-8
 7.    Notes to Financial Statements...............................  F-10
UNAUDITED ANNUAL FINANCIAL STATEMENTS
 1.    Balance Sheets as of December 31, 1998 and March 31, 1998...  F-19
 2.    Statements of Operations for the nine months ended December
       31, 1998 and 1997 and for the Period from October 8, 1992
       (inception) to December 31, 1998............................  F-20
 3.    Statements of Cash Flows for the nine months ended December
       31, 1998 and 1997 and for the Period from October 9, 1992
       (inception) to December 31, 1998............................  F-21
 4.    Notes to Financial Statements...............................  F-23

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
LifePoint, Inc.

We have audited the accompanying balance sheets of LifePoint, Inc. (a development stage enterprise) (the "Company") as of March 31, 1998 and 1997, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the three years in the period ended March 31, 1998, and for the period October 8, 1992 (inception) through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period October 8, 1992 (inception) through March 31, 1995 were audited by other auditors whose report dated May 26, 1995 expressed an unqualified opinion on those statements. The financial statements for the period October 8, 1992 (inception) through March 31, 1995 include total costs and expenses and a net loss of $4,497,000 and $4,850,000, respectively. Our opinion on the statements of operations and cash flows for the period October 8, 1992 (inception) through March 31, 1998, insofar as it relates to amounts for prior periods through March 31, 1995, is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of LifePoint, Inc. at March 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1998 and the period from October 8, 1992 (inception) through March 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that LifePoint, Inc. will continue as a going concern. As more fully described in
Note 2, the Company has incurred recurring operating losses and will require additional capital to continue the research, development and ultimate manufacture and marketing of its product and to fund its working capital requirements for the next 12 months. The aforementioned conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                 /s/ ERNST & YOUNG LLP
                                          --------------------------------------

Riverside, California
May 13, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
LifePoint, Inc.
(f/k/a U.S. Drug Testing, Inc.)
Rancho Cucamonga, California

We have audited the accompanying statements of operations, stockholders' (deficit) equity and cash flows for the period October 8, 1992 (inception) through March 31, 1995 of LifePoint, Inc. (a Development State Enterprise). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of LifePoint, Inc. for the period October 8, 1992 (inception) through March 31, 1995, in conformity with generally accepted accounting principles.

                                      /s/ WOLINETZ, GOTTLIEB & LAFAZAN P.C.
                                     -------------------------------------------
                                     WOLINETZ, GOTTLIEB & LAFAZAN, P.C.

Rockville Center, New York
May 26, 1995

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                              MARCH 31
                                                     ---------------------------
                                                         1998           1997
                                                     ------------    -----------
ASSETS
Current assets:
  Cash and cash equivalents........................  $    597,254    $        --
  Prepaid expenses and other current assets........       150,150         49,996
                                                     ------------    -----------
     Total current assets..........................       747,404         49,996
Property and equipment, net........................       286,188        505,799
Patents and other assets, net......................        39,692         40,152
                                                     ------------    -----------
                                                     $  1,073,284    $   595,947
                                                     ============    ===========
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Cash overdraft...................................  $         --    $   119,514
  Accounts payable.................................       119,577        216,687
  Accrued expenses.................................       217,876         16,340
  Current portion of capital lease obligations.....            --         25,494
  Note payable -- parent...........................            --      1,668,179
                                                     ------------    -----------
     Total current liabilities.....................       337,453      2,046,214
Capital lease obligations..........................            --        123,419
                                                     ------------    -----------
                                                          337,453      2,169,633
Commitments and contingencies (Note 7)
Stockholders' (deficit) equity:
  Common stock, $.001 par value; 50,000,000 shares
     authorized, 10,497,206 and 5,221,900 shares
     issued and outstanding at March 31, 1998 and
     1997, respectively............................        10,497          5,222
  Additional paid-in capital.......................    12,398,933      7,542,401
  Deficit accumulated in the development stage.....   (11,673,599)    (9,121,309)
                                                     ------------    -----------
     Total stockholders' (deficit) equity..........       735,831     (1,573,686)
                                                     ------------    -----------
                                                     $  1,073,284    $   595,947
                                                     ============    ===========

See Accompanying Notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                           CUMULATIVE
                                                                              FROM
                                        YEARS ENDED MARCH 31             OCTOBER 8, 1992
                               ---------------------------------------   (INCEPTION) TO
                                  1998          1997          1996       MARCH 31, 1998
                               -----------   -----------   -----------   ---------------
Revenues.....................  $        --   $        --   $        --    $         --
Costs and expenses:
  Selling, general and
     administrative
     expenses................      672,998       268,668       318,510       2,584,548
  Research and development...    1,052,233     1,735,449       949,439       5,719,101
  Depreciation and
     amortization............      217,034       143,634       143,969         776,692
  Interest
     expense -- parent.......       34,530        23,095            --          95,790
  Management
     fees -- parent..........      409,838       420,000       420,000       2,089,838
  Interest expense...........          956         5,822        71,882         119,300
                               -----------   -----------   -----------    ------------
     Total costs and expenses
       from operations.......    2,387,589     2,596,668     1,903,800      11,385,269
                               -----------   -----------   -----------    ------------
Loss from operations.........   (2,387,589)   (2,596,668)   (1,903,800)    (11,385,269)
Other income (expense):
  Interest income............       13,895            --       104,787         449,516
  Loss on disposal of
     property and
     equipment...............     (178,596)      (33,905)           --        (212,501)
  Gain (loss) on sale of
     marketable securities...           --            --        76,441        (627,512)
  Interest
     income -- parent........           --            --        81,767         102,167
                               -----------   -----------   -----------    ------------
     Total other income
       (expense).............     (164,701)      (33,905)      262,995        (288,330)
                               -----------   -----------   -----------    ------------
Net loss.....................  $(2,552,290)  $(2,630,573)  $(1,640,805)   $(11,673,599)
                               ===========   ===========   ===========    ============

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    STATEMENTS OF OPERATIONS -- (CONTINUED)

                                                                           CUMULATIVE
                                                                              FROM
                                        YEARS ENDED MARCH 31             OCTOBER 8, 1992
                               ---------------------------------------   (INCEPTION) TO
                                  1998          1997          1996       MARCH 31, 1998
                               -----------   -----------   -----------   ---------------
Earnings per common share --
  basic:
  Weighted average common
     shares outstanding......    8,032,231     5,221,900     5,221,900
                               ===========   ===========   ===========
  Net loss per common share--
     basic...................  $      (.32)  $      (.50)  $      (.31)
                               ===========   ===========   ===========
Earnings per common share,
  assuming dilution:
  Weighted average common
     shares outstanding......    8,863,276     5,221,900     5,221,900
                               ===========   ===========   ===========
  Net loss per common share,
     assuming dilution.......  $      (.29)  $      (.50)  $      (.31)
                               ===========   ===========   ===========

See Accompanying Notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
          FOR THE PERIOD OCTOBER 8, 1992 (INCEPTION) TO MARCH 31, 1998

                                                                   DEFICIT
                                                                 ACCUMULATED
                                                   ADDITIONAL       IN THE
                                         COMMON      PAID-IN     DEVELOPMENT
                                          STOCK      CAPITAL        STAGE          TOTAL
                                         -------   -----------   ------------   -----------
Balance at October 8, 1992.............  $   --    $        --   $         --   $        --
  Issuance of 3,500,000 shares of
     common stock for value of assets
     transferred from parent...........   3,500        445,186             --       448,686
  Net loss for the period ended March
     31, 1993..........................      --             --       (257,422)     (257,422)
                                         -------   -----------   ------------   -----------
Balance at April 1, 1993...............   3,500        445,186       (257,422)      191,264
  Sale of 1,721,900 shares of common
     stock in connection with initial
     public offering, net of offering
     costs of $1,510,663...............   1,722      7,097,215             --     7,098,937
  Net loss for the year ended March 31,
     1994..............................      --             --     (2,260,292)   (2,260,292)
                                         -------   -----------   ------------   -----------
Balance at March 31, 1994..............   5,222      7,542,401     (2,517,714)    5,029,909
  Net loss for the year ended March 31,
     1995..............................      --             --     (2,332,217)   (2,332,217)
                                         -------   -----------   ------------   -----------
Balance at March 31, 1995..............   5,222      7,542,401     (4,849,931)    2,697,692
  Net loss for the year ended March 31,
     1996..............................      --             --     (1,640,805)   (1,640,805)
                                         -------   -----------   ------------   -----------
Balance at March 31, 1996..............   5,222      7,542,401     (6,490,736)    1,056,887
  Net loss for the year ended March 31,
     1997..............................      --             --     (2,630,573)   (2,630,573)
                                         -------   -----------   ------------   -----------
Balance at March 31, 1997..............   5,222      7,542,401     (9,121,309)   (1,573,686)
  Issuance of 2,075,306 shares of
     common stock for forgiveness of
     debt by former parent.............   2,075      3,424,919             --     3,426,994
  Sale of 3,200,000 shares of common
     stock through private placement
     offering, net of offering costs of
     $165,187..........................   3,200      1,431,613             --     1,434,813
Net loss for the year ended March 31,
  1998.................................      --             --     (2,552,290)   (2,552,290)
                                         -------   -----------   ------------   -----------
Balance at March 31, 1998..............  $10,497   $12,398,933   $(11,673,599)  $   735,831
                                         =======   ===========   ============   ===========

See Accompanying Notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                 CUMULATIVE FROM
                                                YEARS ENDED MARCH 31             OCTOBER 8, 1992
                                       ---------------------------------------   (INCEPTION) TO
                                          1998          1997          1996       MARCH 31, 1998
                                       -----------   -----------   -----------   ---------------
OPERATING ACTIVITIES
Net loss.............................  $(2,552,290)  $(2,630,573)  $(1,640,805)   $(11,673,599)
Adjustments to reconcile net loss to
  net cash used by operating
  activities:
  Depreciation and amortization......      217,034       143,634       143,969         776,692
  Loss on disposal of property and
     equipment.......................      178,596        33,905            --         237,976
  (Gain) loss on marketable
     securities......................           --            --       (76,441)        627,512
  Amortization of bond discount......           --            --          (779)         (4,855)
  Changes in operating assets and
     liabilities:
     Change in prepaid expenses and
       other current assets..........      (15,150)       20,203       (55,505)       (115,749)
     Change in other assets..........         (517)        1,174         2,502          (4,336)
     Change in cash overdraft........     (119,514)      119,514            --              --
     Change in accounts payable......      (97,110)      199,761        20,510         173,936
     Change in accrued expenses......       66,536        (6,580)      (49,868)         82,876
                                       -----------   -----------   -----------    ------------
Net cash used by operating
  activities.........................   (2,322,415)   (2,118,962)   (1,656,417)     (9,899,547)
INVESTING ACTIVITIES
Sale of marketable securities........           --            --     3,285,625       3,285,625
Purchase of marketable securities....           --            --            --      (3,908,281)
Purchases of property and
  equipment..........................      (59,380)      (52,540)      (21,514)       (596,777)
Proceeds from sale of property and
  equipment, net.....................       80,828            --            --          80,828
Additional patent costs..............       (1,403)           --       (15,687)        (39,239)
                                       -----------   -----------   -----------    ------------
Net cash provided (used) by investing
  activities.........................       20,045       (52,540)    3,248,424      (1,177,844)
FINANCING ACTIVITIES
Sales of common stock................    1,600,000            --            --      10,221,226
Expenses of stock offering...........     (165,187)           --            --      (1,675,850)
Payments of loan to parent...........           --            --    (1,428,538)     (1,917,057)
Payment of loan by parent............           --            --     1,634,762       1,634,762
Proceeds of loan payable -- parent...    1,464,811     1,668,179            --       4,715,067
Payment of loan payable -- parent....           --            --            --      (1,299,782)

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                                 CUMULATIVE FROM
                                                YEARS ENDED MARCH 31             OCTOBER 8, 1992
                                       ---------------------------------------   (INCEPTION) TO
                                          1998          1997          1996       MARCH 31, 1998
                                       -----------   -----------   -----------   ---------------
Proceeds of note
  receivable -- parent...............           --       282,295            --              --
Proceeds of capital leases...........           --            --            --         101,572
Payments of capital leases...........           --       (28,019)      (28,960)       (105,293)
Proceeds of brokerage loan payable...           --            --     1,000,000       2,674,683
Payments of brokerage loan payable...           --            --    (2,569,592)     (2,674,683)
                                       -----------   -----------   -----------    ------------
Net cash provided (used) by financing
  activities.........................    2,899,624     1,922,455    (1,392,328)     11,674,645
                                       -----------   -----------   -----------    ------------
Increase (decrease) in cash and cash
  equivalents........................      597,254      (249,047)      199,679         597,254
Cash and cash equivalents at
  beginning of period................           --       249,047        49,368              --
                                       -----------   -----------   -----------    ------------
Cash and cash equivalents at end of
  period.............................  $   597,254   $        --   $   249,047    $    597,254
                                       ===========   ===========   ===========    ============
SUPPLEMENTAL DISCLOSURE OF CASH
  INFORMATION:
Cash paid for interest...............  $    35,486   $     5,873   $    71,882    $    192,046
                                       ===========   ===========   ===========    ============
Noncash operating activities:
  Value of common stock issued and
     additional paid-in capital for
     consulting services.............  $   150,000   $        --   $        --    $    150,000
                                       ===========   ===========   ===========    ============
Noncash investing activities:
  Value of assets transferred to
     lessor in lieu of payment on
     capital leases..................  $    71,405   $        --   $        --    $     71,405
                                       ===========   ===========   ===========    ============
Noncash financing activities:
  Value of common stock issued and
     additional paid-in capital for
     the transfer of assets from
     Parent..........................  $   344,000   $        --   $        --    $    781,060
                                       ===========   ===========   ===========    ============
  Value of common stock issued to
     Parent and additional paid-in
     capital for the forgiveness of
     debt............................  $ 3,160,502   $        --   $        --    $  3,160,502
                                       ===========   ===========   ===========    ============

See Accompanying Notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

LifePoint, Inc. ("LifePoint"), formerly named U.S. Drug Testing, Inc., was incorporated on October 8, 1992 under the laws of the State of Delaware as a wholly-owned subsidiary of Substance Abuse Technologies, Inc. ("SAT" or "Parent"), formally named U.S. Alcohol Testing of America, Inc., a publicly-owned corporation and, as of September 30, 1997, SAT owned 5,575,306 shares of the LifePoint Common Stock, $.001 par value (the "LifePoint Common Stock"), or 76.4% of the 7,297,206 then outstanding shares of the LifePoint Common Stock. SAT ceased providing advances to LifePoint in August 1997 as a result of its inability to secure financing for its own programs. On September 10, 1997, SAT filed a petition under Chapter 11 of the Federal Bankruptcy Code. LifePoint temporarily suspended its product development activities on September 19, 1997, but did not file for bankruptcy. On October 29, 1997, the controlling stockholder interest in LifePoint was sold to an unaffiliated party for $250,000. LifePoint is now completely independent from SAT. LifePoint commenced activities on January 1, 1993 and is engaged in the design of certain patented technology known as the "Flow Immunosensor" developed by U.S. Navy Department scientists for the detection of drugs of abuse.

BASIS OF PRESENTATION

As LifePoint is devoting its efforts to research and the development of its products and there has been no revenue generated from product sales as yet, LifePoint's financial statements are presented as statements of a development stage enterprise.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

LifePoint considers all highly liquid cash investments with an original maturity of three months or less when purchased to be cash equivalents. The carrying amount of all cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets that range from 5 to 13 years. Expenditures for maintenance and repairs are charged to expense as incurred whereas major betterments and renewals are capitalized. Property and equipment under capital leases are included with property and equipment and amortization of these assets are included in depreciation expense.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

PATENTS

The cost of patents is being amortized over its expected useful life of 17 years using the straight-line method. At March 31, 1998 and 1997, accumulated amortization of patents was approximately $6,300 and $2,600, respectively.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

ACCOUNTING FOR STOCK BASED COMPENSATION

LifePoint grants stock options for a fixed number of shares to employees with an exercise price equal to or above the fair value of the shares at the date of grant. LifePoint accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly, recognizes no compensation expense for employee stock option grants. (See Note 5.)

NET LOSS PER COMMON SHARE

Loss per common share is based upon the weighted average number of common shares outstanding during the periods reported. Common stock equivalents have not been included in this calculation because their inclusion would be anti-dilutive.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS No. 128), which is effective for annual and interim periods ending after December 15, 1997. SFAS No. 128 replaced the previously required primary and fully diluted earnings per share (EPS) with basic and diluted EPS. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously required fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where necessary, restated to conform to SFAS No. 128. There were no adjustments necessary to net loss in calculating the income available to common stockholders after assumed conversions of stock options and warrants that are considered to be dilutive. The adjusted weighted average shares to give effect for the assumed conversion of dilutive stock options and warrants is presented on the Statements of Operations.

INCOME TAXES

LifePoint accounts for income taxes under SFAS No. 109, Accounting For Income Taxes. In accordance with SFAS No. 109, deferred tax assets and liabilities are established for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

2.  CONTINUING OPERATIONS

LifePoint has incurred recurring operating losses. LifePoint will require additional capital to continue the research, development and ultimate manufacture and marketing of its product and to fund its working capital requirements for the next 12 months.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The aforementioned conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects, if any, on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

LifePoint continues to pursue parallel paths to secure funding: strategic partnering, venture capital investors, a private placement, and a possible public offering. There can be no assurance that any of these additional sources of financing will be available and, in such event, LifePoint will not be able to complete its research and development on a timely basis.

3.  PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

                                                                  MARCH 31
                                                            --------------------
                                                              1998        1997
                                                            --------    --------
Furniture, Fixtures and Equipment.........................  $287,502    $363,229
Test Equipment............................................   425,768     400,798
Leasehold Improvements....................................   209,155     208,822
                                                            --------    --------
                                                             922,425     972,849
Less: Accumulated Depreciation............................   636,237     467,050
                                                            --------    --------
                                                            $286,188    $505,799
                                                            ========    ========

4.  NOTE FROM PARENT

To increase working capital, LifePoint converted outstanding indebtedness to SAT, its former parent, into shares of the LifePoint Common Stock and additional paid-in capital. Through August 1997, SAT advised LifePoint that the debt owed was approximately $2,594,000, all of which SAT agreed to treat as a capital contribution. LifePoint authorized the issuance to SAT of 2,075,306 shares of the LifePoint Common Stock prior to the sale of the LifePoint Common Stock to an outside third party. It was later determined that the outstanding debt was approximately $3,427,000 and the remaining indebtedness of approximately $833,000 was reflected as additional paid-in capital as of September 30, 1997.

5.  STOCKHOLDERS' EQUITY

COMMON STOCK

On May 24, 1997, the Board of Directors of LifePoint authorized the issuance of additional shares of the LifePoint Common Stock to SAT on the basis of a share of the LifePoint Common Stock for each $1.25 of indebtedness of LifePoint to SAT. Based on SAT's advice that the amount of indebtedness owed by LifePoint to SAT was approximately $2,594,000 all of which SAT agreed to treat as a capital contribution, LifePoint authorized the issuance to SAT of 2,075,306 shares of the Common Stock. As of September 30, 1997, SAT owned 5,575,306 shares of the LifePoint Common Stock or 76.4% of the 7,297,206 outstanding shares of the LifePoint Common Stock. SAT ceased providing advances to LifePoint in August 1997 as a result of its inability to secure financing for its

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

own programs. On September 10, 1997, SAT filed a petition under Chapter 11 of the Federal Bankruptcy Code. LifePoint temporarily suspended its product development activities on September 19, 1997, but did not file for bankruptcy. On October 29, 1997, the controlling stockholder interest in LifePoint was sold to an unaffiliated party for $250,000. LifePoint is now completely independent from SAT.

The purchaser of the LifePoint Common Stock also loaned money to LifePoint to allow LifePoint to recommence product development. During the third quarter of 1997, LifePoint repaid the loans from the net proceeds of a private placement pursuant to Regulation D under the Securities Act of 1933, as amended, which sold 3,200,000 shares of the LifePoint Common Stock at $0.50 per share or an aggregate purchase price of $1,600,000. The net proceeds of the private placement totaled approximately $1,434,000 after the payment of capital formation costs of approximately $166,000, including $160,000 in the form of a finder's fee to Jonathan J. Pallin, who, on October 31, 1997 was elected Chairman of the Board and a director of LifePoint. These capital formation costs have been reflected as a reduction in additional paid-in capital.

STOCK OPTION/STOCK ISSUANCE PLAN

In August 1997, the Board of Directors ratified the 1997 Stock Option Plan (the "Plan"), which reserves 1,000,000 shares of the LifePoint Common Stock to be issued under the Plan. Options granted under the Plan may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory options not intended to satisfy such requirements. The exercise price per share for incentive stock options will not be less than 100% of the fair market value per share of the LifePoint Common Stock on the grant date. For non-statutory options, the exercise price per share may not be less than 85% of such fair market value. No granted option will have a maximum term in excess of ten years.

On August 14, 1997, options to purchase an aggregate of 467,500 shares were granted to all LifePoint employees at an exercise price of $1.25, which reflected the value of LifePoint Common Stock when trading was suspended on May 12, 1997. A private placement was initiated and completed during November and December 1997; on December 5, 1997, the Board of Directors re-priced the options to the then current value of $0.50 per share. Through March 31, 1998, options to purchase an aggregate of 950,000 shares have been granted to a total of 11 employees:

                                          INCENTIVE STOCK OPTIONS      NON-STATUTORY OPTIONS
                                          ------------------------    ------------------------
                                          NUMBER OF    PRICE RANGE    NUMBER OF    PRICE RANGE
                                           SHARES       PER SHARE      SHARES       PER SHARE
                                          ---------    -----------    ---------    -----------
Outstanding -- April 1, 1995............   218,000        $7.00         10,000     $     7.00
  Canceled..............................   (66,000)        7.00        (10,000)          7.00
                                          --------        -----        -------     ----------
Outstanding -- March 31, 1996...........   152,000         7.00             --             --
  Canceled..............................  (152,000)        7.00             --             --
                                          --------        -----        -------     ----------
Outstanding -- March 31, 1997...........        --           --             --             --
  Granted...............................   950,000         0.50        300,000      1.00-4.00
                                          --------        -----        -------     ----------
Outstanding -- March 31, 1998...........   950,000         0.50        300,000      1.00-4.00
                                          ========        =====        =======     ==========

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

WARRANTS

In connection with its initial public offering in October and November 1993, LifePoint granted to the underwriter, for a nominal fee, Common Stock purchase warrants expiring October 13, 1998 to purchase 150,000 shares of the LifePoint Common Stock at $7.50 per share. LifePoint granted Common Stock purchase warrants, expiring on various dates through March 19, 2003, to purchase 1,577,289 shares of the LifePoint Common Stock at $0.50 to $1.00 per share during fiscal 1998.

                                                                 WARRANTS
                                                         -------------------------
                                                         NUMBER OF    PRICE RANGE
                                                          SHARES       PER SHARE
                                                         ---------    ------------
Outstanding -- April 1, 1995...........................    150,000    $       7.50
                                                         =========
  Outstanding -- March 31, 1996........................    150,000            7.50
                                                         =========
  Outstanding -- March 31, 1997........................    150,000            7.50
  Granted..............................................  1,577,289     0.50 - 1.00
                                                         ---------
  Outstanding -- March 31, 1998........................  1,727,289     0.50 - 7.50
                                                         =========

A summary of the status of the stock option and warrant grants as of March 31, 1998, 1997 and 1996, and activities during the years ending on those dates, is presented below:

                                   1998                     1997                    1996
                           ---------------------    --------------------    --------------------
                                        WEIGHTED                WEIGHTED                WEIGHTED
                            OPTIONS     AVERAGE     OPTIONS     AVERAGE     OPTIONS     AVERAGE
                              AND       EXERCISE      AND       EXERCISE      AND       EXERCISE
                           WARRANTS      PRICE      WARRANTS     PRICE      WARRANTS     PRICE
                           --------     --------    --------    --------    --------    --------
Outstanding at Beginning
  of year................    150,000      7.50       302,000      7.25      378,000
Granted..................  2,827,289      0.75            --        --           --         --
Canceled.................         --        --      (152,000)     7.00      (76,000)      7.00
                           ---------                --------                -------
Outstanding at end of
  year...................  2,977,289      1.09       150,000      7.50      302,000       7.25
                           =========                ========                =======
Options and warrants
  exercisable at year
  end....................  2,027,289      1.36       150,000      7.50      150,000       7.50
                           =========                ========                =======
Weighted-average fair
  value of options and
  warrants granted during
  the year...............      $0.53                     $--                    $--

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The following table summarizes information about stock options and warrants outstanding as of March 31, 1998:

                                    OPTIONS AND WARRANTS           OPTIONS AND WARRANTS
                                        OUTSTANDING                    EXERCISABLE
                  WEIGHTED-     ----------------------------   ----------------------------
                   AVERAGE                      WEIGHTED-                      WEIGHTED-
   RANGE OF       REMAINING     OPTIONS AND      AVERAGE       OPTIONS AND      AVERAGE
EXERCISE PRICES  LIFE (YEARS)    WARRANTS     EXERCISE PRICE    WARRANTS     EXERCISE PRICE
---------------  ------------   -----------   --------------   -----------   --------------
$0.50 to $4.00       6.0         2,827,289        $0.75         1,877,289        $0.87
$4.01 to $7.50       0.5           150,000        $7.50           150,000        $7.50

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for the Company's stock-based compensation plans other than for compensation and performance-based stock awards. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for the awards under the plan consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("FAS 123"), using the minimum value option pricing method due to the lack of trading activity for the Company's stock, there would have been no effect on the Company's net loss and net loss per share.

For income tax purposes, LifePoint has a net operating loss carryforward ("NOL") at March 31, 1998 of approximately $10,109,000 expiring in 2008 to 2013 if not offset against future federal taxable income. There may be certain limitations as to the future annual use of the NOLs due to the fact that 50% or more of the stock of the Company changed ownership during the current year. In addition, LifePoint has a capital loss carryover of approximately $625,000 which expires in 2001 if not offset against future capital gains.

Income tax benefit attributable to net loss differed from the amounts computed by applying the statutory Federal Income tax rate applicable for each period as a result of the following:

                                                                     MARCH 31
                                                         --------------------------------
                                                           1998        1997        1996
                                                         --------    --------    --------
Computed "expected" tax benefit........................  $586,000    $869,000    $557,000
Decrease in tax benefit resulting from net operating
  loss for which no benefit is currently available.....  (586,000)   (869,000)   (557,000)
                                                         --------    --------    --------
                                                         $     --    $     --    $     --
                                                         ========    ========    ========

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are presented below:

                                                                 MARCH 31
                                                         ------------------------
                                                            1998          1997
                                                         ----------    ----------
Deferred tax assets:
  Net operating loss carryforwards.....................  $3,436,000    $2,850,000
  Capital loss carryforwards...........................     213,600       213,600
                                                         ----------    ----------
                                                          3,649,600     3,063,600
Less:
  Valuation allowance under SFAS 109...................   3,649,600     3,063,600
                                                         ----------    ----------
Net deferred tax assets................................  $       --    $       --
                                                         ==========    ==========

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $3,649,600 valuation allowance at March 31, 1998 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $586,000.

7.  COMMITMENTS AND CONTINGENCIES

COMMITMENTS

LifePoint has entered into a lease agreement which commenced October 1, 1997 and terminates on September 30, 1998, with a month-to-month option thereafter for the office and research facilities in Rancho Cucamonga, California. In addition to rent, LifePoint will pay for real estate taxes and other occupancy costs. Rent expense for the fiscal years ended March 31, 1998, 1997 and 1996 was $44,000, $45,000 and $36,000, respectively.

SIGNIFICANT CONTRACTS

Effective January 1, 1993, LifePoint entered into a sub-license agreement with SAT in which LifePoint sublicensed all of SAT's rights under a license agreement with the Department of the Navy (the License Agreement).

SAT and the Department of the Navy on January 24, 1992 had entered into a ten-year agreement granting SAT a partial exclusive patent license to products for drug testing in the United States and certain foreign countries. In June 1995, SAT's License Agreement with the Department of Navy was renegotiated and amended to provide for minimum royalties of $100,000 per year which commenced October 1, 1995 and terminate September 30, 2005. Additional royalties will be paid pursuant to a schedule based upon sales of products. LifePoint was a sub-licensee under this agreement from SAT and, accordingly, had an obligation to SAT for the royalty payments required by the License Agreement. Royalties expensed under the License Agreement by LifePoint were $40,000, $100,000 and $50,000 for the years ended March 31, 1998, 1997 and 1996, respectively.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

With the sale of SAT's majority owned position in LifePoint, the U.S. Navy also agreed to transfer its License Agreement with SAT directly to LifePoint. An amendment dated November 12, 1997 was executed to modify the up-front $100,000 annual minimum payment to be paid in several payments over the year; it also included a onetime payment of $10,000 for any outstanding debt due to the Navy from SAT. LifePoint has assumed all of SAT's rights and undertaken all of SAT's obligations under the License Agreement. On March 3, 1998, the notification period in the Federal Register was completed and the Navy agreed in principle to expand the license to a worldwide, exclusive license for human diagnostic testing on saliva. The terms of this agreement have not yet been negotiated. LifePoint is developing its own proprietary "Immunoassay Chemistry" for these five drugs that will work within the Navy-developed technology.

8.  INTERCOMPANY ALLOCATIONS

LifePoint was originally obligated to pay a fixed annual management fee of $420,000 plus three percent of its gross revenues to SAT. LifePoint paid $420,000 per year for the years ended March 31, 1997 and 1996. In addition, the Company was allocated overhead expenses such as rent, utilities, etc. based on estimated usage. In March of 1997, the Management Agreement was again amended to provide for a percentage of time and services agreement whereby the costs of certain SAT employees and facilities were allocated to LifePoint based on a percentage of usage. As the activity of LifePoint had been increasing, there had been a tremendous increase in time required by SAT employees and expanded use of leased space to satisfy LifePoint's needs. The services provided to LifePoint by SAT pursuant to the Management Agreement included management, administrative, accounting and other financial services and advice, including, without limitation, the services then performed by the Treasurer of LifePoint (who was also the Treasurer of SAT), for which he was not directly compensated by LifePoint; services relating to LifePoint's financial and banking relationships; services relating to the preparation of financial statements, budgets, forecasts and cash flow projections; cash management advice; and other miscellaneous services and advice. The management fee was discontinued after June 30, 1997 because no services were being provided after that date.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  LOSS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share for the years ended March 31:

                                                    1998           1997           1996
                                                 -----------    -----------    -----------
Numerator:
  Net loss and numerator for basic and diluted
     loss per share............................  $(2,552,290)   $(2,630,573)   $(1,640,805)
Denominator:
  Denominator for basic loss per
     share -- weighted-average shares..........    8,032,231      5,221,900      5,221,900
  Effect of dilutive options...................      831,045             --             --
                                                 -----------    -----------    -----------
Denominator for diluted loss per
  share -- adjusted weighted-average shares and
  assumed conversions..........................    8,863,276      5,221,900      5,221,900
                                                 ===========    ===========    ===========
Net loss per common share -- basic.............  $      (.32)   $      (.50)   $      (.31)
                                                 ===========    ===========    ===========
Net loss per common share, assuming dilution...  $      (.29)   $      (.50)   $      (.31)
                                                 ===========    ===========    ===========

For additional disclosures regarding the outstanding employee stock options, see
Note 5.

The following table discloses the number of vested and outstanding warrants during fiscal 1998, 1997 and 1996 that were not included in the computation of diluted earnings per share because the warrants' exercise price was greater than the fair value of the common shares and, therefore, the effect would be antidilutive.

                                                       1998          1997         1996
                                                    -----------    --------    -----------
Number of antidilutive options and warrants.......    550,000      150,000       302,000
Range of option and warrant prices for the
  antidilutive options and warrants...............  $1.00-$7.50     $7.50      $7.00-$7.50

                         UNAUDITED FINANCIAL STATEMENTS

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                              DECEMBER 31
                                                                 1998           MARCH 31
                                                              (UNAUDITED)         1998
                                                             -------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents................................  $     322,591    $    597,254
  Prepaid expenses and other current assets................        189,500         150,150
                                                             -------------    ------------
     Total current assets..................................        512,091         747,404
Property and equipment, net................................        171,743         286,188
Patents and other assets, net..............................         53,031          39,692
                                                             -------------    ------------
                                                             $     736,865    $  1,073,284
                                                             =============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.........................................  $     230,813    $    119,577
  Accrued expenses.........................................        659,548         217,876
                                                             -------------    ------------
     Total current liabilities.............................        890,361         337,453
Commitments and contingencies (Note 4)
Stockholders' equity (deficit):
  Common stock, $.001 par value; 50,000,000 shares
     authorized, 11,779,237 and 10,497,206 issued and
     outstanding at December 31, 1998 and March 31, 1998,
     respectively..........................................         11,779          10,497
Additional paid-in capital.................................     13,621,270      12,398,933
Deficit accumulated in the development stage...............    (13,786,545)    (11,673,599)
                                                             -------------    ------------
     Total stockholders' equity (deficit)..................       (153,496)        735,831
                                                             -------------    ------------
                                                             $     736,865    $  1,073,284
                                                             =============    ============

See accompanying notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                      CUMULATIVE
                                      FOR THE                    FOR THE                 FROM
                                THREE MONTHS ENDED          NINE MONTHS ENDED       OCTOBER 8, 1992
                                    DECEMBER 31                DECEMBER 31          (INCEPTION) TO
                              -----------------------   -------------------------     DECEMBER 31
                                 1998         1997         1998          1997            1998
                              -----------   ---------   -----------   -----------   ---------------
Revenues....................  $        --   $      --   $        --   $        --    $         --
Costs and expenses:
  General and administrative
     expenses...............      536,557     236,488     1,194,048       407,022       3,778,596
  Research and
     development............      259,924     150,702       818,117       851,376       6,537,218
  Depreciation and
     amortization...........       25,250      56,253       129,428       161,744         906,120
  Interest
     expense -- parent......           --          --            --        34,530          95,790
  Management
     fees -- parent.........           --          --            --       409,838       2,089,838
  Interest expense..........           --         956            --           956         119,300
                              -----------   ---------   -----------   -----------    ------------
Total costs and expenses....      821,731     444,399     2,141,593     1,865,466      13,526,862
                              -----------   ---------   -----------   -----------    ------------
Loss from operations........     (821,731)   (444,399)   (2,141,593)   (1,865,466)    (13,526,862)
Other income/(expense)......        4,851    (185,228)       28,647      (185,228)       (259,683)
                              -----------   ---------   -----------   -----------    ------------
Net loss....................  $  (816,880)  $(629,627)  $(2,112,946)  $(2,050,694)   $(13,786,545)
                              ===========   =========   ===========   ===========    ============
Earnings per common share:
  Weighted average common
     shares outstanding.....   11,731,031   8,255,902    11,395,289     7,225,512
                              ===========   =========   ===========   ===========
Net loss per common
  share:....................  $     (0.07)  $   (0.08)  $     (0.19)  $     (0.28)
                              ===========   =========   ===========   ===========
Earnings per common share,
  assuming dilution:
  Weighted average common
     shares outstanding.....   15,282,298   9,343,728    14,671,047     7,668,912
                              ===========   =========   ===========   ===========
Net loss per common share,
  assuming dilution.........  $     (0.05)  $   (0.07)  $     (0.14)  $     (0.27)
                              ===========   =========   ===========   ===========

See accompanying notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                  CUMULATIVE
                                                                                     FROM
                                                    FOR THE NINE MONTHS ENDED   OCTOBER 8, 1992
                                                          DECEMBER 31,          (INCEPTION) TO
                                                    -------------------------     DECEMBER 31
                                                       1998          1997            1998
                                                    -----------   -----------   ---------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss........................................  $(2,112,946)  $(2,050,694)   $(13,786,545)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED
  BY OPERATING ACTIVITIES:
  Depreciation and amortization...................      129,428       161,744         906,120
  Consulting expense..............................      311,800            --         311,800
  Disposal of property and equipment..............           --       189,248         237,976
  Unrealized loss on marketable securities........           --            --         627,512
  Amortization of bond discount...................           --            --          (4,855)
CHANGES IN OPERATING ASSETS AND LIABILITIES:
  (Increase) decrease in prepaid expenses and
     Other current assets.........................       50,650       (25,000)        (65,099)
  (Increase) decrease in other assets.............       (7,432)          133         (11,768)
  Decrease in bank overdraft......................           --      (119,514)             --
  Increase (decrease) in accounts payable.........      111,236       (99,739)        285,172
  Increase (decrease) in accrued expenses.........      243,212        50,933         326,088
                                                    -----------   -----------    ------------
Net cash used by operating activities.............   (1,274,052)   (1,892,889)    (11,173,599)
                                                    -----------   -----------    ------------
CASH FLOW FROM INVESTING ACTIVITIES:
  Sale of marketable securities...................           --            --       3,285,625
  Purchases of marketable securities..............           --            --      (3,908,281)
  Purchases of property and equipment.............      (13,197)      (55,625)       (609,974)
  Proceeds from sale of property and equipment,
     net..........................................           --       106,241          80,828
  Patent costs....................................       (7,693)       (1,402)        (46,932)
                                                    -----------   -----------    ------------
Net cash (used) provided by investing
  activities......................................      (20,890)       49,214      (1,198,734)
                                                    -----------   -----------    ------------
CASH FLOW FROM FINANCING ACTIVITIES:
  Sales of common stock...........................    1,025,000     1,600,000      11,246,226
  Expenses of stock offering......................       (5,736)     (100,000)     (1,681,586)
  Exercise of stock options.......................        1,015            --           1,015
  Payment of loan to parent.......................           --            --      (1,917,057)

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    STATEMENTS OF CASH FLOWS -- (CONTINUED)
                                  (UNAUDITED)

                                                                                  CUMULATIVE
                                                                                     FROM
                                                    FOR THE NINE MONTHS ENDED   OCTOBER 8, 1992
                                                          DECEMBER 31,          (INCEPTION) TO
                                                    -------------------------     DECEMBER 31
                                                       1998          1997            1998
                                                    -----------   -----------   ---------------
  Proceeds of loan by parent......................           --            --       1,634,762
  Proceeds of loan payable -- parent..............           --     1,464,811       4,715,067
  Payment of loan payable -- parent...............           --            --      (1,299,782)
  Proceeds of capital leases......................           --            --         101,572
  Payments of capital leases......................           --            --        (105,293)
  Proceeds of brokerage loan payable..............           --            --       2,674,683
  Payments of brokerage loan payable..............           --            --      (2,674,683)
                                                    -----------   -----------    ------------
Net cash provided by financing activities.........    1,020,279     2,964,811      12,694,924
                                                    -----------   -----------    ------------
Increase (decrease) in cash and cash
  equivalents.....................................     (274,663)    1,121,136         322,591
Cash and cash equivalents -- beginning of
  period..........................................      597,254            --              --
                                                    -----------   -----------    ------------
Cash and cash equivalents -- end of period........  $   322,591   $ 1,121,136    $    322,591
                                                    ===========   ===========    ============
Supplemental disclosure of cash information:
  Cash paid for interest..........................  $        --   $       956    $    192,046
                                                    ===========   ===========    ============
NONCASH OPERATING ACTIVITIES:
  Value of common stock granted and additional
     paid-in capital for consulting services......  $    53,340   $        --    $    203,340
                                                    ===========   ===========    ============
NONCASH INVESTING ACTIVITIES:
  Value of assets transferred to lessor in lieu of
     payment on capital leases....................  $        --   $        --    $     71,405
                                                    ===========   ===========    ============
NONCASH FINANCING ACTIVITIES:
  Value of common stock issued and additional
     paid-in capital for the transfer of assets
     from parent..................................  $        --   $   344,000    $    781,060
                                                    ===========   ===========    ============
  Value of common stock issued to parent and
     additional paid-in capital for the
     forgiveness of debt..........................  $        --   $ 3,082,944    $  3,160,502
                                                    ===========   ===========    ============
  Value of warrants granted for consulting
     services.....................................  $   348,460   $        --    $    348,460
                                                    ===========   ===========    ============

See accompanying notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

In the opinion of LifePoint, Inc. (the "Company"), the accompanying unaudited financial statements reflect all adjustments (which include only normal recurring adjustments except as disclosed below) necessary to present fairly the financial position, results of operations and cash flows for the periods presented. Results of operations for interim periods are not necessarily indicative of the results of operations for a full year due to external factors which are beyond the control of the Company. The unaudited financial statements should be read in conjunction with the Company's audited financial statements on pages F-1 to F-18 of this prospectus.

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share (FASB No. 128), which is effective for annual and interim periods ending after December 15, 1997. FASB No. 128 replaced the previously required primary and fully diluted earnings per share (EPS) with basic and diluted EPS. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously required fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where necessary, restated to conform to FASB No. 128. There were no adjustments necessary to net loss in calculating the income available to common stockholders after assumed conversions of stock options and warrants that are considered to be dilutive. The adjusted weighted average shares to give effect for the assumed conversion of dilutive stock options and warrants is presented on the Statements of Operations.

NOTE 2. -- CONTINUING OPERATIONS AND LIQUIDITY

The Company has historically incurred recurring operating losses due to the fact that it is still a development stage enterprise incurring research and development expenses and deriving no revenues and has experienced an ongoing deficiency in working capital. The Company financed its operations during the quarter ended June 30, 1998 from the remainder of the net proceeds of $1,434,000 realized from a private placement in November and December 1997 pursuant to Regulation D under the Securities Act of 1993, as amended (the "Securities Act"), which sold 3,200,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), at $0.50 per share or an aggregate purchase price of $1,600,000. Recognizing that such financing would only furnish sufficient working capital through July 1998, the Company initiated a second private placement in July 1998 pursuant to Regulation D under the Securities Act, with a minimum of 1,000,000 shares and a maximum of 5,000,000 shares of the Common Stock at $1.00 per share. The Company closed on the minimum of 1,000,000 shares on July 17, 1998 and, on August 26, 1998, the Company sold an additional 25,000 shares of the Common Stock, or an aggregate of 1,025,000 shares of the Common Stock offered pursuant to the second private placement. The offering of a minimum of 1,000,000 and a maximum of 5,000,000 shares of the Common Stock expired by its terms on October 14, 1998 without any additional shares being sold.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

On December 15, 1998, the Company initiated a third private placement pursuant to Regulation D under the Securities Act, with a minimum of 25,000 shares and a maximum of 600,000 shares of the Series A 10% Cumulative Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), at $10.00 per share. The Series A Preferred Stock is convertible into shares of the Common Stock on the basis of 20 shares of the Common Stock for each share of the Preferred Stock. The security will accrue a semi-annual dividend of $0.50 per share payable in cash or shares of the Common Stock at the Company's option. The Company closed on the entire 600,000 shares on January 21, 1999. The approximately $5,400,000 in net proceeds the Company received provides the funds that, in management's opinion, will allow the Company to develop a working prototype of its drugs of abuse and alcohol testing system using saliva as the testing medium.

The Company will require additional capital to continue the research and development and ultimate manufacture and marketing of its product. The Company estimates that, in addition to the approximately $5,000,000 needed to complete the prototype of its first product, the Company will need an additional $8,000,000 to bring the product to market. As a result of its continuing operational losses and its continuing capital requirements at March 31, 1998, there was raised substantial doubt about the Company's ability to continue as a going concern. These unaudited financial statements do not include any adjustments to reflect the possible future effects, if any, on the recoverability and classification of assets on the amounts and classification of liabilities that may result from the outcome of this uncertainty. Although the Company's fund raising efforts will now cease temporarily, the Company will need to continue to pursue parallel paths for the additional funding needed: private placements, strategic partnering and a possible public offering. There can be no assurance that any of these additional sources of financing will be available and, in such event, the Company will not be able to complete its research and development on a timely basis.

NOTE 3 -- PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

                                                DECEMBER 31,    MARCH 31,
                                                    1998          1998
                                                ------------    ---------
Furniture and Fixtures........................    $300,699      $287,502
Test Equipment................................     425,768       425,768
Leasehold Improvements........................     209,155       209,155
                                                  --------      --------
                                                   935,622       922,425
Less: Accumulated Depreciation................     763,879       636,237
                                                  --------      --------
                                                  $171,743      $286,188
                                                  ========      ========

NOTE 4 -- COMMITMENTS AND CONTINGENCIES

In June 1995, the License Agreement with the Department of the Navy then held by Substance Abuse Technologies, Inc. ("SAT"), the Company's then parent, was

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

renegotiated and amended to provide for minimum annual royalties of $100,000 per year commencing October 1, 1995 and terminating September 30, 2005. Additional royalties will be paid pursuant to a schedule based upon sales of products. Through March 31, 1997, the Company sub-licensed this Agreement from its then parent and, accordingly, had obligations to its then parent for the royalty payments required by the License Agreement. This license was transferred from SAT to the Company effective with the sale of SAT's majority ownership of the Common Stock on October 29, 1997. The Navy settled all past liabilities for the transferred license for $10,000.

On March 3, 1998, the license from the Navy was expanded to an exclusive, worldwide license for all saliva diagnostics. The terms of the license expansion are currently being negotiated.

NOTE 5 -- STOCKHOLDERS' EQUITY

During the quarter ended December 31, 1998, the Company issued a 5-year warrant to purchase 50,000 shares of the Common Stock at $1.08 per share to Ira J. Mitchell as a finder's fee for $500,000 of the $1,000,000 raised during the Company's second private placement in July 1998. Additionally, the Company issued a 5-year warrant to purchase 250,000 shares of the Common Stock at $1.15 per share, based on the closing price on December 3, 1998, to Burrill & Company for its work in helping the Company to establish multiple partnering agreements in the life sciences area. As of December 31, 1998, there were warrants outstanding to purchase 2,616,741 shares of the Common Stock.

The LifePoint, Inc. 1997 Stock Option Plan (the "Plan"), as adopted by the Board of Directors of the Company on August 14, 1997 and amended on June 5, 1998, now provides for the granting of options to purchase an aggregate of 2,000,000 shares (originally 1,000,000 shares) of the Common Stock. Stockholders' approval of the Plan was obtained at the Annual Meeting of Stockholders on August 13, 1998. Options granted under the Plan may either be incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory or non-qualified stock options not intended to satisfy such requirements. The exercise price per share for incentive stock options will not be less than 100% of the fair market value per share of the Common Stock on the grant date. For non-statutory or non-qualified stock options, the exercise price per share may not be less than 85% of such fair market value. No option may have a term in excess of ten years.

During the quarter ended December 31, 1998, no options were granted pursuant to the Plan. As of December 31, 1998, there were options to purchase 833,333 shares held by a total of 11 employees pursuant to the Plan.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR REPRESENTATIONS IS GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           -------------------------

     Until (             1999), all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                LIFEPOINT, INC.

     13,539,452 SHARES OF COMMON STOCK ($.001 PAR VALUE) OFFERED BY SELLING
                                  STOCKHOLDERS
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                                           , 1999
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission fee......................  $ 16,027
Accountants' fees...........................................    31,000
Legal fees and expenses.....................................    40,000
Blue sky fees and expenses..................................     5,000
Printing and engraving expenses.............................    75,000
Miscellaneous...............................................     2,973
                                                              --------
     Total..................................................  $170,000

-------------------------

* Estimated, except for the Securities and Exchange Commission fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS, AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law (the "GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances, of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Pursuant to Section 145(c) of the GCL, to the extent a current or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or preceding referred to in subsections
(a) or (b), he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Under Section 145(d) of the GCL, unless the determination as to indemnification is made by a court, the determination as to a person who is a director or officer at the time of determination must be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

In addition, under Section 145(f) of the GCL, the indemnification provided by
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding such office.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of LifePoint, Inc. (the "Company") pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES.

During the three-year period commencing January 1, 1996 and continuing through the date of the filing of this Registration Statement, the Company sold or issued the securities hereinafter described in the ensuing numbered paragraphs which were not registered under the Securities Act.

          1. (a) As of January 1, 1996, Substance Abuse Technologies, Inc. ("SAT") owned 3,500,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), or 67.0% of the 5,221,900 shares then outstanding. The SAT Board subsequently authorized the making by SAT of loans to the Company bearing interest at the rate of 8% per annum and which loans were to mature when the minority stockholders of the Company either approved or rejected a proposal by SAT to merge the Company with and into a wholly-owned subsidiary of SAT. On May 26, 1997, the Board of Directors of the Company authorized the issuance of shares of the Common Stock to SAT on the basis of a share of the Common Stock for each $1.25 of indebtedness owed by the Company to SAT. As a result of SAT's inability to obtain its own financing, SAT notified the Company in July 1997 that it would cease advances to the Company in August 1997. Based on SAT's advice that the amount of the indebtedness owed by the Company to SAT was $2,594,133, all of which SAT agreed to treat as a capital contribution, the Company authorized the issuance to SAT, as of June 30, 1997, of 2,075,306 shares of the Common Stock based on the formula described in the second preceding sentence.

          (b) There were no underwriters for this issuance of 2,075,306 shares of the Common Stock to SAT.

          (c) The shares of the Common Stock were issued on the basis of one share for each $1.25 in indebtedness owned by the Company to SAT or an aggregate indebtedness of $2,594,133. There were no underwriting discounts or commissions related to this issuance.

          (d) The Company claims that the issuance to SAT was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, the issuance constituting a transaction by an issuer not involving any public offering.

          2. (a) On October 29, 1997, SAT sold its 5,575,306 shares of the Common Stock for $250,000 to Meadow Lane Partners, LLC ("Meadow Lane") after obtaining the approval of its bankruptcy court. Subsequently, in connection with the preparation of the Company's periodic report, SAT advised the Company that the amount of indebtedness owned by the Company to SAT had been $3,426,994 and not $2,594,133 as indicated in paragraph 1(a) above. Recognizing that had SAT correctly reported the Company's indebtedness to SAT, an additional 666,289 shares of the Common Stock would have been issued to SAT and then sold to Meadow Lane, the Company's Board, on January 8, 1998, authorized the issuance to Meadow Lane of a Common Stock purchase warrant expiring January 7, 2003 (the "Meadow Lane Warrant") to purchase 666,289 shares of the Common Stock at $.50 per share.

          (b) There were no underwriters for issuance of the Meadow Lane Warrant to Meadow Lane.

          (c) The Company's Board had concluded that, as a result of structuring the transaction in the manner described in paragraph 2(a) of this Item 15, Meadow Lane would receive what it thought it was buying, i.e., all of SAT's shares in the Company, and the Company, not SAT, would receive $383,144 if the Meadow Lane Warrant was exercised. There were no underwriting discounts or commissions related to this issuance.

          (d) The Company claims that the issuance of the Meadow Lane Warrant to Meadow Lane was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, the issuance constituting a transaction by an issuer not involving any public offering.

          3. (a) On November 21, 1997, the Company closed as to the sale of 1,690,000 shares of its Common Stock and, on December 10, 1997, the Company closed as to the sale of 1,510,000 shares of the Common Stock, or an aggregate of 3,200,000 shares of its Common Stock offered pursuant to a private placement.

          (b) There were no underwriters for this private placement. The shares of the stock were offered and sold to persons who were accredited investors as such term is defined in Rule 501(a) under the Securities Act.

          (c) The shares were sold for $.50 per share or an aggregate purchase price of $1,600,000. There were no underwriting discounts or commissions related to the private placement, although a finder's fee of $160,000 was paid to Jonathan
     J. Pallin who was elected as Chairman of the Board and a director of the Company on October 31, 1999. The finder's fee was authorized prior to such election while he was serving as a financial consultant to the Company.

          (d) The Company claims that the sales were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder and Rule 506 of Regulation D thereunder, the sales constituting a transaction by an issuer not involving any public offering. The purchasers were all accredited investors, each of whom or which gave an investment representation.

          4. (a) On July 23, 1998, the Company closed as to the sale of 1,000,000 shares of the Common Stock and, on August 26, 1998, the Company sold an additional 25,000 shares of the Common Stock, or an aggregate of 1,025,000 shares of the Common Stock offered pursuant to a private placement. The offering of a minimum of 1,000,000 and a maximum of 5,000,000 shares of the Common Stock expired by its terms on October 14, 1998 without any additional shares being sold.

          (b) There were no underwriters for this second private placement. The shares of the Common Stock were offered and sold to persons who were accredited investors as such term is defined in Rule 501(a) under the Securities Act.

          (c) The shares of the Common Stock were sold for $1.00 per share or an aggregate purchase price of $1,025,000. There were no underwriting discounts or commissions related to the private placement.

          (d) The Company claims that the sales were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder and Rule 506 of Regulation D thereunder, the sales constituting a transaction by an issuer not involving any public offering. The purchasers were all accredited investors, each of whom or which gave an investment representation.

          5. (a) On January 21, 1999, the Company closed as to the sale of 600,000 shares of the Company's Series A 10% Cumulative Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), pursuant to a private placement.

          (b) There were no underwriters for this third private placement. The shares of the Series A Preferred Stock were offered and sold to persons who were accredited investors as such term is defined in Rule 501(a) under the Securities Act.

          (c) The shares of the Series A Preferred Stock were sold for $10.00 per share or an aggregate purchase price of $6,000,000. There were no underwriting discounts or commissions related to the private placement.

          (d) The Company claims that the sales were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder, the sales constituting a transaction by an issuer not involving any public offering. The purchasers were all accredited investors, each of whom or which gave an investment representation.

          6. (a) From October 27, 1997 to January 8, 1999, the Company's Board of Directors granted Common Stock purchase warrants (the "Warrants") to purchase an aggregate of 1,742,452 shares of the Common Stock with expiration dates ranging from October 26, 2002 to January 7, 2004 and exercise prices ranging from $.50 to $2.16 per share.

          (b) There were no underwriters for the grants of the Warrants. The Warrants were granted for services to various persons as follows:

                                        NUMBER OF
GRANT DATE           GRANTEE             SHARES                SERVICES
----------           -------            ---------              --------
 10/27/97     Linda H. Masterson         400,000    Chief Executive Officer
 10/27/97     Shohreh Moheb               30,000    rehire bonus
  11/5/97     Herman S. Sandler          300,000    loan consideration
  12/8/97     Michael S. Rosenblum        40,000    legal services
  12/8/97     Ira Jay Mitchell            75,000    management/relocation
                                                      consulting services
  12/8/97     Fred Reno                   30,000    law enforcement consultant
  12/8/97     Peter S. Gold              200,000    marketing consultant
  1/14/98     Allan Stone & Company       25,000    public relations
  3/20/98     Guohong Wang                12,000    organic chemist consultant
  3/20/98     Lonna Williams               5,000    marketing consultant
   4/8/98     The Kriegsman Group         80,000    investor relations
   4/8/98     Ambient Capital Group,      20,000    investor relations
              Inc.
   7/8/98     Global Consultants         239,452    financial public relations
   7/8/98     WebStNews.com, Inc.        100,000    Web site
  9/11/98     Dean Erickson              100,000    investor relations
 12/14/98     Ira Jay Mitchell            50,000    finder's fee
   1/8/99     Guohong Wang                 6,000    organic chemist consultant
   1/8/99     Fred Reno                   30,000    law enforcement/public
                                                      relations consultant

          (c) None of the Warrants were sold for cash, the consideration therefor being the services described in paragraph 6(b) of this Item 15 and there were no underwriting discounts or commission.

          (d) The Company claims that each of the grants of a Warrant was exempt from the registration requirements of the Securities Act pursuant to
     Section 4(2) thereof, each grant constituting a transaction by an issuer not involving any public offering.

          7. (a) On January 21, 1999, the Company issued Common Stock purchase warrants (the "Finder's Warrants") to purchase an aggregate of 447,000 shares of the Common Stock. Each Finder's Warrant expires January 20, 2004 and has an exercise price of $2.41 per share.

          (b) There were no underwriters for the grants of the Finder's Warrants, which were granted as finder's fees in connection with the placement described in paragraph 5 of this Item 15, to the following persons or entities:

                                                        NUMBER
NAME OF FINDERS                                        OF SHARES
---------------                                        ---------
Ambient Capital Group, Inc. .........................    10,000
Corporate Capital Management, L.L.C. ................    14,000
Charles Dargan.......................................    56,000
Global Capital Corporation...........................    42,275
The Gramercy Partnership, L.L.C. ....................   144,338
The Kriegsman Group..................................    40,000
Libra Finance S.A....................................    42,275
Ira Jay Mitchell.....................................    50,000
Online Capital GmbH..................................    48,112

          (c) None of the Finder's Warrants were sold for cash, the consideration therefor being a finder's fee for obtaining subscriptions in the private placement described in paragraph 5 of this Item 15 and there were no underwriting discounts or commissions.

          (d) The Company claims that each of the grants of a Finder's Warrant was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, each grant constituting a transaction by an issuer not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

All of the following exhibits designated with a footnote reference are incorporated herein by reference to a prior effective registration statement filed under the Securities Act or a periodic report filed by the Company or SAT pursuant to Section 13 or 15(d) of the Exchange Act. If no footnote reference is made, the exhibit is filed with this Registration Statement.

EXHIBIT
 NUMBER                                   EXHIBITS
-------                                   --------
2(b)       --   Agreement and Plan of Merger dated as of April 23, 1996 by and among SAT, U.S. Drug Acquisition Corp. and the
                Company.(1)
2(b)(1)    --   Agreement and Plan of Merger dated as of February 17, 1997 by and among SAT, U.S. Drug Acquisition Corp. and the
                Company.(2)
3(a)       --   Copy of Certificate of Incorporation of the Corporation as
                filed in Delaware on October 8, 1992.(3)
3(a)(1)    --   Copy of Amendment to the Certificate of Incorporation as
                filed in Delaware on October 13, 1992.(3)
3(a)(2)    --   Copy of Amendment to Certificate of Incorporation filed in
                Delaware on February 25, 1998.(4)
3(a)(3)    --   Copy of Amendment to Certificate of Incorporation as filed in Delaware on January 19, 1999.(5)

EXHIBIT
 NUMBER                                   EXHIBITS
-------                                   --------
3(b)       --   Copy of By-Laws of the Company.(3)
5(a)       --   Opinion of Wachtel & Masyr, LLP.
10(a)      --   Copy of License Agreement dated January 24, 1992 by and
                between the U.S. Navy and SAT. (Confidential Treatment
                Requested for Exhibit.)(3)
10(a)(1)   --   Copy of Amendment dated March 15, 1994 to License Agreement filed as Exhibit 10(a) hereto.(1)
10(a)(2)   --   Copy of Amendment dated June 16, 1995 to License Agreement filed as Exhibit 10(a) hereto.(1)
10(a)(3)   --   Copy of Letter dated May 15, 1995 from the USN to SAT.(1)
10(a)(4)   --   Copy of Fifth Modification dated November 12, 1997 to
                License Agreement filed as Exhibit 10(a) hereto.(4)
10(b)      --   Copy of Assignment dated as of January 1, 1993 between the
                Company and SAT of Licensing Agreement filed as Exhibit
                10(a) hereto.(3)
10(b)(1)   --   Copy of Amended Sublicense Agreement dated September 23,
                1993 superseding the Assignment filed as Exhibit 10(b)
                hereto.(1)
10(b)(2)   --   Copy of Approval dated September 24, 1993 by the USN of
                Amended Sublicense Agreement filed as Exhibit 10(b)
                hereto.(1)
10(c)      --   Copy of Cooperative Research Agreement (the "CRDA
                Agreement") dated April 16, 1992 by and between Naval
                Research Laboratory Section, United States Department of the
                Navy, and SAT.(3)
10(d)      --   Copy of Management Agreement dated April 1, 1993 by and
                between the Company and SAT.(3)
10(d)(1)   --   Copy of Amendment dated July 20, 1993 to Management Services filed as Exhibit 10(d) hereto.(3)
10(e)      --   Copy of Lease expiring January 31, 1997 by and between
                Rancho Cucamonga Business Park (now The Realty Trust) as
                landlord and SAT as Tenant(6)
10(e)(1)   --   Copy of Lease Modification Agreement to Lease filed as
                Exhibit 10(e) hereto.(7)
10(e)(2)   --   Copy of Sub-Lease Agreement dated as of January 1, 1993 by and between SAT as sub-landlord and the Company as
                subtenant.(3)
10(e)(3)   --   Copy of Third Amendment dated January 2, 1997 to Lease filed as Exhibit 10(e) hereto.(8)
10(e)(4)   --   Copy of Fourth Amendment dated November 3, 1997 to Lease
                filed as Exhibit 10(e) hereto.(4)
10(e)(5)   --   Copy of Fifth Amendment dated April 18, 1998 to Lease filed as Exhibit 10(e) hereto. (5)
10(f)      --   Form of Warrant Agreement by and between the Company and
                Baraban Securities, Incorporated.(3)
10(f)(1)   --   Form of Common Stock purchase warrant expiring October 13,
                1998 of the Company.(3)
10(g)      --   Copy of the Company's 1994 Stock Option/Stock Issuance
                Plan.(9)
10(g)(1)   --   Form of Stock Option expiring October 2, 2004 of the
                Company.(9)

EXHIBIT
 NUMBER                                   EXHIBITS
-------                                   --------
10(g)(2)   --   Copy of the Company's 1997 Stock Option Plan.(4)
10(g)(3)   --   Form of Stock Option used under Plan filed as Exhibit
                10(g)(2).
10(h)      --   Copy of Employment Agreement dated March 1, 1993 between
                Doug Allen, SAT and the Company.(1)
10(i)      --   Copy of Severance Agreement dated as of October 27, 1997
                between the Company and Linda H. Masterson. (4)
10(j)      --   Copy of Severance Agreement dated as of October 24, 1997
                between the Company and William B. Benken.(4)
10(k)      --   Copy of Agreement dated December 1, 1998 between Burrill &
                Company and the Company.(5)
23(a)      --   Consent of Wachtel & Masyr, LLP is included in its opinion filed as Exhibit 5.
23(b)      --   Consent of Ernst & Young LLP
23(c)      --   Consent of Wolinetz, Gottlieb & Lafazan, P.C.

-------------------------

(1) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

(2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

(3) Filed as an exhibit to the Company's Registration Statement on Form SB-2, File No. 33-61786, and incorporated herein by this reference.

(4) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

(5) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

(6) Filed as an exhibit to SAT's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and incorporated herein by this reference.

(7) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by this reference.

(8) Filed as an exhibit to SAT's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by this reference.

(9) Filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 33-89346.

(b) FINANCIAL STATEMENT SCHEDULES.

Financial Statement Schedules are omitted as they are not required, are inapplicable, or the information is included in the financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on February 18, 1999.

                                          LIFEPOINT, INC.
                                          (Registrant)

                                          By:     /s/ LINDA H. MASTERSON
                                             -----------------------------------
                                          Name: Linda H. Masterson
                                          Title: President and Chief Executive
                                          Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on February 18, 1999.

                     SIGNATURE                                           TITLE
                     ---------                                           -----
              /s/ LINDA H. MASTERSON                      President (Principal Executive
---------------------------------------------------         Officer) and a director
                Linda H. Masterson

                  Position Vacant                         Principal Financial and Accounting
                                                            Officer

                 /s/ PETER S. GOLD                        Director
---------------------------------------------------
                   Peter S. Gold

              /s/ JONATHAN J. PALLIN                      Director
---------------------------------------------------
                Jonathan J. Pallin

                 /s/ PAUL SANDLER                         Director
---------------------------------------------------
                   Paul Sandler

                                 EXHIBIT INDEX

                                LIFEPOINT, INC.

                       REGISTRATION STATEMENT ON FORM S-1
              EXHIBITS FILED WITH FORM S-1 REGISTRATION STATEMENT

                                                                       PAGE
NUMBER                            EXHIBIT                             NUMBER
------                            -------                             ------
  5     Opinion of Wachtel & Masyr, LLP                                E-2
 23(b)  Consent of Ernst & Young LLP                                   E-4
 23(c)  Consent of Wolinetz, Gottlieb & Lafazan, P.C.                  E-5

                                       E-1